                                                                    EXHIBIT 99.4
        CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK

            APPLICATION FOR ISSUANCE OF RATE REDUCTION BONDS

              FORM A: GENERAL, FINANCING ORDER, & PART ONE


May 6, 1997

     Pursuant to the provisions of AB 1890 (chapter 854, Statutes of 1996), San Diego Gas & Electric hereby makes application to the California Infrastructure and Economic Development Bank ("Bank") for issuance of Rate Reduction Bonds ("RRBs") by the Bank or a special purpose trust to be established by the Bank.

     Attached to this Application is all of the information requested by the Bank in Part One of the Application for Issuance of RRBs.

     Accompanying this Application is the required initial application fee of $50,000 payable to the Bank. We acknowledge that the Bank's costs of issuance, including administrative, legal and financial advisory expenses, will be paid from the proceeds of the RRBs upon closing. In addition, the Bank's annual ongoing administrative, legal and financial advisory expenses related solely to the RRB issuance will be provided for as an ongoing expense of the transaction to be recovered from fixed transition amount charges paid by residential and small commercial customers in SDG&E's service territory.



                                       /s/ James H. Montgomery

                                       for Charles A. McMonagle
                                           Manager - Financial Services

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
            -------------------------------------------------------

           SDG&E'S APPLICATION FOR ISSUANCE OF RATE REDUCTION BONDS
           --------------------------------------------------------

                            I.  GENERAL INFORMATION
                            -----------------------

1.   Date of application:                May 6, 1997

2.   Identification of applicant:        San Diego Gas & Electric

3.   Address of applicant:               mailing address:  P.O. Box 1831
                                                           San Diego, CA  92112

                                         street address:  101 Ash Street
                                                          San Diego, CA 92101

4.   Contact person who can respond      Jim Montgomery, Principal Financial
      to questions on the application                    Analyst

5.   Phone Contact                       (619)-696-4527

6.   Facsimile Contact                   (619)-696-4899

7.   E-mail address                      JMONTGOM@SDGE.COM

8.   Long-term and short-term senior     for SDG&E:
      unsecured debt ratings of the
      applicant or its parent
                                                        Long-Term    Short-Term
                                                        ---------    ----------
                                         S&P                A           A-1
                                         Moody's            A2          P-1

              II.  INFORMATION ON APPLICATION FOR FINANCING ORDER
              ---------------------------------------------------

1. Date of application to the California Public Utilities Commission for a Financing Order.

     Response
     --------

     May 6, 1997

2. Please attach a copy of the application for the Financing Order including all attachments and exhibits. If the application for Financing Order has not been made, please provide the Bank with a copy of the application as soon as it has been filed.

     Response
     --------

     A copy of SDG&E's application with the California Public Utilities Commission is contained in Attachment A.

3. Please keep the Bank informed of any written communication with the CPUC regarding the Financing Order. Send two copies of all communication to and from the CPUC to Glenn Stober, California Trade and Commerce Agency, 801 K Street, Suite 1700, Sacramento, CA 95814.

     Response
     --------

     Attachment B contains:

     A.  March 4, 1997 announcement of CPUC workshops

     B.  March 14, 1997 joint workshop comments filed by utilities

     C. April 8, 1997 ORA data request (SDG&E will provide a copy of its response when it is delivered to the ORA.)

     D. April 23, 1997 Administrative Law Judge Resolution (addresses procedural matters for processing CPUC Financing Order applications by utilities)

     E.  April 24, 1997 summary of CPUC workshops

     SDG&E further acknowledges that it will continue to keep the Infrastructure Bank informed of all written communication with the CPUC regarding the Financing Order.

                      III. APPLICATION FORM A - PART ONE
                      ----------------------------------

1.   Par amount (or maximum amount) of RRBs expected to be applied for in Part
     Two.

     Response
     --------

     SDG&E expects to apply for Rate Reduction Bonds in the aggregate principal amount of up to $800 million, with such Bonds to be issued in one or more series or classes.

2. Identify proposed financing entity ((i) the Bank; (ii) a special purpose trust established by the Bank or (iii) another entity). If proposed financing entity is a special purpose trust, describe the intended legal structure for the special purpose trust.

     Response
     --------

     SDG&E proposes that either the Infrastructure Bank itself or a special purpose trust authorized by the Infrastructure Bank act as the financing entity for the Rate Reduction Bonds. The special purpose trust (which could be a trust, corporation or other entity as provided under AB 1890) would be a bankruptcy remote single purpose legal entity established solely for the purpose of issuing the Rate Reduction Bonds. SDG&E notes that a variety of issues relating to the structure of the special purpose trust will need to be discussed with the Infrastructure Bank and its counsel.

3. Is additional legislative action required in order to proceed with the issuance of the RRBs?

     Response
     --------

     Senate Bill 477 has been proposed to implement some technical amendments to portions of Assembly Bill 1890 which relate to the Rate Reduction Bonds. SB 477 would aid in the issuance of the Rate Reduction Bonds by making it clear that any entity authorized by the Infrastructure Bank could issue the Bonds, by clarifying the definition of Transition Property, and by clarifying and supplementing the bankruptcy provisions.

4. Provide a financing schedule showing all activities leading to the issuance of each series of RRBs subject to this application.

     Response
     --------

     See financing schedule in Attachment C.

5. Identify the proposed financing team members including utility counsel, senior managing underwriter, any co-managers, underwriters' counsel and trustee. If one or more of these participants has not been identified, please describe the process to be followed to come up with a proposed firm.

     Response
     --------

     Utility Legal Counsel - O'Melveny & Myers
     Lead Underwriter and Financial Advisor - Morgan Stanley
     Co-Lead Underwriter - Being selected by the California Treasurer's Office Co-Underwriters - Being selected by the California Treasurer's Office Underwriters' Counsel - Cravath, Swaine & Moore
     Bond Trustee - Being selected by the California Infrastructure Bank

6. List any remaining "open items" yet to be resolved by the applicant including tax and accounting treatment and regulatory approvals, the anticipated date of resolution, the intended resolution and the impact on the proposed financing if the intended resolution is not obtained.

     Response
     --------

     A. Income Taxes: All three affected utilities have filed ruling requests
        ------------
        with the Internal Revenue Service. These requests seek IRS concurrence that the utilities will not be taxed upon the issuance of Rate Reduction Bonds, but that the utilities instead will have taxable income as they become entitled to bill customers the FTA Tariff that will be used to pay debt service on the Rate Reduction Bonds. SDG&E hopes to receive a favorable response from the IRS in about the third quarter of 1997. Even if an unfavorable response is obtained, it may be possible to adjust the terms of the financing such that the IRS would provide the desired ruling. It is possible that the IRS could decline to rule upon the utilities' request, in which case the utilities would expect to rely on a strong opinion of legal counsel regarding the tax treatment.

        The utilities also plan to request similar clarifications from the California Franchise Tax Board. This additional clarification is expected prior to the issuance of the Rate Reduction Bonds. If a favorable clarification is not forthcoming, SDG&E may modify the transaction to eliminate the risk of current taxation.

     B. Bankruptcy:  We are currently working with counsel on a draft of a
        ----------
        bankruptcy opinion to be provided at the time the Rate Reduction Bonds are issued. The opinion should provide that the transfer of the Transition Property from SDG&E to the Special Purpose Entity constitutes a "true sale" for purposes of bankruptcy law. This would mean that in the case of SDG&E's bankruptcy, the Transition Property and the related tariff revenues would not be part of the bankruptcy estate of SDG&E and thus, would be unavailable for the satisfaction of SDG&E's creditors. If such an opinion is available, the Rate Reduction Bonds can be issued with a higher credit rating than SDG&E's debt, and the credit rating for SDG&E's existing debt would not be impacted by issuing the Rate Reduction Bonds. If we cannot get this opinion, the Rate Reduction Bonds would be issued at a lower credit rating and a higher interest rate.

     C. Regulatory Approvals:  SDG&E must obtain the California Public Utilities
        --------------------
        Commission's approval of its Rate Reduction Bond application which is being submitted concurrently with this Application. A copy of SDG&E's CPUC application is contained in Attachment A. It is expected that the CPUC will issue a decision on this application in early September. We currently expect to receive a favorable decision from the CPUC, and need to have such a decision before the Rate Reduction Bonds can be issued. As noted in Attachment C, the approvals of the Infrastructure Bank and the State Treasurer's Office are also necessary for issuance of the Rate Reduction Bonds.

     D. SEC Registration: The public sale of Rate Reduction Bonds must be
        ----------------
        cleared by the Securities and Exchange Commission. SDG&E is working with counsel to prepare a registration statement relating to the sale of the Rate Reduction Bonds. This registration statement will describe all aspects of the Rate Reduction Bonds that are material to investors and will be filed with and reviewed by the SEC. SDG&E will respond to the SEC's comments and make requested changes to the disclosure. Once disclosure issues are resolved with the SEC, the SEC will declare the registration "effective," and the Rate Reduction Bonds can be sold to the public. SDG&E anticipates filing with the SEC by the end of June and estimates effectiveness by mid-September. Alternatively, Rate Reduction Bonds may be sold privately in Rule 144A transactions to "qualified institutional buyers," or to "accredited investors" under Regulation D.


     E. Servicing Issues:  The utilities face a variety of issues related to the
        -----------------
        servicing and collections of the FTA Tariff. It is not clear when these issues will be resolved. An adverse resolution could prevent the issuance by the rating agencies of the desired rating of the Rate Reduction Bonds.

                                  ATTACHMENT A

            SDG&E'S CPUC APPLICATION TO ISSUE RATE REDUCTION BONDS

                                 ATTACHMENT B

                       WRITTEN COMMUNICATIONS WITH CPUC

                  BEFORE THE PUBLIC UTILITIES COMMISSION OF
                            THE STATE OF CALIFORNIA

Order Instituting Rulemaking on the
Commission's Proposed Policies
Governing Restructuring California's                   R.94-04-031
Electric Services Industry and                  (Filed April 20, 1994)
Reforming Regulation.
-------------------------------------

Order Instituting Investigation on
the Commission's Proposed Policies
Governing Restructuring California's                   I.94-04-032
Electric Services Industry and                  (Filed April 20, 1994)
Reforming Regulation.
-------------------------------------


                       ADMINISTRATIVE LAW JUDGE'S RULING
                       ---------------------------------

     Commission staff will hold a workshop on March 20, 1997 and March 21, 1997, if required, at 9:30 a.m., in the Commission's offices at 505 Van Ness Avenue, San Francisco, California. The workshop will focus on implementation of Public Utilities (PU) Code sections 840-847. PU Code section 841(a) requires electric utilities to file applications for financing authority with the Commission by June 1, 1997. The Commission must act on these applications within 120 days of filing. If the Commission approves the applications, rate reduction bonds may be issued in coordination with the California Infrastructure and Economic Development Bank (Bank).

     To provide a basis for workshop discussion, utilities shall serve on the industry restructuring service list (R.94-04-031/I.94-04-032) comments that provide the following:

1. A brief description of the application and rate reduction bond issuance process, as envisioned by each utility. This should include the roles of the utilities, Bank, Commission and any other entities. This should include the roles of the utilities, Bank, Commission and any other entities. This should also list types of information that must be included in applications for financing authority.

2. Estimates of the total amount to be financed and the estimated dates of all tranches or installments. In particular, utilities should indicate amounts to be financed (i) before January 1, 1998, and (ii) after that date. Provide an explanation of the basis for such timing. Also, explain the proposed ratemaking treatment with respect to competition transition charge
     (CTC) ratemaking mechanisms and the financial reporting for the issuance of rate reduction bonds and their proceeds.

3. The expected ratepayer savings or benefit, if any, from use of rate reduction bonds compared to other alternatives. These estimated savings should be presented in terms both of rate impacts and the net present value of financing costs. Separate analyses must be provided with respect to rate reduction bonds that might be issued before and after any 10% reduction in rates for residential and small commercial customers. These examples should provide the assumptions used in deriving the estimates and a basis for assessing whether these assumptions are reasonable. At a minimum, explain assumptions regarding:

     a. The allocation between ratepayers and shareholders of the transaction costs associated with the issuance of rate reduction bonds, including, without limitation, anticipated underwriting discounts and commissions, and all other costs of issuance that would be reportable pursuant to Item 511 of Regulation S-K of the Securities and Exchange Commission.

     b. The rating to be sought for, and interest rate payable on, or discount from the face amount of, the rate reductions bonds.

     c.   The tax treatment for the rate reduction bonds and amounts financed.


     d. The societal discount rate used in bringing costs and benefits to present value dollars.

     e. The time horizon for recovery of financed amounts and the retirement of rate reduction bonds.

     f. The rate of return that would apply to amounts financed if such amounts were recovered through the CTC or another ratemaking mechanism instead of rate reduction bonds.

4. A description of the cash flow, servicing, and legal structure of "asset-backed" securities, and an explanation of a "true sale" and bankruptcy requirements, particularly in light of how they would relate to regulatory tracking and balancing accounts.

Comments shall be limited to 25 pages. The utilities shall serve these comments by March 14, 1997.

          Utility comments will provide a starting point and background for workshop discussion. Workshop discussion is not intended to resolve issues; rather, it is intended to assess the scope and nature of issues. With this in mind, workshop participants should be prepared to discuss the following questions at the workshop:

1. Is the utility description of the application and rate reduction bond issuance process at an appropriate level of detail? What additional information, if any, should be included with the applications for financing authority?

2.   What proof must the utilities provide in order to obtain a financing order?
     Specifically:

     a. What constitutes a savings or benefit to the ratepayers within the meaning of PU Code section 841(a) and related requirements?

     b. Are the estimates of the expected ratepayer benefits from rate reduction bonds appropriate? Are they sound?

     c. Would the actual usage of the proceeds of rate reduction bond sales be relevant to the analysis that rate reduction bonds provide a ratepayer benefit? How?

3. After issuance of any rate reduction bonds that may be used to achieve a 10% rate reduction for residential and small commercial customers, under what circumstances might utilities seek additional financing authority during the transition period? Should there be limitations on the kinds and amounts of costs that could be financed in any transition period financing authorizations? What is the appropriate procedural forum in which these applications might be reviewed?

4. What balancing account treatment, if any, should apply to the time value of money between the collection of revenues to service rate reduction bonds and the payment of rate reduction interest and repayment of principal? In particular:

          a. How would the characteristics of asset-backed securities fit with Commission balancing or tracking accounts?

          b. Are there specific considerations with regard to true sale and bankruptcy requirements?

     5. What mechanism, if any, needs to be in place to address any over-or under-collections from customers of the revenues to service rate reduction bonds and the payment of rate reduction bond interest and principal? In particular:

          a.   How would any true-up collection and repayment take place?

          b.   How often should true-ups occur?

          c. What procedural forum would be used to review and carry out any true-up?

     6. Could rate reduction bonds result in market distortions or competitive advantage to incumbent utilities? If so, how would this occur? How would these considerations be counted against estimated ratepayer benefits associated with rate reduction bonds? Are there practical mitigation measures short of denying applications for financing authority?

     7. Are there additional standards of review or considerations that the commission should apply in evaluating utility applications for financing authority?

     8. How should issuers of rate reduction bonds be treated with respect to affiliate transaction rules?

          The workshop is also intended to provide an opportunity for parties to reach agreement on some issues, which will enhance and focus the Commission's review of utility applications for financing authority. Parties are encouraged to work together both before and after the workshop to reach agreement on issues. Utilities are encouraged to work together to achieve uniformity in their applications for financing authority and incorporate any agreements that can be achieved among a broad representation of parties

     The Commission Auditorium is wheelchair accessible. Any member of the public may attend the workshop. The Bank is invited to participate through its staff at the Trade and Commerce Agency. State Treasurer's Office, and Department of Finance. In the absence of a motion of the Bank to be recognized as a party to this proceeding, such staff shall be accorded the statue of Commission staff with respect to state service. A workshop agenda will not be available until commencement of the workshop. For more information contact Julie Halligan via e-mail, at jmb@cpuc.ca.gov: facsimile, at (415) 703-1184; or telephone, at (415) 703-2776.

          Therefore IT IS RULED that:

     1. On March 20, 1997 and March 21, 1997, if necessary, Energy Division staff shall conduct a workshop to clarify issues associated with Public Utilities Code sections 840-847.

     2. By March 14, 1997, utilities shall serve comments to the industry restructuring service list in this docket that provide the information required herein, subject to length and limitations, as detailed herein.

     3. No copies of comments shall be served on the undersigned. In addition to all other copies required, 15 copies shall be served on Julie Halligan, California Public Utilities Commission, 505 Van Ness Avenue, San Francisco, California 94102.

          Dated March 4, 1997, at San Francisco, California.

                                             /s/ Richard Careaga
                                        -------------------------------
                                                 Richard Careaga
                                            Administrative Law Judge

                            CERTIFICATE OF SERVICE
                            ----------------------

     I certify that I have by mail this day served a true copy of the original attached Administrative Law Judge's Ruling on all parties of record in this proceeding or their attorneys of record.

     Dated March 4, 1997, at San Francisco, California.

                                               /s/ Teresita C. Gallardo
                                              ----------------------------
                                                   Teresita C. Gallardo


                                    NOTICE
                                    ------

               Parties should notify the Process Office, Public Utilities Commission, 505 Van Ness Avenue, Room 2000, San Francisco, CA 94102, of any change of address to insure that they continue to receive documents. You must indicate the proceeding number of the service list on which your name appear.

               *************************************************

               The Commission's policy is to schedule hearings (meetings, workshops, etc.) in locations that are accessible to people with disabilities. To verify that a particular location is accessible, call:
               Calendar Clerk (415) 703-1203.

               If specialized accommodations for the disabled are needed, e.g., sign language interpreters, those making the arrangements must call the Public Advisor at (415) 703-2074 or TDD# (415) 703-2032
               five workings days in advance of the event.

[LETTERHEAD OF EDISON}


                                March 14, 1997

Docket Clerk
California Public Utilities Commission
505 Van Ness Avenue
San Francisco, California 94102

     RE: R.94-04-031/I.94-04-032

Dear Docket Clerk:

          Enclosed for filing with the Commission are the original and five copies of the JOINT COMMENTS OF PACIFIC GAS AND ELECTRIC COMPANY (U 39 M), SAN DIEGO GAS AND ELECTRIC COMPANY (U 902-E), AND SOUTHERN CALIFORNIA EDISON COMPANY (U 338-E) REGARDING AIJ'S RULING ON RATE REDUCTION BOND WORKSHOP in the above-reference proceeding.

          We request that a copy of this document be file-stamped and returned for our records. A self-addressed, stamped envelope is enclosed for your convenience.

          Your courtesy in this matter is appreciated

                                        Very truly yours,

                                        /s/ Bruce A Reed

                                        Bruce A. Reed

Enclosures

cc: ALL PARTIES OF RECORD -- GENERAL RESTRUCTURING SERVICE LIST
(U 338-E)

BEFORE THE PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA

                                             )
Order instituting Rulemaking on the          )
Commission's Proposed Policies Governing     )             R.94-04-031
Restructuring California's Electric Services )       (Filed April 20,1994)
Industry and Reforming Regulation.           )
                                             )
-------------------------------------------  )
                                             )
Order Instituting Investigation on the       )
Commission's Proposed Policies Governing     )             I.94-04-032
Restructuring California's Electric Services )       (Filed April 20,1994)
Industry and Reforming Regulation.           )
                                             )
-------------------------------------------  )


              JOINT COMMENTS OF PACIFIC GAS AND ELECTRIC COMPANY
              --------------------------------------------------
          (U 39MD), SAN DIEGO GAS AND ELECTRIC COMPANY (U 902-E), AND
          -----------------------------------------------------------
            SOUTHERN CALIFORNIA EDISON COMPANY (U 338-E) REGARDING
            ------------------------------------------------------
                 ALJ'S RULING ON RATE REDUCTION BOND WORKSHOP
                 --------------------------------------------

MICHELLE L WILSON                            STEVE NELSON
MARK HUFFMAN

Attorneys for                                Attorney for
PACIFIC GAS AND ELECTRIC                     SAN DIEGO GAS AND ELECTRIC
COMPANY                                      COMPANY

                                             BRUCE A. REED

                                             Attorney for
                                             SOUTHERN CALIFORNIA EDISON
                                             COMPANY

                                                  2244 Walnut Grove Avenue
                                                  Post Office Box 800
                                                  Rosemead, California 91770
                                                  Telephone: (818) 302-4183
                                                  Facsimile: (818) 302-7740

Dated:  March 14,1997

                               TABLE OF CONTENTS

SECTION                          TITLE                                  PAGE
-------                          -----                                  ----
I.   QUESTION 1 AND JOINT UTILITY RESPONSE............................... 2

     A.   Application And Rate Reduction Bond Issuance Process........... 2

          1.   Summary Of Transaction.................................... 2

          2.   Legal Structure........................................... 3

          3.   Milestones................................................ 4

     B.   Roles Of Various Entities...................................... 6

     C.   Information Included In Applications To The Commission......... 6

II.  QUESTION 2 AND JOINT UTILITY RESPONSE............................... 7

     A.   Total Amount And Timing Of Financings.......................... 7

     B.   Proposed Ratemaking Treatment.................................. 8

     C.   Financial Reporting............................................ 9

III. QUESTION 3 AND JOINT UTILITY RESPONSE............................... 9

     A.   Expected Customer Savings, Estimates of Amounts to be
          Financed, And Key Assumptions..................................10

     B.   Example Sizing And Customer Benefit Calculation For Rate
          Reduction Bonds................................................11

     C.   Answers to Subparts Of Question 3..............................14

          1.   Allocation Of Transaction Costs...........................14

          2.   Rating And Interest Rate..................................14

          3.   Tax Treatment.............................................14

          4.   Discount Rate.............................................15

          5.   Recovery Period...........................................15

          6.   Rate Of Return Applied To Financed Amounts................15

                           TABLE OF CONTENTS (cont.)

SECTION                          TITLE                                   PAGE
-------                          -----                                   ----
IV.  QUESTION 4 AND JOINT UTILITY RESPONSE...............................15

     A.   True Sale And Bankruptcy Requirements..........................16

     B.   Servicing Costs and Cash Flow Benefits.........................16

V.   CONCLUSION..........................................................17

Appendix A -- Rate Reduction Bonds -- Transaction Structure

Appendix B -- Rate Reduction Bond Financing -- Roles of the Various Entities

Appendix C -- SDG&E Rate Reduction Bond Sizing Analysis

       BEFORE THE PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA

                                             )
Order Instituting Rulemaking on the          )
Commission's Proposed Policies Governing     )         R.94-04-031
Restructuring California's Electric Services )     (Filed April 20, 1994)
Industry and Reforming Regulation.           )
                                             )
-------------------------------------------  )
                                             )
Order Instituting Investigation on the       )         I.94-04-032
Commission's Proposed Policies Governing     )     (Filed April 20, 1994)
Restructuring California's Electric Services )
Industry and Reforming Regulation.           )
                                             )
-------------------------------------------  )


         JOINT COMMENTS OF PACIFIC GAS AND ELECTRIC COMPANY (U 39 M).
         ------------------------------------------------------------
          SAN DIEGO GAS AND ELECTRIC COMPANY (U 902-E), AND SOUTHERN
          ----------------------------------------------------------
          CALIFORNIA EDISON COMPANY (U 338-E) REGARDING ALJ'S RULING
          ----------------------------------------------------------
                        ON RATE REDUCTION BOND WORKSHOP
                        -------------------------------

     Pursuant to the March 4, 1997 ruling of Administrative Law Judge Richard Careaga, Pacific Gas and Electric Company (PG&E), San Diego Gas and Electric Company (SDG&E), and Southern California Edison Company (Edison) hereby file comments in response to the ALJ's ruling. The information required by the ALJ's ruling (indicated by bold, indented typeface) and the joint utility responses are provided below. The formal requests for Financing Orders by each utility responses are provided below. The formal requests for Financing Orders by each will include additional details. These responses summarize the current information and expectations of each utility and are therefore subject to modification when each utility makes its formal application.

                                      L.

                    QUESTION 1. AND JOINT UTILITY RESPONSE
                    --------------------------------------

          1.   A BRIEF DESCRIPTION OF THE APPLICATION
          AND RATE REDUCTION BOND ISSUANCE PROCESS, AS
          ENVISIONED BY EACH UTILITY. THIS  SHOULD INCLUDE
          THE ROLES OF THE UTILITIES, BANK, COMMISSION
          AND ANY OTHER ENTITIES. THIS SHOULD ALSO LIST
          TYPES OF INFORMATION THAT MUST BE INCLUDED IN
          APPLICATIONS FOR FINANCING AUTHORITY.

A.   APPLICATION AND RATE REDUCTION BOND ISSUANCE PROCESS
     ----------------------------------------------------

     1.   SUMMARY OF TRANSPORTATION
          -------------------------

          Assembly Bill (AB) 1890 requires and enables electric utilities to finance a portion of their Transition Costs/1/ through the issuance of debt securities, known as Rate Reduction Bonds. In connection with the issuance of Rate Reduction Bonds, AB 1890 requires utilities to reduce rates for residential and small commercial customers by at least 10 percent for the period from 1998 through March 31, 2002 (hereinafter, the "rate freeze period"), unless the rate freeze is terminated earlier. Essentially, a portion of Transition Costs is to be financed at an interest rate that is lower than the utility's authorized return on Transition Costs. The Rate Reduction Bonds will deliver the 10 percent rate reduction by reducing the carrying cost of that portion of the utility's Transition Costs in this manner, and also by spreading out the recovery of that portion of Transition Costs over the term of the bonds. Residential and small commercial customers will remain responsible for repayment of the bonds through separate, nonbypassable charges called Fixed Transition Amount

________________

/1/ Capitalized terms are defined in PU Code (S) 840, Government Code (S) 63010, or within these comments.

(FTA) charges which will be subject to an adjustment procedure at least on an annual basis over the term of the bonds. The Fixed Transition Amount charges will be used as security for the Rate Reduction Bonds. The net effect of the transaction will be to accelerate a reduction in electricity rates for residential and small commercial customers, and to provide net present value benefits to them over the term of the Rate Reduction Bonds.

2.   LEGAL STRUCTURE
     ---------------

     Appendix A provides a schematic of the structure of the transaction as is currently being proposed by the utilities for the Rate Reduction Bonds. This structure is subject to change as a result of the final outcomes of several regulatory reviews and proceedings.

     In Step 1 of this process, the utility will form a Special Purpose Entity
(SPE) that will be consolidated with the utility for financial reporting purposes, but will be a legally separate entity for purposes of defining the bankruptcy estate of the utility. The utility will also transfer its rights to future FTA charges (i.e., Transition Property) to the SPE. This transfer will be a true sale, and therefore the SPE will own the Transition Property and related revenues collected by the FTA charges which will not become part of the bankruptcy estate of the utility and will not be available for satisfaction of the utility's creditors. In order to obtain from credit rating agencies a higher credit rating on the Rate Reduction Bonds than on the debt of the utilities, credit rating agencies will except to receive an opinion of counsel confirming the true sale of the Transition Property from the utility to the SPE at the time the Rate Reduction Bonds are issued. Although the utility will act as servicer for the bonds (See Section IV.B, below) by collecting the FTA charges, for legal purposes the funds will not be part of the utility's revenues or assets.

     In Step 2, the SPE will issue secured debt to the bond issuer, approved by the California Infrastructure and Economic Development Bank (Bank) as a Special Purpose Trust (SPT) or another Financing Entity approved by the Bank. The SPE Debt will be secured by the Transition Property.

     In Step 3, the SPT, whose sole purpose will be to issue Rate Reduction Bonds for one utility, will then issue Rate Reduction Bonds to investors. The Rate Reduction Bonds will be secured buy the SPE debt. The debt issued by the SPT will "mirror" the debt issued by the SPE.

3.   MILESTONES
     ----------

     Besides the Commission, there are a number of entities who must be involved in the approval and issuance process for the Rate Reduction Bonds. Significant milestones in this process, including several which have already occurred as well as those that will occur in the future, are described in the following paragraphs.

     On November 15, 1996, PG&E, SDG&E and Edison submitted a letter to the Securities and Exchange Commission (SEC) regarding the accounting treatment for the proposed Rate Reduction Bonds transaction. By this letter, the utilities sought confirmation that the transaction would be treated for financial reporting purposes as a sale of regulatory assets. On February 5, 1997, the SEC denied the utilites' request. As a result, the amount financed will be recorded as debt for financial reporting purposes.

     In February 1997, PG&E, SDG&E, and Edison submitted ruling requests to the Internal Revenue Service (IRS) regarding the federal income tax consequences of the proposed Rate Reduction Bond transaction. By these requests, the utilities sought confirmation for federal income tax purposes that the debt securities issued by the SPE will be treated as debt and that the FTA charges will be included in gross income for each utility in the year in which the related electrical service is provided to residential and small commercial customers. An IRS ruling is expected by the third quarter of 1997.

     Before June 1, 1997, each utility will file applications with supporting prepared testimony at the Commission which will (1) describe the proposed transactions in detail; (2) show the net ratepayer benefits that will result from the transaction; (3) propose the ratemaking treatment related to the transaction; and (4) request the tariff and other authorization procedures needed to complete the Rate Reduction Bond transaction and to provide a 10 percent rate reduction beginning on January 1, 1998 and continuing through the rate freeze period. Additional details regarding the applications for Financing Orders are provided in Section 1C, below. The Commission is required to process these applications within 120 days of the date they are filed. (PU Code (S) 841(e).) After a Financing Order has been issued, it becomes effective when each utility has filed a written consent to all of its terms and conditions. (PU Code
(S) 841(b).)

     Before June 1, 1997, each utility will also file applications to the Bank to authorize the issuance of Rate Reduction Bonds. The Bank is expected to authorize a separate Financing Entity, such as a SPT, to issue the Rate Reduction Bonds on behalf of each utility. Preliminary Bank approvals are expected within 90 days of the date of these applications.

     By the third quarter of 1997, each utility will cause a bond registration statement to be filed with the SEC with the expectation of receiving SEC approval by the fourth quarter of 1997.

     The utilities expect the Rate Reduction Bonds to be issued in the fourth quarter of 1997. The utilities will propose to implement the FTA charges as the bonds are issued by means of Advice Letter filings, and provide a

     10 percent rate reduction on eligible customers' bills effective January 1, 1998 through the rate freeze period.

B.   ROLES OF VARIOUS ENTITIES
     -------------------------

     Attached to these comments as Appendix B is a document which lists the anticipated roles of the Commission, the Bank, State Treasurer's Office as Agent For Sale, the utilities, and lead underwriters. The recommended roles attempt to minimize the overlap between jurisdictions of various entities. Consistent with AB 1890, the Commission's role covers customer benefits and ratemaking impacts, while the Bank is expected to address the mechanics of the transaction, including such considerations as issue terms, conditions, and pricing.

C.   INFORMATION INCLUDED IN APPLICATIONS TO THE COMMISSION
     ------------------------------------------------------

     The applications and supporting testimony will include information regarding the details of the transaction, use of the proceeds, statutory authority and requirements for the bond issuance and 10 percent rate reduction. Each utility will specify the forecast net benefits to residential and small commercial customers resulting from the Rate Reduction Bond transaction.

     Pursuant to statutory requirements the utilities anticipate providing sufficient information in their application and testimony so that the Commission will make the necessary findings and authorizations for the Rate Reduction Bond transaction. The following condensed outline summarizes the materials the utilities' applications are expected to discuss.

     OVERVIEW OF ASSET BACKED SECURITIES

     RATE REDUCTION BOND TRANSACTION

          STRUCTURE

          FINANCIAL ACCOUNTING CONSIDERATIONS

          BANKRUPTCY CONSIDERATIONS

          Tax Considerations

     Bond Sizing Calculation

     Customer Benefits

     10 Percent Rate Reduction

     Ratemaking

          Mechanisms to Prevent Cost Shifting and to Accrue Benefits

          Calculation of FTA Charges for Each Customer Class

          Customer Eligibility

     Credit Enhancement Process

          True-Up Mechanism for FTA Charges

          Overcollateralization

                                      II

                     QUESTION 2 AND JOINT UTILITY RESPONSE
                     -------------------------------------

          2. ESTIMATES OF THE TOTAL AMOUNT TO BE FINANCED AND THE ESTIMATED DATES OF ALL TRANCHES OR INSTALLMENTS. IN PARTICULAR, UTILITIES SHOULD INDICATE AMOUNTS TO BE FINANCED (I) BEFORE JANUARY 1, 1998, AND (II) AFTER
          THAT DATE. PROVIDE AN EXPLANATION OF THE BASIS FOR SUCH TIMING. ALSO, EXPLAIN THE PROPOSED RATEMAKING TREATMENT WITH RESPECT TO COMPETITION TRANSITION CHARGE (CTC) RATEMAKING MECHANISMS AND THE FINANCIAL REPORTING FOR THE ISSUANCE OF RATE REDUCTION BONDS AND THEIR PROCEEDS.

A.   TOTAL AMOUNT AND TIMING OF FINANCINGS
     -------------------------------------

     The utilities currently estimate that their initial issues of Rate Reduction Bonds will be as follows: PG&E - $2.8 billion, Edison - $2.3 billion and SDG&E - $0.6 billion. (See Section III for a discussion of the bond sizing analysis.)

     The utilities will be working closely with the Bank and the California State Treasurer who is the Agent for Sale on all bonds issued by the Bank or its affiliate.

The utilities are currently planning to ask that the initial series of bonds be sold by the State Treasurer during the fourth quarter of 1997 so that the financings are in place prior to the 10 percent rate reduction on January 1, 1998. Bonds would be sold in at least three separate series - one for each utility - on different issue dates. It is possible that Rate Reduction Bonds will be issued by each utility on more than one issue date depending on market conditions at the time of the issuance.
     Over the four-year Transition Cost recovery period, it is possible that the utilities may be required to issue more bonds if actual customer usage, and therefore the resulting actual total dollar amount of the 10 percent rate reduction is greater than the usage and rate reduction amounts that were forecasted when the bond issues were originally sized. The timing of such additional bond issues cannot be presently determined but those bonds would be sold prior to the end of the Transition Cost recovery period. Therefore, the utilities except to request authorizations to issue more than the amount required for initial issues. Current estimates of these amounts are as follows:
PG&E - up to $3.5 billion, Edison up to $3.0 billion and SDG&E - up to $0.8 billion. At some future date, the utilities may also apply to the Commission to finance other Transition Costs, such as QF contract buyouts. The Commission may authorize the issuance of these additional bonds based on a finding of customer benefits.

B.   PROPOSED RATEMAKING TREATMENT
     -----------------------------

     The utilities expect to propose ratemaking mechanisms that ensure Transition Cost recovery is accurately measured and that there is no cost shifting between residential and small commercial customers and other customers as a result of the Rate Reduction Bond transaction. The utilities also expect to track the 10 percent rate reduction and savings associated with the Rate Reduction Bond transaction to ensure that enough savings are produced to match the 10 percent rate reduction and that residential and small commercial customers receive all of the savings realized by the transaction.

C.   FINANCIAL REPORTING
     -------------------

     This financing will be "on balance sheet," i.e., the amounts financed will be recorded as debt of the SPE for financial reporting purposes. Because the SPE is consolidated with the utility for financial reporting purposes, such amount will also appear as debt for purposes of the utility's consolidated financial statements. The debt will be amortized as principal is paid, and interest expense will be accrued monthly. Similarly, the debt principal amortization is expected to provide a basis for amortizing Transition Costs recovered through the FTA charges. This portion of Transition Cost recovery will extend through the expected repayment period for the Rate Reduction Bonds (estimated to be through 2007). This is consistent with the economics of the proposal and AB 1890. The utility's financial statements will also include footnote disclosure that repayment of the Rate Reduction Bonds is secured by the FTA charges, which have been sold by the utility to support the bonds, and that the Rate Reduction bondholders do not have recourse to any assets or revenues of the utility.

                                      III

                     QUESTION 3 AND JOINT UTILITY RESPONSE
                     -------------------------------------

                    3. THE EXPECTED RATEPAYER SAVINGS OR BENEFIT, IF ANY, FROM USE OF RATE REDUCTION BONDS COMPARED TO OTHER ALTERNATIVES. THESE ESTIMATED SAVINGS SHOULD BE PRESENTED IN TERMS BOTH OF RATE IMPACTS AND THE NET PRESENT VALUE OF FINANCING COSTS. SEPARATE ANALYSES MUST BE PROVIDED WITH RESPECT TO RATE REDUCTION BONDS THAT MIGHT BE ISSUED BEFORE AND AFTER ANY 10% REDUCTION IN RATES FOR RESIDENTIAL AND SMALL COMMERCIAL CUSTOMERS. THESE EXAMPLES SHOULD PROVIDE THE ASSUMPTIONS USED IN DERIVING THE
                                      -9-

          ESTIMATES AND A BASIS FOR ASSESSING WHETHER THESE
          ASSUMPTIONS ARE REASONABLE. AT A MINIMUM, EXPLAIN
          ASSUMPTIONS REGARDING:

          A. THE ALLOCATION BETWEEN RATEPAYERS AND SHAREHOLDERS OF THE TRANSACTION COSTS ASSOCIATED WITH THE ISSUANCE OF RATE REDUCTION BONDS, INCLUDING, WITHOUT LIMITATION, ANTICIPATED UNDERWRITING DISCOUNTS AND COMMISSIONS, AND ALL OTHER COSTS OF ISSUANCE THAT WOULD BE REPORTABLE PURSUANT TO ITEM 511 OF REGULATION S-K OF THE SECURITIES AND EXCHANGE COMMISSION.

          B. THE RATING TO BE SOUGHT FOR, AND INTEREST RATE PAYABLE ON, OR DISCOUNT FROM THE FACE AMOUNT OF, THE RATE REDUCTIONS BONDS.

          C. THE TAX TREATMENT FOR THE RATE REDUCTION BONDS AND
          AMOUNTS FINANCED.

          D. THE SOCIETAL DISCOUNT RATE USED IN BRINGING COSTS AND BENEFITS TO PRESENT VALUE DOLLARS.

          E. THE TIME HORIZON FOR RECOVERY OF FINANCED AMOUNTS AND THE RETIREMENT OF RATE REDUCTION BONDS.

          F. THE RATE OF RETURN THAT WOULD APPLY TO AMOUNTS FINANCED IF SUCH AMOUNTS WERE RECOVERED THROUGH THE CTC OR ANOTHER RATEMAKING MECHANISM INSTEAD OF RATE REDUCTION BONDS.

A.   EXPECTED CUSTOMER SAVINGS, ESTIMATES OF AMOUNTS TO BE FINANCED, AND KEY
     -----------------------------------------------------------------------
     ASSUMPTIONS
     -----------

     The estimates of the total amounts to be financed (see Question 2) and the expected customer savings are derived from the same series of calculations for each utility. The assumptions used and results of the sizing calculation for the Rate Reduction Bonds are summarized on Table III-1. These estimates are still under evaluation and may change by the time the applications are filed. In fact, estimates of interest rate or maturity may change up until the time the Rate Reduction Bonds are issued, after the Commission has issued its Financing Orders.

     As shown in line 10 of Table III-1, the approximate amount of Rate Reduction Bonds to be issued for the 10 percent rate reduction is $2.8 billion for PG&E, $2.3 billion for Edison, and $580 million for SDG&E. We project that these issuances will produce present value savings of $400 million for PG&E customers, $380 million for Edison customers, and $60 million for SDG&E customers, at a 10 percent discount rate. AB 1890 does not provide for any aternative means of delivering a 10 percent rate reduction for residential and small commercial customers other than through the issuance of Rate Reduction Bonds as described in the legislation. As discussed above, the utilities expect to complete the transactions needed for the 10 percent rate reduction by the end of 1997.

B.   EXAMPLE SIZING AND CUSTOMER BENEFIT CALCULATION FOR RATE REDUCTION BONDS
     ------------------------------------------------------------------------

     The assumptions listed in Table III-1 are used in a bond sizing model that has been developed by the utilities. An analysis performed for SDG&E using that model is shown in Appendix C. The spreadsheet provides input assumptions on page 1, calculates the revenue requirement as if the Rate Reduction Bonds were not issued on page 2, calculates the revenue requirement with the issuance of Rate Reduction Bonds on page 3, and compares the difference in the two revenue requirements on page 4. On a forecast basis over the 1998-2001 time period, the difference in revenue requirement for the cases of not issuing versus issuing the Rate Reduction Bonds must equate to a 10 percent rate reduction. The bond sizing is arrived at through an iterative process performed by the model so that this revenue requirement difference equals the revenue reduction for the 10 percent rate decrease.

                                  TABLE III-1

               RATE REDUCTION BONDS - AMOUNT OF BONDS TO ISSUE
                            ASSUMPTIONS AND RESULTS

                          (NUMBERS SUBJECT TO CHANGE)

ASSUMPTIONS                                              PG&E                 SCE               SDG&E
-----------                                              ----                 ---               -----

1  Average annual revenue reduction                  $422 million        $355 million        $91 million
   1998-2001 for 10% rate reduction

   Revenue requirement without Rate
   Reduction Bonds:
2        Amortization Period                           4 years             4 years             4 years
3        Authorized pre-tax CTC return                  9.65%               9.86%               9.25%

   Revenue requirement with Rate Reduction
   Bonds:
4        Bonds average excepted maturity              10 years            10 years            10 years
5        Bonds average interest rate                    7.5%                7.5%                7.5%

6  1997 authorized pre-tax rate of return              13.56%              13.5%               13.5%

7  Bonds principal payments                        Level Principal     Level Principal    Mortgage Style
                                                       Payments            Payments         (increasing
                                                                                         principal payments

8  Franchise fees + uncollectibles gross-up        To Be Determined    To Be Determined   To Be Determined
   rate

9  Bond issue expenses + debt/preferred            To Be Determined    To Be Determined   To Be Determined
   retirement costs + ongoing fees



RESULTS
-------

10 Face value of Rate Reduction Bonds to issue       $2.8 billion        $2.3 billion        $580 million

11 Net Present Value customer savings over life      $400 million        $380 million        $60 million
   of bonds at 10% discount rate

     Page 1, lines 1 and 2 of Appendix C, illustrates the average revenue reduction necessary for 1998-2001 to produce a 10 percent rate reduction for SDG&E's residential and small commercial customers. Lines 3 through 10 show the indicated input values; line 11 the total amount of Transition Costs available for financing; and line 12 the actual amounts needed to provide the 10 percent rate reduction.

     Page 2 of Appendix C calculates the revenue requirement assuming Rate Reduction Bonds were not issued. Line 7 lists asset depreciation; line 8 the amortization of related flow-through deferred taxes; and line 9 the return on rate base (where rate base has been reduced for normalized deferred taxes). It is necessary to collect flow-through deferred taxes from customers, but not normalized deferred taxes, because customers received the benefit of flow-through taxes in the past while the utilities received the past benefits of normalized taxes.

     Page 3 of Appendix C calculates the revenue requirement assuming Rate Reduction Bonds are issued. Line 16 shows the principal payments; line 17 the interest payments; lines 18 and 19 the carrying cost credits for normalized and flow-through deferred taxes; and line 20 the bond issue expense. The normalized tax credit shown on line 18 is calculated in lines 4-7 and represents a carrying cost credit to customers because the utilities will pay these taxes over a 10-year period as the principal amount of the Rate Reduction Bonds is amortized. A similar credit for flow-through taxes is summarized in line 19 and calculated in lines 8-11.

     Page 4 of Appendix C, lines 1-3 summarizes the difference in revenue requirement for the case of not issuing the Rate Reduction Bonds (page 2) versus issuing the Rate Reduction Bonds (page 3). These revenue requirement differences for SDG&E average $91 million over 1998-2001 (line 6), and represent the amount needed to produce the 10 percent rate reduction. Line 4 gives the net present value customer benefits at a 10 percent discount rate. The total amount of Rate Reduction Bonds to be issued, including the issuance expenses (excluding overcollateralization which is to be determined based on rating agency concerns), is shown on line 9. This value, as well as the total face value of the Rate Reduction Bonds for PG&E and Edison, is shown on line 10 of Table III-1.

C.   ANSWERS OF SUBPARTS OF QUESTION 3
     ---------------------------------

     1.   ALLOCATION OF TRANSACTION COSTS
          -------------------------------

          While all benefits of the proposed transaction will flow-through to residential and small commercial customers, under AB 1890 utilities are entitled to recover "the costs of providing, recovering, financing, or refinancing the transition costs ... including the costs of issuing, servicing, and retiring rate reduction bonds." (PU Code (S) 840(d.)) Also, utilities are entitled to recover "the costs of refinancing or retiring of debt or equity capital ... and associated federal and state tax liabilities." (PU Code (S) 840(f).) Thus, AB 1890 requires that shareholders be made whole for all Rate Reduction Bond issuance expenses and retirement costs resulting from the use of proceeds.

     2.   RATING AND INTEREST RATE
          ------------------------

          An AAA rating will be sought for the Rate Reduction Bonds, which should result in an interest rate in the range of 7-8 percent based on current market conditions. A rate of 7.5 percent has been assumed for the bond sizing calculations provided in Appendix C.

     3.   TAX TREATMENT
          -------------

          The Rate Reduction Bonds likely will produce interest which is not taxable to bondholders for California individual state income tax purposes, but is taxable for federal income tax purposes. Income tax impacts on the utilities from the Transition costs that are financed are addressed in response to Question 1.

     4.   DISCOUNT RATE
          -------------

          The discount rate used to determine customer benefits was assumed to be 10 percent. This rate is the 1997 authorized rate of return for the utilities (on a weighted-average basis), rounded up to 10 percent.

     5.   RECOVERY PERIOD
          ---------------

          The time horizon currently being assumed is an average of 10 years for all Rate Reduction Bonds, with the principal amount outstanding or amortized decreasing over time.

     6.   RATE OF RETURN APPLIED TO FINANCED AMOUNTS
          ------------------------------------------

          The rate of return assumed for the case of not issuing Rate Reduction Bonds is the authorized pre-tax return on Transition Costs for each utility, as shown on Table III-1, line 3, which assumes the after-tax cost of equity is equal to 90 percent of the utility's embedded cost of debt.

                                      IV.

                     QUESTION 4 AND JOINT UTILITY RESPONSE
                     -------------------------------------

          4.   A DESCRIPTION OF CASH FLOW, SERVICING AND LEGAL
          STRUCTURE OF "ASSET-BACKED" SECURITIES, AND AN EXPLANATION OF A "TRUE SALE" AND BANKRUPTCY REQUIREMENTS, PARTICULARLY IN LIGHT OF HOW THEY WOULD RELATE TO REGULATORY TRACKING AND BALANCING ACCOUNTS.

A.   TRUE SALE AND BANKRUPTCY REQUIREMENTS
     -------------------------------------

     The Rate Reduction Bond legal structure and transaction process are discussed in Section I.A.2, above and the structure is illustrated in Appendix
A. As discussed above, Step 1 of this proposal involves a true sale of the Transition Property from the utility to the SPE. As a result of such true sale, the SPE will own the Transition Property and related FTA charge revenues. Thus, the Transition Property will not be part of the bankruptcy estate of the utility and will not be available for satisfaction of the utility's creditors. In order to obtain a higher credit rating on the Rate Reduction Bonds than on the debt of the utilities, the credit rating agencies will expect to receive an opinion of counsel at the time the Rate Reduction Bonds are issued, confirming the true sale of the Transition Property from the utility to the SPE. In order to facilitate a true sale, the utilities envision that such a structure would require sufficient notice that the revenues attributable to the FTA charges are separate and distinct from those of the utility.

B.   SERVICING COSTS AND CASH FLOW BENEFITS
     --------------------------------------

     Each utility will act as servicer for the bonds, collecting the FTA charges from residential and small commercial customers and remitting the funds on a monthly basis to or for the benefit of SPE. To support the true sale analysis in the case of bankruptcy, it is critical that the servicing agreement be at arm's-length. Otherwise, it would imply the servicer has an interest in the transaction, and that a sale has not taken place. As a result, the servicer must collect a servicing fee consistent with fees typical in other comparable transactions.

     The utilities will bill customers for the FTA charges and remit the amounts collected monthly to the trustee of the SPT. The trustee will accumulate these funds and make quarterly payments of interest and principal to investors holding the Rate Reduction Bonds.The trustee will invest any balances it holds in high quality short-term instruments, with interest earned distributed to the SPE. The amount of interest earned on the cash flow between collection by the utility and payment to investors is expected to be relatively small. However, the utilities will track the interest earned and credit this amount to residential and small commercial customers through a ratemaking mechanism.


                                      V.

                                  CONCLUSION
                                  ----------

     The utilities appreciate this opportunity to provide information to the Commission and other interested parties as part of the review process of this important transaction at the March 20-21, 1997 workshop.


                              Respectfully submitted,

                              BRUCE A. REED


                              /s/ Bruce A. Reed
                              --------------------------------
                              By:  Bruce A. Reed


                              Attorney for
                              SOUTHERN CALIFORNIA EDISON COMPANY

                                   2244 Walnut Grove Avenue
                                   Post Office Box 800
                                   Rosemead, California 91770
                                   Telephone: (818) 302-4183
                                   Facsimile: (818) 302-7740

                              STEVE NELSON


                              /s/ Steve Nelson/ BOR
                              ------------------------------
                              By: Steve Nelson


                              Attorney for
                              SAN DIEGO GAS AND ELECTRIC COMPANY

                                   101 Ash Street
                                   Post Office Box 1831
                                   San Diego, California 92112
                                   Telephone: (619) 699-5136
                                   Facsimile: (619) 699-5027


                              MICHELLE L. WILSON
                              MARK HUFFMAN


                              /s/ Mark Huffman/ BOR
                              ------------------------------
                              By: Mark Huffman


                              Attorneys for
                              PACIFIC GAS AND ELECTRIC COMPANY

                                   Post Office Box 7442
                                   San Francisco, California 94120
                                   Telephone: (415) 973-7497
                                   Facsimile: (415) 973-0516

Dated: March 14, 1997

--------------------------------------------------------------------------------
                                  APPENDIX A

                 RATE REDUCTION BONDS -- TRANSACTION STRUCTURE
--------------------------------------------------------------------------------

                                  Appendix A



                             Rate Reduction Bounds
                             Transaction Structure

               Step 1                Step 2                 Step 3
----------              ----------            ----------                ----------
                                    SPE Debt             Rate Reduction
                 5        Special   Securities  Special      Bonds
                          Purpose               Purpose
 Utility                                                                 Investors
                          Entity                 Trust
             Equity of                Bond                   Bond
               SPE        (SPE)    Proceeds $   (SPT)     Proceeds $
----------              ----------            ----------                ----------

       Transition Property
  -----------------------------

----------------------------------
         Bond Proceeds $

             ----------------------------------------------------
                                  APPENDIX B

                       RATE REDUCTION BOUND FINANCING --
                         ROLES OF THE VARIOUS ENTRIES
             ----------------------------------------------------

                                  Appendix B

                        Rate Reduction Bond Financing
                          Roles of the Various Entries

CALIFORNIA PUBLIC UTILITIES COMMISSION
---------------------------------------

 .    Establish procedures for the expeditious approval (within 120 days) of applications for financing orders
 .    Establish procedures for the expeditious approval (within 90 days) of periodic adjustments to Fixed Transition Amount (FTA) charges
 .    Review and approve utilities' financing applications, rate reduction, and related matters including:
       .    issue financing order
       .    approve transition costs
       .    approve FTA charge tariff
 .    Approve adjustments to FTA charges
 .    Address ratemaking and ratepayer benefit issues

INFRASTRUCTURE BANK AND STATE TREASURER'S OFFICE AS AGENT FOR SALE
------------------------------------------------------------------
 .    Approve financing entity and issue terms and conditions
 .    Approve recommended underwriters and underwriters' counsel
 .    Approve recommended co-managers and add additional co-managers
 .    Select bond counsel
 .    Approve recommended trustee
 .    Approve appointment of rating agencies
 .    Approve bond pricing
 .    Approve and accept transaction documentation including:
       .    Pooling and Servicing Agreement
       .    Trust Indenture
       .    Bond Purchase Agreement
       .    Loan Agreement
       .    Registration Statement and other SEC filings
 .    Approve marketing plan for bonds (prepared by lead underwriter)
       .    participate in investor meetings or calls
       .    approve timing of bond issuance
 .    Participate in rating agency meetings
 .    Conduct due diligence
 .    Review and provide reports as required

UTILITIES
---------

 .    Recommend underwriters and underwriters' counsel (Bank approves)
 .    Recommend co-managers (Bank approves and adds as deemed appropriate)
 .    Recommend trustee (Bank approves)
 .    Draft transaction documentation (Bank approves) including:
          .    Pooling and Servicing Agreement
          .    Trust Indenture
          .    Bond Purchase Agreement
          .    Loan Agreement
 .    Retain and coordinate with rating agencies (Bank approves)
 .    Coordinate due diligence with underwriters, rating agencies and Bank
 .    Analyze all aspects of the transaction, including:
          .    provide projection with respect to customer usage, charge-offs, etc., for tariff determination
          .    accounting, bankruptcy and tax characterization of the
               transaction and any approvals (e.g., IRS) related thereto
          .    analyze and evaluate financial data (including statistical models) relevant to the transaction
 .    Take lead in preparing SEC filings (Bank approves), including:
          .    Registration Statement and other offering documents
          .    documents required under the Securities Exchange Act of 1934
          .    no-action letters from the SEC as necessary, including a
               no-action letter relating to the Investment Company Act of 1940
 .    Obtain CPUC and Bank approvals for financing
 .    Act as servicing agent for the bonds
 .    Recommend marketing plan (prepared by lead underwriters)

LEAD UNDERWRITERS
-----------------
 .    Provide guidance in selection of co-managers
 .    Recommend underwriter's counsel
 .    Prepare and implement a marketing plan for the bonds (approved by utilities and Infrastructure Bank), including:
          .    coordinate and conduct investor meetings or calls
          .    market the bonds to investors
          .    collect investor orders for bonds and price the securities
          .    support the secondary market for bonds
 .    Coordinate due diligence with utilities, rating agencies and Bank
 .    Coordinate and lead the rating agency dialogue, including:
          .    presenting the offering to the rating agencies
          .    coordinating due diligence presentations
          .    addressing rating agency concerns prior to rating determination via structural modifications, provision of follow-up information or quantitative analyses

          .    extensive modeling and scenario analysis showing cashflow impact of certain "stress" variables (e.g., customer usage, charge-offs, etc.)
          .    coordinating rating agency comments on all documentation,
               including the legal review by the rating agencies' internal and external counsel
          .    obtaining final rating of transaction

               ------------------------------------------------
                                  APPENDIX C

                   SDG&E RATE REDUCTION BOND SIZING ANALYSIS
               ------------------------------------------------

                          SDG and E PRELIMINARY DRAFT                 Appendix C
                           NUMBERS SUBJECT TO CHANGE                      Page 1


                   RATE REDUCTION BONDS--SIZING CALCULATIONS
                                  INPUT PAGE
                                ($ in millions)

                                                        1998           1999        2000      2001
                                                        ----           ----        ----      ----
1  Revenue reduction with 10% rate reduction            $89            $90         $92       $94

2  Average reduction, 1998-2001                         $91

   CTC amortization without debt financing:

3         Amortization period                             4 years
4         Authorized pretax CTC return                 9.25%

   CTC amortization with debt financing:

5         Amortization period                            10 years
6         Interest (pre-tax carrying cost)             7.50%

7  Authorized pretax rate of return                   13.61%

8  Rate-reduction bond type                               1 (Enter 1 for mortgage-style, 2 for constant-principal)

9  Franchise fees & uncollectibles                      2.0%

10 Bond issuance expenses + debt/preferred             $8.0
   retirement costs + on going fees ($ millions)
11 CTC asset balances as of 12/31/97:

                                                                      Net annualized      Net flow-thru
                                                    Net assets        deferred taxes      deferred taxes
                                                  ------------------------------------------------------
                    Regulatory                           18              0                        0
                    Fossil                              213              7                       32
                    SONGS                               578            152                       65
                                                  ------------------------------------------------------
                    Total                               809            159                       97

12 CTC amounts financed:

                                                                      Net annualized      Net flow-thru
                                                    Net assets        deferred taxes      deferred taxes
                                                  ------------------------------------------------------
                    Regulatory                           18              -                        -
                    Fossil                              213              7                       32
                    SONGS                               282             74                       32
                                                  ------------------------------------------------------
                    Total                               513             81                       64

   Total Net Assets plus Net Flow-Thru Taxes            577             -

                          SDG and E PRELIMINARY DRAFT                Appendix C
                           NUMBERS SUBJECT TO CHANGE                     Page 2


                  RATE REDUCTION BONDS-- SIZING CALCULATIONS
                        4-YEAR ASSET-AMORTIZATION CASE
                                ($ in millions)


Assumption:    4-year asset amortization
-----------
               9.25% pre-tax carrying cost

                                                                 1997  1998  1999  2000  2001  2002  2003   2004  2005  2006   2007
                                                          --------------------------------------------------------------------------
Rate-Base Balances
------------------

1  EOY CTC Asset Balance (page 1, Line 12)                       513   385   256  128     -     -     -      -     -     -      -
2  test: EOY Naturalized Deferred Taxes (pg 1, In 12)            (81)  (61)  (41) (20)    -     -     -      -     -     -      -
3  EOY CTC Rate Base Balance (LINE 1 + line 2)                   432   324   216  108     -     -     -      -     -     -      -

4  CTC Asset Depreciation (line 1/4 years)                             128   128  128   128     -     -      -     -     -      -
5  Normalized Deferred Tax Amortization (In 2/4 yr)                     20    20   20    20     -     -      -     -     -      -
6  Average CTC Rate Base Balance (avg from line 3)                     378   270  162    54     -     -      -     -     -      -

   Flow Through Deferred Taxes:
   ----------------------------

7  EOY Flow Through Deferred Taxes (page 1, In 12)                64    48    32   16     -     -     -      -     -     -      -
8  Flow Through Amortization (line 5/4 years)                           16    16   16    16     -     -      -     -     -      -


   Revenue Requirement 4-year Amortization
   ---------------------------------------

9  CTC Asset Depreciation (line 4)                                     128   128  128   128     -     -      -     -     -      -
10 Flow-Thru Deferred Taxes (line 8)                                    16    16   16    16     -     -      -     -     -      -
11 Pre-tax Return on Avg CTC Rate Base (line 6 + 9.25%)                 35    25   15     5     -     -      -     -     -      -
                                                                      --------------------------------------------------------------
12 Subtotal (line 9 + line 10 + line 11)                               179   169  159   149     -     -      -     -     -      -
                                                                      --------------------------------------------------------------
13 Franchise Fees (line 12*2%)                                           4     3    3     3     -     -      -     -     -      -

14 Total Revenue Requirement, 1998-2001                                183   173  162   152     -     -      -     -     -      -
                                                                      ==============================================================

                           SDGandE PRELIMINARY DRAFT                APPENDIX C
                           NUMBERS SUBJECT TO CHANGE                    PAGE 3

                  RATE REDUCTION BONDS - SIZING CALCULATIONS
                              BOND-ISSUANCE CASE
                                ($ in millions)

  Assumption:              10-year amortization       7.5% pre-tax carring cost   Mortgage bond type     $585 MM principal issued
  ----------

  Debt Service                                                        1997            1998        1999       2000     2001
  ------------                                                        -------------------------------------------------------
                           -------------------------------
1   Principal Payment      Sum of payments = $      585 MM                               41          44       48       51
                           -------------------------------

2   Interest Payments                                                                    44          41       37       34
                                                                      -------------------------------------------------------
3   Total Debt Service                                                                   85          85       85       85
                                                                      =======================================================

    Nonamortized Deferred Taxes
    ---------------------------

4   EOY Normalized Deferred Taxes (Pg 1, ln 12) (reduce per ln 5)         81             75          69       63       55
5   Normalized Deferred Taxes Amortization (reduce like ln 1)                             6           6        7        7
6   Average Normalized Deferred Tax Balance (from line 4)                                78          72       66       59
7   Carrying Cost on Normalized Deferred Tax Balance                                   9.25%       9.25%    9.25%    9.25%
8   Rev. Reg. Credit on Norm. Def. Taxes (line 6 " line 7)                               (7)         (7)      (6)      (5)

    Flow-Through Deferred Taxes
    ---------------------------

9   EOY Flow-Through Deferred Taxes (pg 1, ln 12) (reduce per ln 10)      64             59          55       69       44
10  Flow-Through Deferred Tax Amortization (reduce like ln 1)                             5           5        5        6
11  Average Flow-Thru Deferred Tax Balance (from line 9)                                 62          57       52       47
12  Carrying cost on Flow-Through Balance                                              9.25%       9.25%    9.25%    9.25%
13  Rev. Req Credit on Flow-Thru Def. Taxes (line 11 " line 12)                          (6)         (5)      (5)      (4)

    Bond-Issuance Expenses
    ----------------------

14  EOY Bond-Issuance Expenses Balance (pg 1, ln 10) (reduce per ln 15)    8              7           7        6        5
15  Bond Issuance Expense Amortization (reduce like ln 1)                               0.6         0.6      0.7      0.7
16  Average Bond-Issuance Expense Balance (from line 14)                                  8           7        6        6
17  Financing Cost on Bond-Issuance Expenses                                           7.50%       7.50%    7.50%    7.50%
18  Rev. Req on Bond-Issuance Expense (line 16 " line 17)+ line 15)                     1.1         1.1      1.1      1.1

    Revenue Requirements on Rate Reduction Bonds
    --------------------------------------------

19  Principal Payment (line 1)                                                           41          44       48       51
20  Interest Payment (line 2)                                                            44          41       37       34
21  Rev. Req. Credit on Norm. Def Taxes (line 8)                                         (7)         (7)      (6)      (5)
22  Rev. Req. Credit on Flow Thur Def. Taxes (line 13)                                   (6)         (5)      (5)      (4)
23  Rev. Req. on Bond-Issuance Expense (line 18)                                          1           1        1        1
                                                                          ------------------------------------------------
24  Subtotal (line 19 + line 20 + line 21 + line 22 + line 23)                           73          74       75       77
25  Franchise Fees (line 24 "2%)                                                          1           1        2        2
                                                                          ------------------------------------------------
26  Total Revenue Requirements, 1998-2007                                                75          76       77       78
                                                                          ================================================


    Assumption:    10-year amortization       7.5% pre-tax carring cost   Mortgage bond type     $585 MM principal issued
    ----------

    Debt Service                                                        2002           2003          2004       2005
    ------------                                                      -----------------------------------------------
                           -------------------------------
1   Principal Payment      Sum of payments = $      585 MM                55             59            61        69
                           -------------------------------

2   Interest Payments                                                     30             26            21        17
                                                                      -----------------------------------------------
3   Total Debt Service                                                    85             85            85        85
                                                                      ===============================================

    Nonamortized Deferred Taxes
    ---------------------------

4   EOY Normalized Deferred Taxes (Pg 1, ln 12) (reduce per ln 5)         48             40            31        21
5   Normalized Deferred Taxes Amortization (reduce like ln 1)              8              8             9         9
6   Average Normalized Deferred Tax Balance (from line 4)                 52             44            35        26
7   Carrying Cost on Normalized Deferred Tax Balance                   13.61%         13.61%        13.61%    13.61%
8   Rev. Reg. Credit on Norm. Def. Taxes (line 6 " line 7)                (7)            (6)           (5)       (4)

    Flow-Through Deferred Taxes
    ---------------------------

9   EOY Flow-Through Deferred Taxes (pg 1, ln 12) (reduce per ln 10)      38             31            24        17
10  Flow-Through Deferred Tax Amortization (reduce like ln 1)              6              6             7         8
11  Average Flow-Thru Deferred Tax Balance (from line 9)                  41             34            28        20
12  Carrying cost on Flow-Through Balance                              13.61%         13.61%        13.61%    13.61%
13  Rev. Req Credit on Flow-Thru Def. Taxes (line 11 " line 12)           (6)            (5)           (4)       (3)

    Bond-Issuance Expenses
    ----------------------

14  EOY Bond-Issuance Expenses Balance (pg 1, ln 10) (reduce per ln 15)    5              4             3         2
15  Bond Issuance Expense Amortization (reduce like ln 1)                0.8            0.8           0.9       0.9
16  Average Bond-Issuance Expense Balance (from line 14)                   5              4             3         3
17  Financing Cost on Bond-Issuance Expenses                            7.50%          7.50%         7.50%     7.50%
18  Rev. Req on Bond-Issuance Expense (line 16 " line 17)+ line 15)      1.1            1.1           1.1       1.1

    Revenue Requirements on Rate Reduction Bonds
    --------------------------------------------

19  Principal Payment (line 1)                                            55             59            64        69
20  Interest Payment (line 2)                                             30             26            21        17
21  Rev. Req. Credit on Norm. Def Taxes (line 8)                          (7)            (6)           (5)       (4)
22  Rev. Req. Credit on Flow Thur Def. Taxes (line 13)                    (6)            (5)           (4)       (3)
23  Rev. Req. on Bond-Issuance Expense (line 18)                           1              1             1         1
                                                                          -------------------------------------------
24  Subtotal (line 19 + line 20 + line 21 + line 22 + line 23)            74             76            78        80
25  Franchise Fees (line 24 "2%)                                           1              2             2         2
                                                                          -------------------------------------------
26  Total Revenue Requirements, 1998-2007                                 75             77            79        82
                                                                          ===========================================


    Assumption:    10-year amortization       7.5% pre-tax carring cost   Mortgage bond type     $585 MM principal issued
    ----------

     Debt Service                                                            2006           2007
     ------------                                                            -------------------
                           -------------------------------
1   Principal Payment      Sum of payments = $      585 MM                   74             79
                           -------------------------------

2   Interest Payments                                                        11              6
                                                                           ---------------------
3   Total Debt Service                                                       85             85
                                                                           =====================

    Nonamortized Deferred Taxes
    ---------------------------

4   EOY Normalized Deferred Taxes (Pg 1, ln 12) (reduce per ln 5)            11             -
5   Normalized Deferred Taxes Amortization (reduce like ln 1)                10            11
6   Average Normalized Deferred Tax Balance (from line 4)                    16             5
7   Carrying Cost on Normalized Deferred Tax Balance                      13.61%        13.61%
8   Rev. Reg. Credit on Norm. Def. Taxes (line 6 " line 7)                   (2)           (1)

    Flow-Through Deferred Taxes
    ---------------------------

9   EOY Flow-Through Deferred Taxes (pg 1, ln 12) (reduce per ln 10)          9             -
10  Flow-Through Deferred Tax Amortization (reduce like ln 1)                 8             9
11  Average Flow-Thru Deferred Tax Balance (from line 9)                     13             4
12  Carrying cost on Flow-Through Balance                                 13.61%        13.61%
13  Rev. Req Credit on Flow-Thru Def. Taxes (line 11 " line 12)              (2)           (1)

    Bond-Issuance Expenses
    ----------------------

14  EOY Bond-Issuance Expenses Balance (pg 1, ln 10) (reduce per ln 15)       1             -
15  Bond Issuance Expense Amortization (reduce like ln 1)                   1.0           1.1
16  Average Bond-Issuance Expense Balance (from line 14)                      2             1
17  Financing Cost on Bond-Issuance Expenses                               7.50%         7.50%
18  Rev. Req on Bond-Issuance Expense (line 16 " line 17)+ line 15)          1.1          1.1

    Revenue Requirements on Rate Reduction Bonds
    --------------------------------------------

19  Principal Payment (line 1)                                               74            79
20  Interest Payment (line 2)                                                11             6
21  Rev. Req. Credit on Norm. Def Taxes (line 8)                             (2)           (1)
22  Rev. Req. Credit on Flow Thur Def. Taxes (line 13)                       (2)           (1)
23  Rev. Req. on Bond Issuance Expense (line 18)                              1             1
                                                                          ---------------------
24  Subtotal (line 19 + line 20 + line 21 + line 22 + line 23)               82           85
25  Franchise Fees (line 24 "2%)                                              2            2
                                                                          --------------------
26  Total Revenue Requirements, 1998-2007                                    84           87
                                                                          ====================


                          SDG AND E PRELIMINARY DRAFT              APPENDIX C
                           NUMBERS SUBJECT TO CHANGE                   PAGE 4


                  RATE REDUCTION BONDS - SIZING CALCULATIONS
                        REVENUE REQUIREMENT DIFFERENCES
                                  ($ million)

                                                                    1997     1998      1999      2000     20001    2002
REVENUE REQUIREMENT DIFFERENCE                                    -------------------------------------------------------
------------------------------
1 Revenue Requirement, 4-Year CTC Amortization (pg 2, ln 14)                  183       173       162     152       -
2 Revenue Requirement, Rate Reduction Bonds (pg 3, ln 26)                      75        76        77      78      75
                                                                        -------------------------------------------------
3 Difference (Line 1 - Line 2)                                                108        97        85      74     (75)
                                                                        =================================================

4 NPV of Annual Difference @ 10%                                      55
     (line 3, 10-yrPV at 10%)
5 Average Difference, 1998-2001                                       91
     (line 3,4 yr avg)
6 Proceeds on Bonds Issued                                           557
7 Bond Issuance Expense                                                8
                                                                  ------
8 Face Value of Bonds Issued                                         585

                                                                             2003      2004      2005     2006     2007
REVENUE REQUIREMENT DIFFERENCE                                           ------------------------------------------------
------------------------------
1 Revenue Requirement, 4-Year CTC Amortization (pg 2, ln 14)             -             -         -        -        -
2 Revenue Requirement, Rate Reduction Bonds (pg 3, ln 26)                77            79        82       84       87
                                                                         ------------------------------------------------
3 Difference (Line 1 - Line 2)                                          (77)           (79)      (82)    (84)     (87)
                                                                        =================================================

4 NPV of Annual Difference @ 10%
     (line 3, 10-yrPV at 10%)
5 Average Difference, 1998-2001
     (line 3,4 yr avg)
6 Proceeds on Bonds Issued
7 Bond Issuance Expense
8 Face Value of Bonds Issued

                            CERTIFICATE OF SERVICE
                            ----------------------


     I hereby certify that, pursuant to the Commission's Rules of Practice and Procedure, I have this day served a true copy of JOINT COMMENTS OF PACIFIC GAS AND ELECTRIC COMPANY (U 39 M), SAN DIEGO GAS AND ELECTRIC COMPANY (U 902-E), AND SOUTHERN CALIFORNIA EDISON COMPANY (U 338-E), REGARDING ALJ'S RULING ON RATE REDUCTION BOND WORKSHOP on all parties identified on the attached service list. Service was effected by means indicated below.

     [x] Placing the copies in properly addressed sealed envelopes and depositing such envelopes in the United States mail with first-class postage prepaid (Via First Class Mail);

     [_] Placing the copies in sealed envelopes and causing such envelopes to be delivered by hand to the offices of each addressee (Via Courier);

     [_] Transmitting the copies via facsimile, modem, or other electronic means (Via Electronic Means).

     Executed this 14th day of March, 1997, at Rosemead, California.

                             /s/ Susan L. Quon
                             ----------------------------------------
                             Susan L. Quon
                             SOUTHERN CALIFORNIA EDISON COMPANY

                                 2244 Walnut Grove Avenue
                                 Post Office Box 800
                                 Rosemead, California 91770

                              [LETTERHEAD OF ORA]

--------------------------------------------------------------------------------

                                 DATA REQUEST

    Order Instituting Rulemaking on Restructuring of the Electric Industry
                  Matters pertaining to Rate Reduction Bonds
                                 R. 94-04-031

Date: April 8, 1997
Response Due: April 29, 1997

To:     Joe Vaccaro                               Phone: (619) 696-1853
        SAN DIEGO GAS & ELECT COMPANY             Fax: (619) 696-4027
        P.O. Box 1831                             e-mail: jvaccaro@sdge.com
        San Diego, CA 92112                               jmontgom@sdge.com

From:   Ramesh Ramchandani                        Phone: (415) 703-2765
        Project Manager                           Fax: (415) 703-1981
        Office of Ratepayer Advocates             e-mail: rxr@cpuc.ca.gov
        505 Van Ness Avenue, Room 4209                    gig@cpuc.ca.gov
        San Francisco, CA 94102

Data Request No: RRB-SDG&E-1            Due Date: April 29, 1997

Originated by: Robert Kinosian          Phone: (415) 703-1500

Utility witness: Jim Montgomery et al

Request:

1. Does SDG&E agree with the policy that the issuance of rate reduction bonds should not result in a shifting of costs among customer classes? If so, explain what mechanisms SDG&E proposes to prevent the reallocation of costs. If SDG&E does not agree with the policy, state all reasons why SDG&E believes it is reasonable to reallocate costs among customer classes due to the issuance of the bonds, and provide a forecast of the amount of costs that will be shifted, along with supporting workpapers.

--------------------------------------------------------------------------------
     Ratepayer Advocates in the Gas, Electric, Telecommunications and Water Industries

2. Does SDG&E agree with the policy that the issuance of rate reduction bonds should not result in a change in SDG&E's risk of recovering CTC during the rate freeze period? If so, explain what mechanisms SDG&E proposes to maintain SDG&E's risk of recovery of CTC at the same level that would exist absent the issuance of the bonds. If SDG&E does not agree with the policy, state all reasons why SDG&E believes it is reasonable to decrease (or increase) SDG&E's risk of recovering CTC due to the issuance of the bonds, and provide a forecast of the change in CTC amounts collected due to the issuance of the bonds, along with supporting workpapers.

3. Provide a forecast of the expected ratepayer savings from issuance of the bonds, similar to the SDG&E example presented at the March 1997 workshop. Provide supporting workpapers.

4. Provide a forecast, similar to the one provided in response to question 3, but assuming that the IRS does not rule favorably regarding the tax treatment of the bond proceeds. Provide supporting workpapers.

5. If there are no anticipated ratepayer savings from issuance of the bonds (if, for example, the IRS rules unfavorably on tax treatment), would SDG&E propose to issue the bonds anyway? If so, state all reasons why SDG&E would propose to issue the bonds absent ratepayer savings.

6. If the bonds are not issued, would SDG&E propose that the 10% rate reduction specified in AB 1890 not be enacted?

7. Assuming that a 10% rate reduction is required even if the bonds are not issued, are there other means of funding the 10% rate reduction specified in AB 1890? If so, indicate what other options exist for funding the 10% rate reduction.

8. Provide and explanation of the treatment of taxes in the analyses provided in response to questions 3 and 4 above. For example, explain the treatment of deferred ITC, and whether flow through and normalized taxes are grossed up for tax on taxes.

9. Will proceeds from the issuance of the bonds be used to call in existing utility debt? If so, provide an estimate of the amount of existing debt that will be retired, and the impact this will have on SDG&E's embedded cost of debt. Provide supporting workpapers.

10. If the issuance of the bonds will result in a reduction in SDG&E's embedded cost of debt, does SDG&E believe the cost savings from the reduction in embedded debt costs should be passed through to ratepayers, or should SDG&E's shareholders keep the savings? If SDG&E believes shareholders should keep the benefits, state all reasons why.

11. Will the issuance of the bounds have any impact on SDG&E's credit rating and/or incremental cost of debt and equity? If so, provide a forecast of the expected impact on SDG&E's rating and incremental cost of debt and equity.

12. Please indicate the residential and small commercial rates that were in effect on June 10, 1996. Also provide workpapers showing their development. Please indicate the rates that will be in place during the transition period starting January 1, 1998.

13. Provide a forecast of the amount of headroom available to collect CTC (i.e., the amount of revenues obtained under the rate freeze in excess of the authorized, non- CTC revenue requirements) for the years 1997 through 2001 assuming the bonds are issued and small customers receive a 10% rate reduction during the rate freeze period. Provide a comparable forecast assuming the bonds are not issued and there is no small customer rate reduction. Provide supporting workpapers.

14. The issuance of the rate reduction bonds is expected to provide a 10% rate reduction for small customers during the rate freeze period. What is the expected level of rate increase that will be imposed on ratepayers as a result of the bonds for the years after the end of the rate freeze period? Provide supporting workpapers.

15. At the March workshop, the utilities indicated that they may at some date seek additional bond financing of QF buyout costs. Since the current bond issuance is only being applied to small customer costs and rates, whereas QF buyout costs are generally allocated to all customers, are there issues of cost allocation that may need to be addressed for QF buyout related bonds that are not relevant for the current bond proposals?

16. What are the specific CTC-related assets that SDG&E will write-off using the proceeds from the bonds? Specify both the assets and the dollars associated with each asset.

17. Specify how SDG&E selected the CTC-related assets to be written off using the proceeds from the bonds.

18. Are there other CTC-related assets that would provide greater savings to ratepayers if they were written off instead of the assets selected by SDG&E? If so, specify why SDG&E did not maximize the ratepayer benefits in its selection of assets to write off.

19. The amount of transition costs that SDG&E proposes to finance with the bonds reflects what percent of the total transition costs that SDG&E proposes to allocate to (a) all customers, and (b) small customers?

20. What amount of the transition costs that SDG&E expects to finance with the bonds would, if not financed by the bounds, be entitled to a rate of return on equity equal to (a) 90% of SDG&E's embedded cost of debt, (b) SDG&E's full authorized return on equity, (c) some other rate of return (specify)?

21. AB 1890 authorizes the use of rate reduction bonds for securitizing a portion of CTC. Does SDG&E have the ability to securitize other assets, such as distribution costs, using similar bond financing? If so, specify any differences that would exist between SDG&E's ability to securitize using AB 1890-specified rate reduction bonds versus bonds not specifically authorized in AB 1890. For example, is use of the Infrastructure Bank limited to bonds authorized by AB 1890?

22. Please provide specifics (including any quantification) of anticipated ratepayer benefits from these rate reduction bonds, as was represented to the legislature by SDG&E at or before the enactment of AB 1890.

23. Please indicate what portion of the rate reduction during the transition period is being deferred to the post-transition years.


______________________

If you are unable to meet the response due date displayed above or need to discuss the contents of this request, please call the originator at the number above or Ramesh Ramchandani at (415) 703-2765. Please indicate on each transmittal the request no. and item nos. to which you are responding. Please send each transmittal and response to the originator and a copy to Ramesh Ramchandani.

                   UTILITY REQUESTS FOR FINANCING AUTHORITY
                                     FOR
                             RATE REDUCTION BONDS
                        SUMMARY OF WORKSHOP DISCUSSION


                                                  Douglas Long, Manager
                                                  Electric Restructuring
                                                  Energy Division


April 24, 1997                                    Prepared by Julie Halligan &
                                                  Wade McCartney

R.94-04-031/1.94-04-032   Summary of Workshop Discussion on Rate Reduction Bonds
--------------------------------------------------------------------------------


                              RATE REDUCTION BOND
                        SUMMARY OF WORKSHOP DISCUSSION

Table of Contents........................................................1

List of Attachments......................................................2

I. INTRODUCTION..............................................................3

II. DISCUSSION OF WORKSHOP QUESTIONS IN THE ALJ RULING.......................4

     A. Question 1: Do the Anticipated Applications for Bond Issuance Seem
                    Appropriate?............................................. 5

       1. Amount to be Issued................................................ 5

          a) General Information............................................. 5

          b) Methodology..................................................... 6

          c) Presentation and Calculation of Results......................... 6

          d) Deferred Tax Treatment.......................................... 6

       2. Internal Revenue Service Ruling.................................... 7

     B. Question 2: What Constitutes a Savings or Ratepayer Benefit?......... 7

     C. Question 3: Limitations on Additional Financing Authority (Bonds)
                    Other Than Rate Reduction............................... 10

     D. Question 4: Balancing Account(s) Needed to Compensate For The Time
                    Value of Money?......................................... 11

     E. Question 5: Mechanism Needed For Over-or Under-Collection to Service
                    Bonds?.................................................. 12

     F. Question 6: Market Distortions or Competitive Advantage as a Result
                    of Bond Issuance?....................................... 13

     G. Question 7: Additional Standards of Review Needed?.................. 13

     H. Question 8: Bond Issuers and Affiliate Transaction Rules?........... 14

                                       1

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                              LIST OF ATTACHMENTS
                              -------------------

Attachment     Title
----------     -------------------------------------------------

    1    Workshop Agenda

    2    List of Participants

                                       2
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I.   INTRODUCTION

     On September 24, 1996, Governor Wilson signed Assembly Bill (AB) 1890/1/. Among other things, AB 1890 amended the Public Utilities (PU) Code to allow electric utilities to seek financing authority to issue debt securities, otherwise known as rate reduction bonds, for purposes of achieving a 10% rate reduction for residential and small commercial customers beginning on January 1, 1998, and potentially, to finance certain transition costs. By June 1, 1997, Pacific Gas and Electric Company (PG&E), Southern California Edison (Edison), and San Diego Gas & Electric (SDG&E) (the utilities) must apply/2/ to the Commission and the California Infrastructure and Economic Development (CIED) Bank for authority to issue the bonds. The Commission is required to approve or disapprove any filed applications within 120 days/3/.

     On March 4, 1997 Administrative Law Judge Careaga issued a ruling establishing the purpose and scope of a workshop:

1. "[The] Energy Division staff shall conduct a workshop to clarify issues associated with Public Utilities Code sections 840-847." (ALJ Ruling, p.5);
2. "Workshop discussion is not intended to resolve issues; rather, it is intended to assess the scope and nature of issues." (ALJ Ruling, p.3);
3. "The workshop is also intended to provide an opportunity for parties to reach agreement on some issues, which will enhance and focus the Commission's review of utility applications for financing authority. Parties are encouraged to work together both and after the workshop to reach agreement on issues. (ALJ Ruling, p.4);

     Prior to the workshop on March 14, 1997, PG&E, SDG&E and SCE filed joint comments/4/

--------------------------

/1/ Stats. 1996, Ch.854

/2/ SECTION 1(e) [of AB 1890] It is the intent of the Legislature that electrical corporations shall, by June 1, 1997, or on the earliest possible date, apply concurrently for financing orders from the Public Utilities Commission and rate reduction bonds from the California Infrastructure and Economic Development Bank in amounts sufficient to achieve a rate reduction in the most expeditious manner for residential and small commercial customers of not less than 10 percent for 1998 and continuing through March 31, 2002.

/3/ PU Code Section 841(e)

/4/ Joint Comments of Pacific Gas and Electric Company, San Diego Gas and Electric Company, and Southern California Edision Company Regarding ALJ's Ruling on Rate Reduction bond Workshop, March 14, 1997.

                                       3


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(the Joint Comments) in response to the four questions set forth in the ALJ ruling. These comments were filed in the electric industry restructuring rulemaking (R.) and Investigation (I.). R.94-04-031/I.94-04-032. These comments were characterized as preliminary, noting that the formal requests for financing orders filed by each utility will include additional details. Based on the workshop discussion, most parties would agree that while the Joint Comments did not provide specific answers to each of the four (4) questions, they did provide a good foundation for discussion.

     The Energy Division convened a rate reduction bond workshop on March 20 and 21, 1997. The workshop was conducted by Julie Halligan, Stephen Layman, and Wade McCartney of the Energy Division. A copy of the workshop agenda and the list of workshop participants are included in this summary as Attachments 1 and 2. During the workshop, staff indicated that they would circulate a summary of the workshop among the active participants.

     The ALJ and Energy Division staff would like to take this opportunity to thank the workshop participants for their cooperation and participation during the workshop. It was evident from the discussion that there are several issue areas for which parties believe that additional information is necessary, including the calculation of bond sizing, the calculation of ratepayer benefits, and the ratemaking mechanisms proposed to prevent cost shifting and to accrue benefits to the appropriate customer classes.


II.  DISCUSSION OF WORKSHOP QUESTIONS IN THE ALJ RULING

     In order to focus the workshop discussion, the March 4, 1997, ALJ Ruling presented a series of eight (8) questions for consideration during the workshop. The workshop discussion generally focused on these questions. These questions are listed below, followed by a brief synopsis of the discussion. In addition, a list of the specific information requests that emerged from the workshop. The eight questions from ALJ Ruling that follow are briefly summarized in respective "A-H" headings above each question. This is done in an attempt to give the reader a concise view of the question, not to reduce the level of information sought.

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          A.     QUESTION 1: DO THE ANTICIPATED APPLICATIONS FOR BOND ISSUANCE
                 SEEM APPROPRIATE?

1. Is the utility description of the application and rate reduction bond issuance process at an appropriate level of detail? What additional information, if any, should be included with the applications for financing authority?

          During the workshop each utility presented a draft bond sizing schedule for discussion. The three calculations were essentially identical in format except for certain differences in accounting for deferred taxes. Although the draft bond sizing schedules prompted lengthy discussion, no agreement or consensus was reached regarding the methodology.

                 1.      AMOUNT TO BE ISSUED

          In response to the ALJ's questions regarding the estimates of the amounts to be financed and the expected customer savings, the Joint Comments contained a draft bond sizing schedule. The example provided compares the difference between the revenue requirement with the issuance of rate reduction bonds, and the revenue requirement assuming that rate reduction bonds were not issued. According to the example, the difference between the two revenue requirements should equal a 10% rate reduction for residential and small commercial customers.

          At the workshop, parties expressed much concern that the size of the bonds (aside from interest and other serving costs) exceeds the four year rate reduction. Some workshop participants questioned whether the use of a portion of the CTC asset balances to determine the bond size was appropriate, stating that the relationship between the CTC asset balance(s) and the amount necessary to finance a 10% rate reduction was not explained satisfactorily in the Joint Comments. Other parties stated that another bond sizing calculation should only consist of calcualting the amount required to cover the 10% rate reduction, interest, and bond issuance fees and charges, thereby limiting the size of the bond issuance to the amount required to achieve a 10% rate reduction.

          Additional information requested is listed below:

                 A)      GENERAL INFORMATION

 .    Provide updated bond sizing calculations describing the structure of the requested bond issuance including anticipated cash flow from FTA charges and estimates of the bond issuance costs (legal

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     expenses, rating fees, underwriting fees, bank costs, discounts, etc.).
 .    Provide an estimate of the time required to pay off the estimated CTC with and without issuing rate reduction bonds.
 .    Provide an estimate of the total cost of paying off CTC with and without issuing the rate reduction bonds.

                 B)      METHODOLOGY

 .    Indicate whether each utility will be using the same bond sizing methodology, and, if not, identify the differences between the methodologies proposed by each utility.
 .    Provide the rationale for using a percentage of CTC assets to determine the bond size.
 .    Identify if specific CTC assets will used to calculate the amount of rate reduction bonds requested, and, if so, identify those assets, the associated cost, and the rationale for selecting these assets.
 .    Identify what portion of the applicant's total CTC would be financed with bonds.
 .    Identify the targeted credit rating(s) for the proposed bond issuance(s).
     Indicate how changes in the credit rating(s) would impact the bond sizing schedules and the ratepayer benefits.

                 C)      PRESENTATION AND CALCULATION OF RESULTS

 .    Identify the residential and small commercial rates that were "frozen" as of June 10, 1996 (by each rate component).
 .    Identify the amount of the 10% reduction in dollars and cents per kilowatt-hour.
 .    Provide the estimated dollar amount of the "Fixed Transition Amount" (FTA charges) to be collected from residential and small commercial customers during and after the rate freeze.
 .    Provide an estimate of the available headroom with the FTA charges and without the FTA charges.

                 D)      DEFERRED TAX TREATMENT

          ORA expressed much concern over the possibility of three separate deferred tax treatments by each utility. ORA stressed the pre- and post-1982 tax law associated with ratebase items. The utilities stated that there would be additional details regarding the tax effects (normalized and flow-

                                       6
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through deferred taxes and the investment tax credits) in the financing applications.

          The following specific information was requested:

 .    Describe how tax-free feature(s) of the bond are reflected in achieving the
     10% reduction.
 .    Describe the flow-through deferred tax liabilities associated with the CTC assets and their relationship to the bond sizing calculation.
 .    Describe the normalized deferred tax and investment tax liabilities associated with the CTC assets proposed for bond financing.

                 2.      INTERNAL REVENUE SERVICE RULING

          Workshop participants discussed the potential impact of a negative Internal Revenue Service (IRS) ruling. The primary concern was that the tax consequences associated with a negative IRS ruling would eliminate or substantially reduce the estimated ratepayer benefits associated with the bonds. In the Joint Comments, the utilities stated that an IRS ruling is not expected until the third quarter of 1997, therefore, the Commission may be asked to issue financing orders prior to receipt of an IRS Ruling. The utilities also noted that the IRS may choose not to issue a ruling.

          In February 1997, the utilities filed requests with the IRS regarding certain federal income tax consequences of the proposed rate reduction bond transactions. The utilities have requested that the IRS rule that (a) the debt securities will be treated as debt for federal income tax purposes, and (b) the revenues relating to the FTA's will be reported as income in the year in which service is provided.

          ORA, and other non-utility parties, stressed the threshold, and critical-path, nature of this issue. An unfavorable ruling from the IRS after the utilities are given authority to issue bonds would require a re-sizing of the bonds and reevaluation of the ratepayer benefits.

                 B.      QUESTION 2: WHAT CONSTITUTES A SAVINGS OR RATEPAYER
                         BENEFIT?

2.   What proof must the utilities provide in order to obtain a financing order?
     Specifically:

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                 a.   What constitutes a savings or benefit to the ratepayers
                      within the meaning of PU Code section 841 (a) and related requirements?

                 b. Are the estimates of the expected ratepayer benefits from rate reduction bonds appropriate? Are they sound?

     Would the actual usage of the proceeds of rate reduction bond sales be relevant to the analysis that rate reduction bonds provide a ratepayer benefit? How?

          The principal concern identified by most parties to the workshop was how the Commission intends to evaluate ratepayer benefits. The workshop participants did not reach consensus regarding what constitutes a "ratepayer benefit" under Section 841(a).

     PU Code section 841(a) states (in pertinent part) that "an electrical corporation shall, by June 1, 1997, and may from time to time thereafter apply to the commission for a determination that certain transition costs may be recovered through fixed transition amounts, which would therefore constitute transition property... the electrical corporation shall in its application specify that the residential and small commercial customers as defined in subdivision (h) of Section 331 would benefit from reduced rates through the issuance of rate reduction bonds."

          The utilities generally held that ratepayer benefits consist of: (1) a 10% rate reduction for four years, (2) a lower rate of return (cost of capital),
(3) tax deferral, and (4) slower principle repayment amortization. Other workshop participants acknowledged that there may be certain ratepayer benefits, but questioned whether the benefits would be sufficient to warrant bond issuance. Some workshop participants suggested that the Commission may wish to consider identifying a "threshold" level of ratepayer benefit below which the Commission would not approve financing orders. The primary concern was that ratepayers would not receive a fair deal, (i.e., they would simply be trading lower rates now for a higher rate later) and questioned whether the net present value benefit to the ratepayer would be sufficient. Workshop participants did not reach agreement on this issue.

          Workshop participants also disagreed as to the purpose of the bond issuance. Most parties would agree that, pursuant to AB 1890, the proceeds from the initial bond issuance(s) were intended to be used to refinance certain CTC assets to provide a 10% rate reduction for residential and small commercial customers during the transition period. However, some parties argued that while the primary purpose of the bonds was to achieve the 10% rate reduction, any other use, such as refinancing other transition costs, should be of secondary consideration to the Commission. Although the utilities generally agreed that the use of the bond proceeds may be a consideration in the Commission's review process, they did not agree that it was a critical element of the process.

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          Other areas of disagreement concerned how to allocate any benefits associated with using the bond proceeds to refinance transition costs. One question posed was, "if the utility "calls" debt associated with uneconomic assets, what mechanism will be in place to ensure that the residential and small commercial customers (on whose behalf the rate reduction bonds were issued) benefit from this action?"

          Additional information requested is listed below.

 .    Include an estimate of the ratepayer benefits associated with the issuance of the rate reduction bonds (providing ranges to account for potential variations in interest rates).
 .    Describe the type of CTC assets proposed for refinance through the rate reduction bonds. Will the proceeds be used to finance utility-owned, depreciable CTC assets, or other high-cost assets?
 .    Describe the impact of a negative IRS ruling on the ratepayer benefits calculations.
 .    Describe the maximum and minimum interest rate and bond sizing schedules that would provide a net present value ratepayer benefit.
 .    Propose a procedural mechanism to provide a "safe harbor" of ratepayer benefit to determine if and how bonds should be issued if the interest rates or market conditions cause the bonds to fall outside a "safe" range.
 .    Identify who would bear the market risk if the bonds don't sell as planned.
 .    Compare the cost of issuing rate reduction bonds with the cost of obtaining funds on the open market.
 .    Indicate the rate of return on the CTC assets financed, and if the highest
     - cost items are being refinanced first?
 .    How will the benefits of paying down debt, equity, and deferred taxes flow through to the residential and small commercial customers who will bear the cost of retiring the debt?
 .    Are the utilities required to pay down transition-related debt with the bond proceeds, or can utilities use the proceeds in another manner?
 .    If other uses are proposed, how will the benefits of those activities accrue to the appropriate customer classes?

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          C.   QUESTION3:  LIMITATIONS ON ADDITIONAL FINANCING AUTHORITY (B0NDS)
               OTHER THAN RATE REDUCTION?

3. After issuance of any rate reduction bonds that may be used to achieve a 10% rate reduction for residential and small commercial customers, under what circumstances might utilities seek additional financing authority during the transition period? Should there be limitations on the kinds and amounts of costs that could be financed in any transition period financing authorizations? What is the appropriate procedural forum in which these applications might be reviewed?

There was no consensus on this issue. Do the utilities believe that they can finance an amount greater than that needed for a 10% rate reduction? It would appear that AB 1890 limits amounts beyond that needed for such a rate reduction:
Section 330 (w) states:

          "It is the intent of the Legislature to require and enable electrical corporations to monetize a portion of the competition transition charge for residential and small commercial consumers so that these customers will receive rate reductions of no less than 10 percent for 1998 continuing through 2002. Electrical corporations shall, by June 1, 1997, or earlier, secure the means to finance the competition transition charge by applying concurrently for financing orders from the Public Utilities Commission and for rate reduction bonds from the California Infrastructure and Economic Development Bank."

          Questions raised at the workshop:

 .    Can bonds be used to finance amounts of CTC beyond what is necessary to achieve a 10% rate reduction?

 .    If the amount financed exceeds the amount required to provide a 10% rate reduction, will the rates be reduced further?

 .    List the circumstances under which utilities might seek additional financing authority during the transition period and identify if there are any limitations on the nature or type of assets may be financed through bonds.

 .    Should there be any limitations on how the proceeds from the bonds should be used?

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        D.   QUESTION 4:  BALANCING ACCOUNT(S) NEEDED TO COMPENSATE FOR THE
             TIME VALUE OF MONEY?

4. What balancing account treatment, if any, should apply to the time value of money between the collection of revenues to service rate reduction bonds and the payment of rate reduction interest and repayment of principal? In particular:

        a. How would the characteristics of asset-backed securities fit with Commission balancing or tracking accounts?
        b. Are there specific considerations with regard to true sale and bankruptcy requirements?

        There was considerable discussion related to the number and type of "tracking" mechanisms or "balancing accounts" that would be needed to properly deal with the rate reduction bond transactions. No overall consensus was reached regarding any specific tracking mechanisms or balancing accounts, but parties agreed that balancing accounts would be needed for, at a minimum, (1) tracking CTC paid by residential and small commercial customers (to avoid any over-or under-payments by these classes), (2) tracking total CTC payments, (3) tracking FTA charges received to determine when "true-ups" would be necessary, and (4) tracking any interest earned through servicing activities (for reimbursement to the ratepayers). The workshop participants agreed that some of these balancing accounts were likely to be established in other Commission proceedings such as the CTC, Unbundling, or divestiture proceedings.

     Additional information requested is listed below.

 .    Describe the mechanisms that will be used to ensure that the proceeds from the bonds benefit residential and small commercial customers.

 .    Explain the link to the CTC proceeding and identify any links to the
     Performance-Based Ratemaking, Generation Divestiture, Rate Unbundling, Cost Allocation, Rate Design, or other applications.

 .    List any bond-or CTC-related Balancing Accounts that are or have been proposed to deal with CTC, FTA charges, Special Purpose Entity or Special Purpose Trust servicing account balances.

 .    Would the utilities file for adjustments to reduce the FTA charges if amounts received exceed

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     forecasts?

 .    Should the financing order permit variable rate bonds?

 .    Should the financing order require certain principal amortization, e.g., equal principle payments vs. "mortgage style" equal annual payments?

 .    Does the method of principle amortization selected affect the costs of issuing the bonds?

       E. QUESTION 5: MECHANISM NEEDED FOR OVER-OR UNDER-COLLECTION TO SERVICE BONDS?

5. What mechanism, if any, needs to be in place to address any over-or under-collections from customers of the revenues to service rate reduction bonds and the payment of rate reduction bond interest and principal? In particular:

       a.  How would any true-up collection and repayment take place?
       b.  How often should true-ups occur?
       c. What procedural forum would be used to review and carry out any true-up?

The utilities described the process set forth in the Joint Comments to address the issues of over-or under-collections, frequency of true-ups, and procedural mechanism. The utilities stated that they would request approval to file for a true-up no more frequently than quarterly and no less frequently than annually. Procedural mechanisms discussed included Advice Letter filings and applications. There was no consensus reached on any of these issues.

 .    Describe the process proposed for adjusting the FTA charges, and the frequency of true-ups requested.

 .    Describe the flow of funds from the point of receipt to the debt service payments to the bond holder.(frequency of transfer, accrual of interest, etc.).

 .    As direct access emerges, how should the Commission respond to new service providers becoming the collection agent for the FTA charges?

 .    Describe the processes for tracking over-or under-collections of the FTA charges.

 .    Provide a triggering mechanism to indicate when a true-up should occur.

 .    Explain how the CTC costs and revenues will be tracked.

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 .    Indicate how interest accrued during the above process would be passed through to the ratepayers.

 .    Are there already funds or accounts providing for a servicing fee or an uncollectibles fee in existing accounts (such as working capital accounts)?


       F. QUESTION 6: MARKET DISTORTIONS OR COMPETITIVE ADVANTAGE AS A RESULT OF BOND ISSUANCE?

6. Could rate reduction bonds result in market distortions or competitive advantage to incumbent utilities? If so, how would this occur? How would these considerations be counted against estimated ratepayer benefits associated with rate reduction bonds? Are there practical mitigation measures short of denying applications for financing authority?

       The discussion of this question was limited to the utilities statements that the rate reduction bonds would not result in any market distortions because the financing orders would not provide an unfair advantage to the utilities. The utilities could, for example, go to the market to raise funds without rate reduction bonds.

       G.  QUESTION 7.  ADDITIONAL STANDARDS OF REVIEW NEEDED?

7. Are there additional standards of review or considerations that the Commission should apply in evaluating utility applications for financing authority?

       Discussion of this question was very limited. Workshop participants did not reach agreement regarding whether there should be additional standards of review applied by the Commission.

     Additional information requested is listed below.

 .    Describe any remaining "unresolved" items, such as the IRS ruling and accounting treatment.

 .    Indicate the potential impact of the IRS ruling on the ratepayer benefit calculation.

 .    Provide a contingency plan in the event of an unfavorable IRS ruling (would the filings be withdrawn?)

                                      13
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     H.   QUESTION 8. BOND ISSUERS AND AFFILIATE TRANSACTION RULE?

8. How should issuers of rate reduction bonds be treated with respect to affiliate transaction rules?

     Discussion of this issue was limited to the utilities stating any existing affiliate transaction rules would apply to the bond issuers, bond servicing agents, and to any Special Purpose Trust(s) or Special Purpose Entities established to facilitate the rate reduction bond transactions. Additional explanation or details will be provided in the applications for financing authority.

      Information requested by the workshop participants is listed below.

 .    Describe the relationship between the bond issuer and the applicant, describing the impact of the affiliate transactions rules.

 .    Indicate how the following activities: (1) the proposed flow of cash from the FTA charges to the bond holder and, (2) the potential uses of bond proceeds are each consistent with any existing or proposed regulations for affiliates.

                                      14

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                                 ATTACHMENT 1
                                 ------------

                WORKSHOP TO ADDRESS RATE REDUCTION BONDS ISSUES

                   UTILITY REQUESTS FOR FINANCING AUTHORITY

                             MARCH 20, & 21, 1997

                                   WELCOME!

Ground Rules
------------
 .    Identify yourself

 .    Be brief but take time to be clear

 .    Listen to each other without interrupting. Listen fully before responding

 .    Search for interests behind positions

 .    Help the facilitators record workshop discussion

 .    Help the facilitators help the group stay focused

                                    AGENDA
--------------------------------------------------------------------------------

THURSDAY, MARCH 20 1997

9:30-10:00     Welcome and Introductions

               Schedule for Today (Discussion)

Questions presented in the ALJ Ruling
-------------------------------------
10:00-10:30    1. Does the utilities' description of the application and rate reduction bond issuance process contain the appropriate level of detail? What additional information should be included with the applications for financing authority?

10:30-11:15    2. What proof must the utilities provide in order to receive a financing

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               order?

               a) What constitutes a savings or benefit to the ratepayers within the meaning of PU Code Section 841 (a)?

               b) Are the estimates of the expected ratepayer benefits from rate reduction bonds appropriate?

               c) Would the actual usage of the proceeds of bond sales be relevant to the analysis that rate reduction bonds provide a ratepayer benefit? How?

11:15-12:30    3.   After issuance of any rate reduction bonds that may be used to achieve a 10% rate reduction for residential and small commercial customers, under what circumstances might utilities seek additional financing authority during the transition period?
               Should there be limitations on the kinds and amounts of costs that could be financed in any transition period financing authorizations? What is the appropriate procedural forum in which these applications might be reviewed?

12:30-1:45     LUNCH BREAK

1:45-2:45      4.   What balancing account treatment, if any, should apply to
               the time value of money between the collection of revenues to service rate reduction bonds and the payment of rate reduction interest and repayment of principal? In particular:

               a) How would the characteristics of asset-backed securities fit with Commission balancing or tracking accounts?

               b) Are there specific considerations with regard to true sale and bankruptcy requirements?

2:45-3:30      5.   What mechanism needs to be in place to address any over-or under-collections from customers of the revenues to service rate reduction bonds and the payment of rate reduction bond interest and principal? In particular:

               a)   How would any true-up collection and repayment take place?

               b)   How often should true-ups occur?

               c) What procedural forum would be used to review and carry out any true-up?

3:30-4:00      6.   Could rate reduction bonds result in market distortions or competitive

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               advantage to incumbent utilities? How would these considerations be counted against estimated ratepayer benefits associated with rate reduction bonds? Are there practical mitigation measures short of denying application for financing authority?

4:00           Adjourn


FRIDAY, MARCH 21 1997

Remaining Issues
----------------

This portion of the workshop will focus on any agenda items held over from Thursday, as well as any additional issues parties request be added to the agenda.

10:00 - 10:30  7. Are there additional standards of review or considerations that the Commission should apply in evaluating utility applications for financing authority?

10:30 - 11:00  8. How should issuers of rate reduction bonds be treated with respect to affiliate transaction rules?

11:00 - ?      Discussion of Procedural Issues/Timing
               Identify any action items requiring follow-up

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                                 ATTACHMENT 2
                                 ------------

                        RATE REDUCTION BOND WORKSHOP

                            LIST OF PARTICIPANTS


NAME AND ADDRESS               AFFILIATION                  PHONE, FAX, E-MAIL

Shelly Malekos                 PG&E                         415/973-4844
77 Beale Street, Rm.1007                                    415/973-7451
San Francisco, CA 94177                                     sma@pge.com

Julia York                     PG&E                         (415)973-4440
77 Beale Street                                             (415)973-3574
San Francisco, CA 94177                                     jby@pge.com

Kim Nguyen                     PG&E                         415/973-1445
77 Beale Street, Rm. 1024                                   414/973-7451
San Francisco, CA 94177                                     ktn@pge.com

Linda Woo                      PG&E                         415/973-9800
77 Beale Street, Rm.915
San Francisco, CA 94177

Paul Prudhomme                 PG&E                         415/973-3962
77 Beale Street, Rm.951
San Francisco, CA 94177

Jana Corey                     PG&E                         415/973-1648
77 Beale Street, Rm.1085
San Francisco, CA 94177

Keith Fakui                    PG&E                         415/973-4882
77 Beale Street, Rm. 785
San Francisco, CA 94177

NAME AND ADDRESS              AFFILIATION         PHONE, FAX, E-MAIL

Tricia Jacobs                 PG&E                (415)973-2306
77 Beale Street
San Francisco, CA 94177

Mark Hufman                   PG&E                (415)973-7497
77 Beale Street
San Francisco, CA 94177

Diane Lozovoy                 Pacificorp          (503)464-5615
825 NE Multnomah                                  (503)464-5022
Suite 625                                         dianalozovoy @ pacificorp.com
Portland, OR 97202

Bernard Versari               Pacificorp          (503)464-5077
852 NE Multnormah
Portland, OR 97202

Joe Vaccaro                   SDG&E               619/6961853
101 Ash Street                                    619/696-4027
San Diego, CA 92101                               jvaccaro@imx.sdge.com

Steve Nelson                  SDG&E               (619)696-5136
101 Ash Street                                    (619)696-5027
San Diego, CA 92101                               snelson@sdge.com

Tom Whelan                    SDG&E               (619)696-4013
101 Ash Street                                    (619)696-4027
San Diego, CA 92101                               twhelan@sdge.com

Mary Kuehn                    SDG&E               (619)696-4530
101 Ash Street                                    (619)696-4899
San Diego, CA 92101

Jim Montgomery                SDG&E               (619)696-4527
101 Ash Street                                    (619)696-4899
San Diego, CA 92101

R.94-04-031/I.94-04-032   SUMMARY OF WORKSHOP DISCUSSION ON RATE REDUCTION BONDS
--------------------------------------------------------------------------------

NAME AND ADDRESS              AFFILIATION              PHONE, FAX, E-MAIL

Bruce Reed                    SCE                      (818)302-4183
2244 Walnut Grove Ave.
Rosemead, CA 91770

George Tabata                 SCE                      (818)302-2947
2244 Walnut Grove Ave.                                 (818)302-4510
Rosemead, CA 91770                                     tabatagt@sce.com

Lyle Geiger                   SCE                      (818)302-1369
2244 Walnut Grove Ave.
Rosemead, CA 91770

Jim Yee                       SCE                      (818)302-2509
2244 Walnut Grove Ave.
Rosemead, CA 91770

Mary Simpson                  SCE                      (818)302-4481
2244 Walnut Grove Ave.                                 (818)302-1471
Rosemead, CA 91770

John Hughes                   SCE                      (415)929-5515
                                                       (415)673-1116

Catherine George              Calif. Manufactures.     (415)753-1660
358 Frederick St. #4          Association              (415)753-1675
San Francisco, CA 94117                                cgeorge@sablaw.com

Gil Infante                   ORA                      (415)703-1549
505 Van Ness Ave.
San Francisco, CA 94102

Chris Danforth                ORA                      (415)703-1481
505 Van Ness Ave                                       (415)703-1981
San Francisco, CA 94102

William Wong                  ORA                      (415)703-3027
505 Van Ness Ave
San Francisco, CA 94102

R.94-04-031/I.94-04-032  Summary of Workshop Discussion on Rate Reduction Bonds
--------------------------------------------------------------------------------

NAME AND ADDRESS              AFFILIATION             PHONE, FAX, E-MAIL

Ramesh Ramchandani            ORA                     (415)703-2765
505 Van Ness Ave
San Francisco, CA  94102                              rxr@cpuc.ca.gov

Jim Scarff                    ORA                     (415)703-1440
505 Van Ness Ave
San Francisco, CA  94102                              jes@cpuc.ca.gov

Robert Kinosian               ORA                     (415)703-1500
505 Van Ness Ave                                      (415)703-1981
San Francisco, CA  94102                              gig@cpuc.ca.gov

Jim Price                     ORA                     (415)703-1797
505 Van Ness Ave                                      (415)703-1981
San Francisco, CA  94102                              jep@cpuc.ca.gov

Truman Burns                  ORA                     (415)703-2932
505 Van Ness Ave                                      (415)703-1981
San Francisco, CA  94102                              trb@cpuc.ca.gov

Douglas Long                  CPUC                    (415)703-2011
505 Van Ness Ave                                      (415)703-2200
San Francisco, CA  94102                              dug@cpuc.ca.gov

Stephen Layman                CPUC                    (415)703-3332
505 Van Ness Ave                                      (415)703-2200
San Francisco, CA  94102                              stv@cpuc.ca.gov

Wade McCartney                CPUC                    (415)703-2167
505 Van Ness Ave                                      (415)703-2200
San Francisco, CA  94102                              wsm@cpuc.ca.gov

Julie Halligan                CPUC                    (415)703-2776
505 Van Ness Ave                                      (415)703-2200
San Francisco, CA  94102                              jmh@cpuc.ca.gov

Brooke Basset      Calif. Trade & Commerce Agency     (415)975-0794
50 Fremont #1420                                      (415)975-0795
San Francisco, CA 94105                               brookeb@earthlink.com

R.94-04-031/I.94-04-032   SUMMARY OF WORKSHOP DISCUSSION ON RATE REDUCTION BONDS
--------------------------------------------------------------------------------


NAME AND ADDRESS         AFFILIATION                   PHONE, FAX, E-MAIL

Blake Fowler        Calif. Trade & Commerce Agency     (916)323-8022
801 K Street, Ste. 1700                                (916)322-7214
Sacramento, CA 95814                                   blakef@smtp.doc.ca.gov

Luis Buhler         Calif. Trade & Commerce Agency     (916)324-9777
801 K Street, Ste. 1700                                (916)322-3524
Sacramento, CA 95814

John Rozsa                 Senate                      (916)445-9764
State Capital, Room 408                                (916)445-1389
Sacramento, CA 95814

Jeanne Olivas       State Treasurers Office            (916)653-3243
915 Capital Mall, Rm. 280                              (916)657-4827
Sacramento, CA 95814                                   jolivas@treasurer.ca.gov

Lai Louie           State Treasurer's Office           (916)653-3600
915 Capital Mall, Rm. 280                              (916)653-4827
Sacramento, CA 95814                                   llouie@treasurer.ca.gov

Ruben Tavares              CEC                         (916)654-5459
15169th Street
Sacramento, CA 95814

Patrick McDonnell          AglandEnergy                (415)461-5820
                                                       (415)461-6803

J.A. Savage                     CEM                    (510)534-9109
                                                       (510)534-9105

William Marcus             JBS Energy, Inc.            (916)372-0534
                           TURN                        (916)372-1624

William Cobbs              PRAG                        (212)566-7810
                                                       (212)566-7816

R.94-04-031/I.94-04-032   SUMMARY OF WORKSHOP DISCUSSION ON RATE REDUCTION BONDS
--------------------------------------------------------------------------------


NAME AND ADDRESS                 AFFILIATION           PHONE, FAX, E-MAIL

Yvonne Larson Webb               Ladson Assoc          (415)296-8388
870 Market Street, Ste. 765                            (415)296-8387
San Francisco, CA 94102                                ylwebb@AOL.com

Ken Meyers                       ECG                   (415)459-3518

Reed Schmidt                     BWA                   (415)775-3133
                                                       bwa@slip.net

Doug Kerner                      IEP                   (916)447-2166

Barry McCarthy                   DWM&P                 (408)988-4404
                                                       (408)988-3372

                                 ATTACHMENT C

                              FINANCING SCHEDULE

                                 ATTACHMENT C

                  FINANCING SCHEDULE FOR RATE REDUCTION BONDS


Subject to market conditions and unforeseen contingencies that could affect the timing of the activities listed below, SDG&E proposes the following schedule with respect to the first series or class of Rate Reduction Bonds:

A.   Proposed Schedule Relating to this Application

                Action                                 Proposed Timing

Part One to Application Filed                           May 6, 1997
Part Two to Application Filed                             September
IED Bank Approval of Issuance Resolution                   October
Bond Document Execution                                    October
Bond Pricing                                          October - December

B.   Proposed Schedule Relating to the CPUC

                Action                                 Proposed Timing

Application Filed                                         May 6, 1997
Response to Protest To Applications                         May 20
Pre-hearing Conference                                      May 27
Hearings, if needed                                    May 28 - June 3
Openings Briefs                                            June 13
Reply Briefs                                               June 25
Draft or ALJ Proposed Decision                             August 4
Comments on PD                                             August 25
Reply Comments on PD                                       September 2
Commission Financing Order                                 September 3
Rate Reduction Bonds Issued/FTA Charges Implemented   October - December 1997

C. Proposed Schedule Relating to the SEC(1)

                    Action                                           Proposed Timing
Filing of Shelf Registration Statement                                 June 1997
Comments from the SEC                                                    July
Response to Comments from the SEC                                        July
Filing of Amendment No. 1 to the Shelf
Registration Statement                                                   July
Comments from the SEC                                                   August
Response to comments from the SEC                                       August
Filing of Amendment No. 2 to the Shelf                                  August
Registration Statement
Comments from the SEC                                                  September
Response to comments from the SEC                                       September
Filing of Amendment No. 3 to the Shelf
Registration Statement (2)                                             September
Registration Statement declared effective                              September
Bond offering and pricing                                           October - December

D.  Proposed Schedule Relating to the Rating of RRBs

                    Action                                           Proposed Timing
Submission of Draft Transaction Documents to
Rating Agencies                                                        June 1997
Comments from the Rating Agencies                                        July
Meetings with the Rating Agencies                                        July
Revision of Transaction Documents                                       August
Rating of Rate Reduction Bonds                                          October

---------------------------
(1) It is possible that the issuance of the Rate Reduction Bonds will be made pursuant to private offering. See Item III.6.D in the response to Open Issues. Accordingly, the above proposed schedule relating to the SEC will be modified and SDG&E will notify the Infrastructure Bank of any such modifications. In any event, SDG&E expects that the rate reduction bonds will be issued not later than 12/31/97.

(2) We anticipate that there will be approximately three amendments to the Shelf Registration Statement prior to the effectiveness thereof. There may be more or fewer amendments required depending on various factors, including the nature and quantity of comments received from the SEC.

E.   Proposed Schedule Relating to the IRS

               Action                                Proposed Timing
Additional comments, if any, from the IRS                  /3/
Response to additional comments from the                   /3/
IRS, if any
Issuance of Tax Ruling by the IRS                   Third Quarter 1997

F.   Proposed Schedule Relating to the California Franchise Tax Board

               Action                                Proposed Timing
Filing of Request for Ruling                        Third Quarter 1997
Issuance of Tax Ruling by the Franchise Tax        Fourth Quarter 1997
Board


_________________

3 The Company has responded to all inquiries received to date from the IRS. It is unknown whether any additional requests for information will be forthcoming. Responses would be made as quickly as possible to any future data requests.

                 [SAN DIEGO GAS & ELECTRIC COMPANY LETTERHEAD]


                              October 27, 1997

Mr. Luis Buhler, Acting Executive Director
California Infrastructure & Economic Development Bank
c/o California Trade and Commerce Agency
810 K Street, Suite 1700
Sacramento, CA  95814

RE:  Application for Issuance of Rate Reduction Bonds
     ------------------------------------------------

Dear Mr. Buhler:

     Pursuant to the provisions of AB 1890 (chapter 854, Statutes of 1996), San Diego Gas & Electric submitted on May 6, 1997, a Part One Application to the California Infrastructure and Economic Development Bank ("Bank") for issuance of Rate Reduction Bonds ("RRBs") by a special purpose trust to be established by the Bank. Attached to this letter is SDG&E's Part Two Application for final Bank approval to issue RRBs.

     Attached to the enclosed Application is all of the information requested by the Bank for a Part Two Application for Issuance of RRBs.

     With its Part One Application, SDG&E provided the required initial application fee of $50,000 payable to the Bank. We acknowledge that the Bank's costs of issuance, including administrative, legal and financial advisory expenses, will be paid from the proceeds of the RRBs upon closing. In addition, the Bank's annual ongoing administrative, legal and financial advisory expenses related solely to the RRB issuance will be provided for as an ongoing expense of the transaction to be recovered from fixed transition amount charges paid by residential and small commercial customers in SDG&E's service territory.

                                       Sincerely,

                                       /s/ Charles A. McMonagle
                                       ------------------------
                                       Charles A. McMonagle
                                       Manager - Financial Services

cc:  Brooke Bassett (w/attachments)
     Lai Louie (w/attachments)
     Wes Hough (w/attachments)
     Blake Fowler (w/o attachments)
     Eric Tashman (w/o attachments)

                          PART TWO OF APPLICATION OF
                          --------------------------
                       SAN DIEGO GAS AND ELECTRIC COMPANY
                       ----------------------------------
                        TO THE CALIFORNIA INFRASTRUCTURE
                        --------------------------------
                         AND ECONOMIC DEVELOPMENT BANK
                         -----------------------------

                              RATE REDUCTION BONDS
                              --------------------

                              I.  GENERAL INFORMATION
                                  -------------------

1. Date of Application:           Part One:  May 6, 1997
                                  Part Two:  October 27, 1997

2. Identification of Applicant:   San Diego Gas and Electric Company

3. Address of Applicant:          (mailing address)  P.O. Box 1831
                                                     San Diego, CA  92112

                                  (street address)   101 Ash Street
                                                     San Diego, CA  92101

4. Contact Person::               Jim Montgomery, Principal Financial Analyst

5. Phone Contact:                 (619) 696-4527

6. Facsimile Contact:             (619) 696-4899

7. E-mail Address:                JMONTGOM@SDGE.com

8. Long-Term and Short-Term Senior Unsecured Debt Ratings of the Applicant or its Parent:

                              Long-Term      Short-Term
                              ---------      ----------
     Standard & Poor's           A              A-1
     Moody's                     A2             P-1


               II. INFORMATION ON APPLICATION FOR FINANCING ORDER
                   ----------------------------------------------

1. Date of application to the California Public Utilities Commission for a Financing Order.

   May 6, 1997

2. Please attach a copy of the application for the Financing Order including all attachments and exhibits. If the application for Financing Order has not been made, please provide the Bank with a copy of the application as soon as it has been filed.

   A copy of SDG&E's application with the California Public Utilities Commission
   (CPUC) was provided to the Bank with Part One of this Application.

3. Please keep the Bank informed of any written communication with the CPUC regarding the Financing Order. Send two copies of all communication to and from the CPUC to Glenn Stober, California Trade and Commerce Agency, 801 K Street, Suite 1700, Sacramento, CA 95814.

   SDG&E acknowledges the requirement that it keep the Bank on notice of all written communication with the CPUC regarding the Financing Order and will continue to send two copies of all such communications to the address set forth above.

                      III.  APPLICATION FORM A - PART TWO
                            -----------------------------

1. Par amount (or maximum amount ) of RRBs proposed to be issued.

   In Decision 97-09-057, the CPUC authorized the issuance of an aggregate principal amount of up to $800 million of Rate Reduction Certificates. The exact amount of the issuance will be determined when the Certificates are priced using the sizing model approved by the CPUC.


2. Attach copies of the offering documents and legal agreements (current drafts are acceptable).

   The following draft offering documents and legal agreements are attached hereto, respectively, as Exhibits A through L.


Document                                   Exhibit
---------                                  -------

Administrative Services Agreement             A
Amended and Restated Declaration and          B
 Agreement of Trust
Amended and Restated Limited Liability        C
 Company Agreement
Amendment No. 2 to SEC Registration           D
 Statement
Declaration and Agreement of Trust            E
Fee and Indemnity Agreement                   F
Note Indenture                                G
Note Purchase Agreement                       H
Notification Registration                     I
Transition Property Purchase and Sale         J
 Agreement
Transition Property Servicing Agreement       K
Underwriting Agreement                        L

3. Provide an updated listing of transaction participants.

   Please see the updated list of transaction participants attached hereto as Exhibit M.


4. Provide a revised financing schedule showing all activities leading to the issuance of each series of RRBs subject to this application.

   Subject to market conditions and unforeseen contingencies that could affect the timing of the activities listed below, SDG&E expects the Certificates to be issued by the end of December 1997. The following is a list of activities leading to the issuance of the Certificates pursuant to this schedule:

   1.  Respond to SEC comments on Registration Statement as required
   2.  Receive preliminary ratings
   3.  SEC Registration Statement declared effective
   4.  Bank approval of  issuance resolution
   5.  Investor roadshow
   6.  Pre-pricing
   7.  Price transaction
   8.  File Advice Letter with CPUC
   9.  Pre-closing (final documents)
   10.  Closing


5. Provide updated bond sizing and cash flow schedules for the proposed issuance(s) detailing the structure of each series of RRBs. Include projections of the fixed transition amounts to be collected and the projected debt service on the RRBs.

   Based on market conditions as of October 6, 1997, the weighted average coupon for the Rate Reduction Certificates is projected to be 6.30%. Based on this assumption, the size of the issuance necessary to support the 10% rate reduction for small customers is approximately $666 million. The weighted average coupon and size of the offering will change based on market conditions when the Certificates are priced. Please see the response to question number eight for detailed pricing assumptions.

   Please see the updated bond sizing and cash flow schedules, containing the information set forth in the above requirements, attached hereto as Exhibits N and O, respectively.


6. Provide a description of the proposed structure for the RRBs, e.g., will there be different classes of securities, or will a "pass-through" or some other structure be utilized?

   (All capitalized terms used herein and not otherwise defined shall have the meaning specified in the SEC Registration Statement.) The Certificates will consist of sequential pay Classes issued by "[Name] Special Purpose Trust SDG&E-1" (the "Trust"). It is currently expected that there will be five such Classes, although the number of Classes, and the size and expected final maturity date of each, may change depending upon market conditions. Each Class of Certificates will correspond to a Class of Notes issued by the Note Issuer, and will represent undivided interests in the related Class of Notes. The Notes are secured by the Transition Property and certain other assets of the Note Issuer (including the Collection Account).

   All payments in respect of the Notes will be "passed through" to Certificateholders. All collections in respect of the Transition Property and other assets of the Note Issuer will either be (a) "passed through" as interest on and principal of the Notes on each quarterly Payment Date, (b) used to pay expenses of the Note Issuer and the Trust, (c) retained in one or more subaccounts as a reserve or overcollateralization, or (d) used to replenish subaccounts previously used to pay certificateholders. The maximum principal payment on the Notes on any quarterly Payment Date ("Quarterly Principal") shall equal the excess, if any, of the then outstanding principal balance of the Notes over the outstanding principal balance specified for such Payment Date on the applicable Expected Amortization Schedule.

   The Notes will bear a fixed rate of interest, whereas the interest rate on the corresponding Certificates may be fixed or floating. If the State Treasurers Office and the underwriters determine that a portion of the Certificates should bear a floating rate, the Trust will enter into a swap agreement with a swap counterparty whereby the Trust will make fixed rate payments to, and receive floating rate payments from, the swap counterparty. The Trust will in turn make floating rate payments to floating rate Certificateholders.


7. Provide the target credit ratings for each series of RRBs from each rating agency from which a rating is expected to be requested. Discuss the credit structure proposed for the financing and the types and amounts of internal and external "credit enhancement" to be provided that support that rating. Describe how the recommended levels of "credit enhancement" were determined.

   Target Credit Ratings for all Classes of Rate Reduction Certificates SDG&E-1:

   Standard & Poor's  AAA
   Moody's            Aaa
   Fitch              AAA

   Credit Enhancement:
   ------------------

   There are two primary forms of credit enhancement: the "True-Up Mechanism" and certain amounts available in the Collection Account. The final form and amounts of credit enhancement are subject to rating agency confirmation. The recommended levels of credit enhancement were determined (a) based upon the collective judgment of the underwriters and (b) in a manner consistent with the other aspects of the transaction (e.g., requirement to achieve the necessary characterization of the transaction for tax purposes).

   True-Up Mechanism

   The Servicing Agreement requires the Servicer to seek, and the Statute and the Financing Order require the CPUC to approve, periodic adjustments to the FTA Charges based on actual FTA Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, future expenses relating to the Transition Property, the Notes and the Certificates, and expected customer delinquencies and write-offs. The adjustments to the FTA Charges will continue until all interest on and principal of all Series of Notes and corresponding Series of Certificates have been paid or distributed in full.

   Collection Account

   Upon issuance of the Notes, the Note Issuer will establish the Collection Account, which will be held by the Note Trustee for the benefit of the Noteholders. The Collection Account will consist of four subaccounts, two of which (the "Overcollateralization Subaccount" and the "Capital Subaccount") provide credit enhancement for the Notes, and the funds on deposit therein may be used to make payments on the Notes in the event of a shortfall in FTA Collections (as further specified in the Indenture).

   .  Overcollateralization Subaccount

      The Financing Order permits the Servicer to set the FTA Charges at levels that are expected to produce FTA Collections in amounts that exceed the amounts expected to be required to make all payments on the Notes and distributions on the Certificates in turn in a timely manner and to pay all related fees and expenses. The aggregate required amount of such excess shall equal 0.50% of the initial principal amount of the Notes. Such amount shall be collected ratably over 40 quarters.

   .  Capital Subaccount

      Upon the issuance of each Series of Notes, the Seller will contribute capital to the Note Issuer in an amount specified in each Prospectus Supplement, which will equal 0.50% of the initial principal amount of each such Series of Notes. Such amount, less $100,000 in the aggregate for all Series of Notes, will be deposited in to the Capital Subaccount.


8. Indicate the date for which interest rates in the bond sizing schedules apply and the detailed pricing assumptions behind each maturity, e.g., the appropriate US Treasury index maturity and spread assumptions.

   Like other debt securities, the Rate Reduction Certificates will be priced relative to a benchmark security. Fixed-rate Certificates will be priced relative to a comparable term US Treasury security, while floating rate Certificates will be priced relative to a floating rate index known as LIBOR (the London Interbank Offering Rate). The appropriate term for the benchmark generally is based on the expected average life of the Certificates, i.e., the expected average principal repayment date, not the expected final maturity date

   Following are detailed pricing assumptions based on Treasury yields and indicative credit spreads as of October 6, 1997. This information is provided for indicative purposes only. Final pricing and structure will be determined by State Treasurers Office and the underwriters based on market conditions at the time the Certificates are priced.



 Class       Expected     Benchmark    Current Credit    Quarterly
           Average Life     Yield          Spreads         Coupon
------------------------------------------------------------------

A-1         1.21 years      5.57%             0.45%        5.98%
------------------------------------------------------------------
A-2         3.22 years      5.71%             0.40%        6.06%
------------------------------------------------------------------
A-3         5.22 years      5.81%             0.45%        6.22%
------------------------------------------------------------------
A-4         7.22 years      5.95%             0.50%        6.40%
------------------------------------------------------------------
A-5         9.22 years      5.93%             0.55%        6.43%
------------------------------------------------------------------

9. Provide a schedule of sources and uses of funds for each series of RRBs showing par (less any discount) plus accrued interest, if any, as sources and acquisition of transition property, underwriting fees and costs of issuance as uses. Provide a detailed breakdown of proposed costs of issuance and underwriting fees and expenses.

   Following is a schedule detailing sources and uses of funds. In Decision 97-09-057, the CPUC authorized issuance costs up to a maximum of $7 million.

   Sources:
   Rate Reduction Certificates, Series 1997 (1)      $666,000,000


Uses:

   Purchase of Transition Property (2), including:                        $666,000,000
     Underwriting fees                                            (2)
     Underwriting expenses                                        (2)
     Company counsel                                    $  1,200,000
     Underwriters counsel                                         (2)
     Bond counsel                                                 (2)
     Accounting Fees                                    $    100,000
     Rating Agency Fees                                           (2)
     SEC Registration Fees                              $    202,000
     Infrastructure Bank Fees                                     (2)
     State Treasurer Fees                                         (2)
     Printing Fees                                                (2)
     Trustee Fees                                                 (2)
     SPE set-up fees                                    $     25,000
     Advisor Fees                                       $     50,000

(1) The final size of the transaction will change based on market conditions at the time of issuance.
(2) To be determined by the State Treasurer's Office and/or the Infrastructure Bank

10. Describe the status of legal opinions regarding bankruptcy "true sale" and the IRS ruling on debt for tax treatment and identify whether any open issues remain.

   The IRS issued a favorable final private tax ruling regarding the tax treatment for this transaction on September 8, 1997. There are no open issues remaining on either the "true sale" or IRS ruling at this time.


11. What entity will serve as collection agent or servicer for the fixed transition amounts and what fees will be assessed, if any, for this function?

   SDG&E will serve as servicer for the fixed transition amounts pursuant to the terms of the Transition Property Servicing Agreement to be entered into between SDG&E, as servicer, and SDG&E Funding LLC, as Note Issuer. Under the agreement, SDG&E will be entitled to servicing fees sufficient to attract a replacement servicer.

       =================================================================



                       ADMINISTRATIVE SERVICES AGREEMENT


                                    between


                                 [NAME OF SPE]

                                  Note Issuer


                                      and


                               [NAME OF UTILITY]

                                 Administrator



                          Dated as of _________, 1997



       =================================================================

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                   ARTICLE I

                      Duties of Administrator.........................................................   3
                      -----------------------

     SECTION 1.01.    Appointment of Administrator; Acceptance
                      of Appointment..................................................................   3
     SECTION 1.02.    Duties with Respect to the Related
                      Agreements......................................................................   3
     SECTION 1.03.    Additional Duties...............................................................   9
     SECTION 1.04.    Non-Ministerial Matters.........................................................  11

                                  ARTICLE II

                                   Records............................................................  12
                                   -------

     SECTION 2.01.    Records.........................................................................  12

                                  ARTICLE III

                  Compensation and Reimbursement of Expense...........................................  13
                  -----------------------------------------

     SECTION 3.01.    Compensation....................................................................  13
     SECTION 3.02.    Reimbursement of Expense........................................................  13

                                     ARTICLE IV

                             Additional Information...................................................  13
                             ----------------------

     SECTION 4.01.    Additional Information To Be Furnished to Note Issuer...........................  13

                                     ARTICLE V

                            Miscellaneous Provisions..................................................  13
                            ------------------------

     SECTION 5.01.    Independence of Administrator...................................................  13
     SECTION 5.02.    No Joint Venture................................................................  14
     SECTION 5.03.    Other Activities of Administrator...............................................  14
     SECTION 5.04.    Term of Agreement; Resignation and
                      Removal of Administrator........................................................  14
     SECTION 5.05.    Action upon Termination, Resignation or
                      Removal.........................................................................  17
     SECTION 5.06.    Notices.........................................................................  18
     SECTION 5.07.    Amendments......................................................................  19
     SECTION 5.08.    Successors and Assigns..........................................................  20
     SECTION 5.09.    Limitations on Rights of Others.................................................  21
     SECTION 5.10.    GOVERNING LAW...................................................................  21
     SECTION 5.11.    Headings........................................................................  21
     SECTION 5.12.    Counterparts....................................................................  22
     SECTION 5.13.    Severability....................................................................  22

SECTION 5.14.  Nonpetition Covenants.............................................................  22
SECTION 5.15.  Limitation of Liability of Note Trustee...........................................  23

     EXHIBIT A -  Form of Power of Attorney

                         ADMINISTRATIVE SERVICES AGREEMENT dated as of
                    ____________, 1997, between [NAME OF SPE], a Delaware limited liability company (the "Note Issuer"), and [NAME OF UTILITY], a California corporation, as administrator (the "Administrator").

                                    RECITALS

          A. WHEREAS, the Note Issuer is issuing the Notes pursuant to the Indenture dated as of ____________, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Indenture"; capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Indenture), between the Note Issuer and [_______________], as Note Trustee (in such capacity, the "Note Trustee").

          B. WHEREAS, the Note Issuer has entered into certain agreements in connection with the issuance of the Notes, including (i) a Transition Property Purchase and Sale Agreement dated as of ____________, 1997 (the "Sale Agreement"), between the Note Issuer and [NAME OF UTILITY], as Seller (in such capacity, the "Seller"), (ii) a Transition Property Servicing Agreement dated as of ________________ 1997 (the "Servicing Agreement"), between the Note Issuer and [NAME OF UTILITY], as Servicer (in such capacity, the "Servicer"), (iii) the Indenture,

(iv) the Note Purchase Agreement dated as of __________, 1997 (the "Note Agreement") between Note Issuer and __________, as certificate trustee and (v) the Fee and Indemnity Agreement dated _________, 1997 (the "Fee Agreement") between __________ and __________ (the Sale Agreement, the Servicing Agreement, the Indenture, the Note Agreement and the Fee Agreement hereinafter referred to collectively as the "Related Agreements");

          C. WHEREAS, pursuant to the Related Agreements, the Note Issuer is required to perform certain duties in connection with the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral");

          D. WHEREAS, the Note Issuer desires to have the Administrator perform certain of the duties of the Note Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Note Issuer may from time to time request; and

          E. WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Note Issuer on the terms set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                            Duties of Administrator
                            -----------------------

          SECTION 1.01.  Appointment of Administrator; Acceptance of
                         -------------------------------------------
Appointment.  The Note Issuer hereby appoints the Administrator, and the
-----------
Administrator hereby accepts such appointment, to perform the Administrator's obligations pursuant to this Agreement on behalf of and for the benefit of the
Note Issuer in accordance with the terms of this Agreement and applicable law.

          SECTION 1.02.  Duties with Respect to the Related Agreements.  (a)
                         ---------------------------------------------
The Administrator agrees to perform all its duties as Administrator hereunder. In addition, the Administrator shall consult with the Note Issuer regarding its duties under the Related Agreements. The Administrator shall advise the Note Trustee when action is necessary to comply with the Note Issuer's duties under the Related Agreements. The Administrator shall prepare for execution by the
Note Issuer, or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Note Issuer to prepare, file or deliver pursuant to any Related Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Note Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

               (1) the preparation of or obtaining of the documents and instruments required for authentication of the Notes, if any, and delivery of the same to the Note Trustee (Section 2.03);

               (2) the duty to cause the Note Register to be kept and to give the Note Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.05);

               (3) the fixing or causing to be fixed of any specified record date and the notification of each affected Noteholder with respect to special record dates, payment dates, and the amount of defaulted interest (plus interest on such defaulted interest) to be paid, if any (Section 2.08(c));

               (4) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.11);

               (5) the duty to cause newly appointed Paying Agents, if any, to deliver to the Note Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

               (6) the direction to Paying Agents to pay to the Note Trustee all sums held in trust by such Paying Agents (Section 3.03);

               (7) the obtaining and preservation of the Note Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral (Section 3.04);

               (8) the preparation of all supplements, amendments, filings with the CPUC pursuant to the PU Code, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Collateral (Section 3.05);

               (9) the obtaining of the Opinions of Counsel and the delivery of such Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Collateral, and the annual delivery of the Officer's Certificate and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

               (10) the identification to the Note Trustee in an Officer's Certificate of any Person with whom the Note Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

               (11) the preparation and filing of all documents required under the Statute relating to the transfer of the ownership or security interest in the Transition Property (Section 3.07(i));

               (12) the preparation and obtaining of documents and instruments required for the release of the Note Issuer from its obligations under the Indenture (Section 3.11(b));

               (13) the delivery of notice to the Note Trustee and the Rating Agencies of each Event of Default and each default by the Servicer or Seller of its obligations under the Servicing Agreement or the Sale Agreement, respectively (Sections 3.07(d) and 3.19);

               (14) the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating to (i) the satisfaction and discharge of the Indenture under Section 4.01 of the Indenture or (ii) the exercise of the Legal Defeasance Option or the Covenant Defeasance Option under Section 4.02 of the Indenture (Sections 4.01 and 4.02);

               (15) the furnishing to the Note Trustee with (i) each Record Date with respect to each Series and (ii) the names and addresses of Noteholders during any period when the Note Trustee is not the Note Registrar (Section 7.01);

               (16) the preparation and, after execution by the Note Issuer, the filing with the Commission and the Note Trustee of the annual reports and of the information, documents and other reports required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and the transmission of such summaries, as necessary, to the Noteholders (Sections 3.07(h) and 7.03);

               (17) the notification of the Note Trustee if and when the Notes are listed on any stock exchange (Section 7.04);

               (18) the opening of one or more segregated trust accounts in the Note Trustee's name, the preparation of Issuer Orders, and the obtaining of Opinions of Counsel and the taking of all other actions necessary with respect to investment and reinvestment of funds in the Collection Account (Sections
     8.02 and 8.03);

               (19) the preparation of Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral as defined in the Indenture (Sections 8.04 and 8.05);

               (20) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.01 and 9.02);

               (21) the preparation of new Notes conforming to any supplemental indenture (Section 9.06);

               (22) the notification of the Note Trustee of any redemption of the Notes (Section 10.01);

               (23) the preparation of all Officer's Certificates and the obtaining of Opinions of Counsel and Independent Certificates with respect to any requests by the Note Issuer to the Note Trustee to take any action under the Indenture (Section 11.01(a));

               (24) the preparation and delivery of Officer's Certificates for the release of property from the lien of the Indenture (Section 11.01(b));

               (25) the notification of the Note Trustee of any notice received by it from the Noteholders (Section 11.04);

               (26) the preparation and delivery to Noteholders and the Note Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06); and

               (27) the recording of the Indenture, if applicable, and the obtaining of an Opinion of Counsel in connection therewith (Section 11.15).

     (b)  The Administrator will:

               (1) pay the Note Trustee from time to time reasonable compensation for all services rendered by the Note Trustee in accordance with the Indenture; and

               (2) reimburse the Note Trustee upon its request for all reasonable out-of-pocket expenses incurred or made by the Note Trustee in accordance with the Indenture.

          SECTION 1.03.  Additional Duties.  (a) In addition to the duties of
                         -----------------
the Administrator set forth above, the

Administrator shall perform such calculations and shall prepare for execution by the Note Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Note Issuer to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Note Issuer shall take all appropriate action that it is the duty of the Note Issuer to take pursuant to the Related Agreements. Subject to Section 5.01 of this Agreement, and in accordance with the directions of the Note Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the
Note Issuer and are reasonably within the capability of the Administrator.

          (b) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the
                                                   --------  -------
terms of any such transactions or dealings shall be in accordance with any directions received from the Note Issuer and shall be, in the Administrator's reasonable opinion, no less favorable to the Note Issuer than would be available from unaffiliated parties.

          (c) It is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, execute on behalf of the Note Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Note Issuer to prepare, file or deliver pursuant to the Related Agreements. In furtherance thereof, the Note Issuer shall execute and deliver to the Administrator, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Note
---------
Issuer for the purpose of executing on behalf of the Note Issuer all such documents, reports, filings, instruments, certificates and opinions.

          SECTION 1.04.  Non-Ministerial Matters.  (a)  With respect to matters
                         -----------------------
that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Note Issuer of the proposed action and the Note Issuer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

               (1) the amendment of or any supplement to the Indenture;

               (2) the initiation of any claim or lawsuit by the Note Issuer and the compromise of any action, claim or lawsuit brought by or against the Note Issuer (other than in connection with the collection of the Receivables);

               (3) the amendment, change or modification of the Related Agreements;

               (4) the appointment of successor Note Registrars, successor Paying Agents and successor Note Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Note Trustee of its obligations under the Indenture; and

               (5)  the removal of the Note Trustee.

          (b) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not take any action that the
Note Issuer directs the Administrator not to take on its behalf.

                                   ARTICLE II
                                    Records
                                    -------
          SECTION 2.01.  Records.  The Administrator shall maintain appropriate
                         -------
books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Note Issuer and the Note Trustee at any time during normal business hours.

                                  ARTICLE III

                   Compensation and Reimbursement of Expense
                   -----------------------------------------

          SECTION 3.01.  Compensation.  As compensation for the performance of
                         ------------
the Administrator's obligations under this Agreement, the Administrator shall be entitled to $____________ per month.

          SECTION 3.02.  Reimbursement of Expense.  The Note Issuer shall
                         ------------------------
reimburse the Administrator for any of its liabilities and expenses, reasonably incurred, related to its performance hereunder or under any Related Document (including without limitation those expenses set forth in Section 1.02(b) of this Agreement), provided that such liabilities and expenses are not incurred as the result of the Administrator's negligence, bad faith, willful misconduct or fraud.

                                   ARTICLE IV
                             Additional Information
                             ----------------------

          SECTION 4.01.  Additional Information To Be Furnished to Note Issuer.
                         -----------------------------------------------------
The Administrator shall furnish to the Note Issuer from time to time such additional information regarding the Collateral as the Note Issuer shall reasonably request.

                                   ARTICLE V
                            Miscellaneous Provisions
                            ------------------------

          SECTION 5.01.  Independence of Administrator.  For all purposes of
                         -----------------------------
this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Note Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Note Issuer, the Administrator shall have no authority to act for or represent the Note Issuer in any way and shall not otherwise be deemed an agent of the Note Issuer.

          SECTION 5.02.  No Joint Venture.  Nothing contained in this Agreement
                         ----------------
shall (a) constitute the Administrator and the Note Issuer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) be construed to impose any liability as such on any of them or (c) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          SECTION 5.03.  Other Activities of Administrator.  Nothing herein
                         ---------------------------------
shall prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Note Issuer.

          SECTION 5.04.  Term of Agreement; Resignation and Removal of
                         ---------------------------------------------
Administrator.  (a)  This Agreement shall continue in
-------------
force until the dissolution of the Note Issuer, upon which event this Agreement shall automatically terminate.

          (b) Subject to Sections 5.04(e) and 5.04(f), the Administrator may resign its duties hereunder by providing the Note Issuer with at least 60 days prior written notice.

          (c) Subject to Sections 5.04(e) and 5.04(f), the Note Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days prior written notice.

          (d) Subject to Sections 5.04(e) and 5.04(f), at the sole option of the
Note Issuer, the Administrator may be removed immediately upon written notice of termination from the Note Issuer to the Administrator if any of the following events shall occur:

               (1) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Note Issuer);

               (2) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

               (3) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

          The Administrator agrees that if any of the events specified in clause
(2) or (3) of this Section shall occur, it shall give written notice thereof to the Note Issuer and the Note Trustee within seven days after the happening of such event.

          (e) No resignation or removal of the Administrator pursuant to this
Section 5.04 shall be effective until (1) a successor Administrator shall have been appointed by the Note Issuer and (2) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

          (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

          SECTION 5.05.  Action upon Termination, Resignation or Removal.
                         -----------------------------------------------
Promptly upon the effective date of termination of this Agreement pursuant to
Section 5.04(a) or the resignation or removal of the Administrator pursuant to Sections 5.04(b) or 5.04(c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal, to the extent permitted under Article III. The Administrator shall forthwith upon such termination pursuant to Section 5.04(a) deliver to the Note Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Sections 5.04(b) or 5.04(c), respectively, the Administrator shall cooperate with the Note Issuer and take all reasonable steps requested to assist the Note Issuer in making an orderly transfer of the duties of the Administrator.

          SECTION 5.06.  Notices.  Any notice, report or other communication
                         -------
given hereunder shall be in writing and addressed as follows:

          (a)  if to the Note Issuer, to

               [ACRONYM OF UTILITY]
               Funding LLC
               ____________________
               ____________________
               ____________________
               ____________________

          (b)  if to the Administrator, to

               [NAME OF UTILITY]
               ____________________
               ____________________

          (c)  if to the Note Trustee, to

               [_________________]
               ____________________
               ____________________

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, telecopied or hand-delivered to the address of such party as provided above, except that notices to the Note Trustee are effective only upon receipt.

          SECTION 5.07.  Amendments.  This Agreement may be amended in writing
                         ----------
by the Administrator and the Note Issuer with the written consent of the Note Trustee, but without the consent of any of the Noteholders or Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced
                    --------  -------
by an Officer's Certificate delivered to the Note Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended in writing from time to time by the Administrator and the Note Issuer with the written consent of the Note Trustee and the written consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of all Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment
                                       --------  -------
shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, FTA Collections or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.

          Promptly after the execution of any such amendment and the requisite consents, the Administrator shall furnish written notification of the substance of such amendment to the Note Trustee and each of the Rating Agencies.

          It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to its consent to any amendment to this Agreement, the Note Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement. The Note Trustee may, but shall not be obligated to, enter into any such amendment which affects the Note Trustee's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 5.08.  Successors and Assigns.  This Agreement may not be
                         ----------------------
assigned by the Administrator unless such assignment is previously consented to in writing by the Note Issuer and the Note Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Note Issuer and the Note Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Note Issuer and the Note Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder and the Rating Agency Condition is satisfied. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

          SECTION 5.09.  Limitations on Rights of Others.  The provisions of
                         -------------------------------
this Agreement are solely for the benefit of the Administrator, the Note Issuer, the Trust, the Note Trustee, the Certificate Trustee, the Noteholders and the Certificateholders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 5.10.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 5.11.  Headings.  The section headings hereof have been
                         --------
inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          SECTION 5.12.  Counterparts.  This Agreement may be executed in
                         ------------
counterparts, each of which when so executed shall together constitute but one and the same agreement.

          SECTION 5.13.  Severability.  Any provision of this Agreement that is
                         ------------
prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 5.14.  Nonpetition Covenants.  Notwithstanding any prior
                         ---------------------
termination of this Agreement or the Indenture, but subject to the CPUC's right to order the sequestration and payment of revenues arising with respect to the Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transition Property pursuant to Section 843(e) and (g) of the PU Code, the Administrator shall not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Note Issuer, acquiesce, petition or otherwise invoke or cause the Note Issuer or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Note Issuer or the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or the Trust or any substantial part of the property or the Note Issuer or the Trust, or ordering the winding up or liquidation of the affairs of the Note Issuer or the Trust.

          SECTION 5.15.  Limitation of Liability of Note Trustee.
                         ---------------------------------------
Notwithstanding anything contained herein to the contrary, this Agreement has
been accepted by [               ] not in its individual capacity but solely as
Note Trustee and in no event shall [               ] have any liability for the
representations, warranties, covenants, agreements or other obligations of the
Note Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Note Issuer.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              [ACRONYM OF UTILITY] Funding LLC


                              By: _________________________
                                   Name:
                                   Title:



                              [NAME OF UTILITY], as Administrator,


                              By: ________________________
                                   Name:
                                   Title:


Acknowledged and Accepted:

[                    ] not in its
individual capacity but solely as
Note Trustee,



By: __________________________
    Name:
    Title:

                                                                       EXHIBIT A
                                                     [Form of Power of Attorney]


                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that [ACRONYM OF UTILITY] Funding LLC, a Delaware limited liability company (the "Note Issuer"), does hereby make, constitute and appoint [NAME OF UTILITY], as Administrator under the Administrative Services Agreement (the "Administration Agreement"), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Note Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Note Issuer to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement).

          EXECUTED this [___] day of ____________ 1997.

                                 [ACRONYM OF UTILITY] Funding LLC


                                 By: _______________________
                                     Name:
                                     Title:


          The above was subscribed and sworn to before me this ___ day of ___________________, 1997.


[Seal]

                                 _______________________________
                                 Notary Signature


          My commission expires:  _____________________________

                                 ATTACHMENT E

                      DECLARATION AND AGREEMENT OF TRUST


     DECLARATION AND AGREEMENT OF TRUST (the "Trust Agreement"), dated as of ______________________, 1997, between California Infrastructure and Economic Development Bank, a public body established within the state government of the State of California (the "Originator") and Bankers Trust (Delaware), a Delaware banking corporation, as trustee (the "Trustee"). The Originator and the Trustee hereby agree as follows:

     1.   Creation of Trust.
          -----------------

          a. The trust created hereby shall be known as the "California Infrastructure and Economic Development Bank Special Purpose Trust [Acronym of Utility-1]" (the "Trust"), in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued. The Originator hereby finds and determines, and hereby represents and warrants, that the Trust constitutes a "special purpose trust" under Section 63010 of the California Government Code and a "financing entity" under Section 840 of the California Public Utilities Code, and that the Trust is being established to issue "rate reduction bonds" under Section 840 of the California Public Utilities Code.

          b. The Originator hereby assigns, transfers, conveys and sets over to the Trustee the sum of $1. The Trustee hereby acknowledges receipt of such amount in trust from the Originator, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Originator. It is the intention of the parties hereto that the Trust created hereby constitute a not-for-profit business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached as Exhibit A hereto.

          c. The Originator and the Trustee will enter into an amended and restated Declaration and Agreement of Trust, satisfactory to each such party, to provide more fully for the contemplated purpose and operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Declaration and Agreement of Trust, (a) the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (b) the Originator on behalf of the Trust may execute an underwriting contract and related documents on behalf of the Trust in order to provide for the offer and sale of the "rate reduction bonds" to be issued by the Trust.

     2.   Concerning the Trustee.
          ----------------------

          a. Except as otherwise expressly required by Section 1 of this Trust Agreement, unless specifically authorized in writing by the Originator and consented to by the Trustee, the Trustee shall not have any duty or obligation with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries. The Trustee shall not be liable for the acts or omissions of the Originator or any Authorized Officer thereof (as hereinafter defined) and shall owe no other fiduciary duties to the Trust or its beneficiaries other than as expressly provided for in this Section 2.

          b. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

               i. The Trustee shall not be personally liable for any error of judgment made in good faith;

               ii. No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

               iii. Under no circumstance shall the Trustee be personally liable for any indebtedness of the Trust; and

               iv. The Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Originator.

          c. The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Chair or the Executive Director of the Originator (the "Authorized Officer"), as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          d. In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

          e. Except as expressly provided in this Section 2, in accepting and performing the trusts hereby created the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

     3.   Indemnification.  The Originator shall indemnify, defend and hold
          ---------------
harmless the Trust and the Trustee and any of the officers, directors, employees and agents of the Trust and the Trustee (the "Indemnified Persons") from and against any and all costs, expenses, disbursements (including the reasonable fees and expenses of counsel), losses, claims, taxes, damages and liabilities of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the execution, delivery or performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Originator shall not indemnify any Indemnified Person for any costs, expenses, disbursements, losses, claims, taxes, damages or liabilities which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     4.   Counterparts.  This Trust Agreement may be executed in one or more
          ------------
counterparts.

     5.   Resignation.  The Trustee may resign upon thirty days prior written
          -----------
notice to the Originator.

     6.   Governing Law.  This Trust Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, however, that matters regarding the authority of the Originator and the validity of actions taken by the Originator hereunder shall be governed by the laws of the State California.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                       BANKERS TRUST (DELAWARE),     as Trustee


                                       By:  ____________________________________
                                            M. Lisa Wilkins
                                            Assistant Secretary


                                       CALIFORNIA INFRASTRUCTURE AND ECONOMIC
                                       DEVELOPMENT BANK, as Originator


                                       By:  ____________________________________
                                            Christopher S. Holben
                                            Chairperson

                                                                       EXHIBIT A

                        [FORM OF CERTIFICATE OF TRUST]

                            CERTIFICATE OF TRUST OF
            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                             SPECIAL PURPOSE TRUST
                            [Acronym of Utility-1]


     THIS Certificate of Trust (the "Trust"), dated ____________, 1997, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a not-for-profit business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

     1.   Name.  The name of the business trust formed hereby is the "California
          ----
Infrastructure and Economic Development Bank Special Purpose Trust [Acronym of Utility-1]."

     2.   Delaware Trustee.  The name and business address of the trustee of the
          ----------------
Trust in the State of Delaware is Bankers Trust (Delaware), E. A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, Attention: Corporate Trustee Administration.

     3.   Effective Date.  This Certificate of Trust shall be effective as of
          --------------
the date filed.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                                  BANKERS TRUST (DELAWARE),
                                  as Trustee


                                  By:  _________________________________________
                                       M. Lisa Wilkins
                                       Assistant Secretary

                                 ATTACHMENT I

                                       VAL. NO.________________
                                       AMT._______ DATE________
                                       FOR OFFICE USE ONLY

                               STATE OF FLORIDA
                       DEPARTMENT OF BANKING AND FINANCE
                DIVISION OF SECURITIES AND INVESTOR PROTECTION
                             TALLAHASSEE, FLORIDA

NOTIFICATION REGISTRATION - SECTION 517.082, FLORIDA STATUTES

(Notification may be made by the issuer, by a registered dealer, by any person on whose behalf the offering is to be made, or by a duly authorized agent of such person.)

NOTE: The general information required on this form must be supplied by every notifier. A fee of $1,000 shall accompany every application for registration. Checks should be payable to: Robert F. Milligan, Comptroller.

NOTICE:     THIS FORM IS TO BE USED ONLY WHERE A REGISTRATION STATEMENT COVERING
------
THE SECURITIES AND OFFERING DESCRIBED HEREIN HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THERE IS NO PROHIBITION FROM THE REGISTRATION UNDER
SECTION 517.082(3), FLORIDA STATUTES

PART I.     GENERAL INFORMATION
-------     -------------------

Item 1.     Name and Address of the issuer and principal office.

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST SDG&E-1
            C/O SDG&E FUNDING LLC
            101 ASH STREET, ROOM 111
            SAN DIEGO, CA  92101

Federal Employer Identification (FEID) Number: 33-0762746
                                               ----------
Item 2. Name, Address and Telephone Number of correspondent to whom notice and communications regarding this notification may be sent.

                           G. DOUGLAS JOHNSON, ESQ.
Cravath, Swaine & Moore, Worldwide Plaza, 825 8th Avenue  NY, NY 10019

Item 3.     Name and Address of Notifier.

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST SDG&E-1
            C/O SDG&E FUNDING LLC
            101 ASH STREET, ROOM 111
            SAN DIEGO, CA  92101

Item 4.     Issuer organized under the laws of DELAWARE     DATE JULY 1, 1997
                                                                 ------------
Item 5. Notification Registration under Section 517.082, Florida Statutes, is made for the securities to be effectively registered under

                           SEC Reg. No._____________

PART II.  NOTIFIER SHALL FURNISH THE FOLLOWING EXHIBITS. EXHIBITS MAY NOT BE
          ------------------------------------------------------------------
INCORPORATED BY REFERENCE
-------------------------

Exhibit 1. One copy of Initial Registration Statement filed with the Securities and Exchange Commission unless effective with the SEC upon filing with the Department.

                                      -1-
DOSIP-5-3-91, REVISED 1/91

Exhibit 2. Issuer's Consent to Service of Process and Corporate Resolution to be executed upon Division of Securities and Investor Protection forms or appropriate Securities and Exchange Commission forms.

Exhibit 3.  One copy of the Final Pricing Amendment/Prospectus.

**For renewal purposes: an issuer need not submit Exhibit 1. A copy of the current prospectus may be submitted for Exhibit 3.

PART III.  THROUGH EXECUTION OF THIS APPLICATION, NOTIFIER HEREBY AGREES THAT IT
---------  ---------------------------------------------------------------------
           WILL:
           -----

1.         Furnish any other information requested by the Department.

2. Notify the Department by telegraphic notice effective registration with SEC within 10 business days of such registration unless
                    ------
           effective with the SEC upon filing with the Department.

3.         Furnish all documents with 60 days of such registration.

4. Make all sales in Florida through the issuer lawfully registered with the Department as a Dealer or through any other dealer lawfully registered with the Department.

Signed this 7th day of October, 1997
                                                SDG&E Funding LLC, VP & Counsel
                                                      Gary A. Perlmutter
                                                      ------------------
                                                       NAME OF NOTIFIER

                                            By:/s/ Gary A. Perlmutter
                                               ----------------------
                                               SIGNATURE, PRINTED NAME AND
                                             OFFICIAL CAPACITY OF PERSON
                                                SIGNING FOR NOTIFIER

STATE OF  California  )
                      )  ss.
COUNTY OF San Diego   )

Gary A. Perlmutter being duly sworn, deposes and says that he signed the forgoing notification as VP & Counsel (Official Capacity) of the above-named notifier having full authority to sign such notification and has examined the exhibits required to be submitted with such notification and that the information contained therein is true; and that no material fact in answer to the several questions has been omitted.

Subscribed and Sworn to before me this
7th day of October, 1997.

                                            /s/ Ruth Gese [seal]
                                            --------------------
                                            NOTARY REPUBLIC (Notarized Seal)
                                            Ruth Gese

        My Commission expires:  12-15-2000

                                            *____________Corporation does not
                                            have a seal

   ________________________________________________________________________
NOTE: THE REGISTRATION PURSUANT TO SECTION 517.082, FLORIDA STATUTES IS SUBJECT TO RECEIPT OF ALL DOCUMENTS AS REQUIRED

   ALL OFFERS AND SALES IN FLORIDA MUST BE MADE BY THE ISSUER AS A REGISTERED
              FLORIDA DEALER OR OTHER REGISTERED FLORIDA DEALERS

                     UNIFORM CONSENT TO SERVICE OF PROCESS

KNOW ALL MEN BY THESE PRESENTS;

     That the undersigned, SDG&E Funding LLC (a limited liability company subject to the laws of the State of Delaware) for the purpose of complying with the laws of the State of ___________________ relating to either the registration or sale of securities, hereby irrevocably appoints ____________________________, and the successors in such office, its attorney in the state of ____________________ upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with the sale of securities or out of violation of the aforesaid laws of said State; and the undersigned does hereby consent that any such action or proceeding against it may be commenced in any court of competent jurisdiction and proper venue within said State by service of process upon said officer with the same effect as if the undersigned was organized or created under the laws of said State and had lawfully been served with process in said State.

     It is requested that a copy of any notice, process or pleading served hereunder be mailed to:

SDG&E-1 Funding LLC, 101 Ash Street, Room 111, San Diego, CA 92101
------------------------------------------------------------------
                              (Name and Address)

     Dated:  October 7, 1997
             ---------


                                  SDG&E Funding LLC, as Depositor of
                                  California Infrastructure and Economic
                                  Development Bank Special Purpose Trust SDG&E-1



                                           By /s/ Gary A. Perlmutter
                                             ----------------------------------

                                                 Title Vice President & Counsel
                                                       ------------------------

                               ACKNOWLEDGEMENT

STATE OF California   )
                      ) SS.
COUNTY OF San Diego   )

     On this 7th day of October, 1997 before me Ruth M. Giese, the undersigned
             ---        -------                 -------------
officer, personally appeared Gary A. Perlmutter, Vice President & Counsel of the
                             ------------------  ------------------------
above named limited liability company, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by him/herself as such officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                          Notary Public /s/ Ruth M. Giese
                                                       -------------------------
[Seal]

                                          My Commission expires:  12-15-2000
                                                                ----------------

Form U-2A

                         UNIFORM FORM OF RESOLUTION OF

                      SDG&E FUNDING LLC, AS DEPOSITOR OF
                      ----------------------------------
            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
            -------------------------------------------------------
                         SPECIAL PURPOSE TRUST SDG&E-1
                         -----------------------------

    RESOLVED, that it is desirable and in the best interest of this limited liability company that its securities be qualified or registered for sale in various states; that the President or any Vice President hereby are authorized to determine the states in
which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this limited liability company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this limited liability company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this limited liability company and the approval and ratification by this limited liability company of the papers and documents so executed and the action so taken.


                         -----------------------------

                                  CERTIFICATE

     The undersigned hereby certifies that he is the VP & Counsel of SDG&E
                                                     ------------
FUNDING LLC, a limited liability company organized and existing under the laws of the state of DELAWARE that the foregoing is a true and correct copy of a resolution duly adopted at a meeting of the Officers of said limited liability company held on the 7th day of October, 1997, at which meeting a quorum was at
                    ---        -------
all times present and acting; that the passage of said resolution was in all respects legal; and that said resolution is in full force and effect.

     Dated the 7th day of October, 1997.
               ---        -------

                                       /s/ Gary A. Perlmutter
                                       --------------------------
                                       Vice President & Counsel
(SEAL)

                                  Appendix M
                           Transaction Participants

State of California
-------------------

California Infrastructure and Economic Development Bank
801 K Street, Suite 1700
Sacramento, CA 95814

California State Treasurer
915 Capitol Mall, Room 110
Sacramento, CA 95814

Legal Counsel
-------------

Brown & Wood LLP
555 California Street, 50th Floor
San Francisco, CA 94104
(415) 772-1200

Cravath Swaine & Moore
Worldwide Plaza
825 8th Avenue
New York, NY 10019-7475
(212) 474-1000

O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071-2899
(213) 669-6000

Underwriters, Co-Managers and Advisors
--------------------------------------

Morgan Stanley & Company Incorporated
1585 Broadway
New York, NY 10036
(212) 761-4000

Lehman Brothers
Three World Financial Center, 200 Vesey Street
New York, NY 10285
(212) 526-7000

Chase Securities Inc.
270 Park Avenue, 7th Floor
New York, NY 10017
(212) 270-6000

Salomon Brothers Inc.
7 World Trade Center
New York, NY 10048
(212) 783-7000

Prudential Securities Inc.
One New York Plaza, 18th Floor
New York, NY 10292-2018
(212) 778-4114

Artemis Capital Group
505 Montgomery Street, Suite 820
San Francisco, CA 94111
(415) 982-5804

Samuel A. Ramirez & Co., Inc.
444 South Flower Street, Suite 2290
Los Angeles, CA 90017
(213) 627-6120

Metropolitan West Securities
915 L Street, Suite 1105
Sacramento, CA 95814
(916) 441-6200

Public Resource Advisory Group
3550 Wilshire Blvd., Suite 1630
Los Angeles, CA 90010
(213) 380-9344

Trustee (Delaware, Certificate and Note)
----------------------------------------

Bankers Trust Company
Four Albany Street, 10th Floor
New York, NY 10006

Rating Agencies
---------------

Fitch Investor Services
One State Street Plaza
New York, NY 10004
(212) 908-0500

Moody's Investor Services, INC
99 Church Street
New York, NY 10007
(212) 553-0300

Standard & Poor's Rating Services
25 Broadway
20th Floor
New York, NY 10004
(212) 208-1723

                       SAN DIEGO GAS & ELECTRIC COMPANY     PRELIMINARY DRAFT
                                                                       PAGE 1

  RATE REDUCTION BONDS - SIZING CALCULATIONS
  INPUT PAGE
  ($ in millions)                                                                                                      EXHIBIT N

1  Target revenue reduction, 1/1/1998 - 3/31/2002:
   -----------------------------------------------
2                                                                   1998         1999         2000        2001        2002
                                                                    ----         ----         ----        ----        ----
3  Annual revenue reduction with 10% rate reduction                  $92          $94          $96         $99         $25
4  Total revenue reduction                                          $406
5
6                                                                3/31/98      6/30/98      9/30/98    12/31/98     3/31/99
                                                                 ---------------------------------------------------------
7  Quarterly revenue reduction with 10% rate reduction               $23          $23          $23         $23         $24
8  Total revenue reduction                                          $406
9
10 Transition cost amortization without debt financing:
   ----------------------------------------------------
11
12        Amortization period                                         4  years                  1  quarter(s)
13        Number of amortization periods                             17  quarters
14
15        Annual authorized pretax transition cost return          9.52%
16
17        Franchise fees & uncollectibles                        2.2537%
18
19 Transition cost amortization with debt financing:
   --------------------------------------------------
20
21        Amortization period                                         10  years                  0  quarters
22        Number of amortization periods                              40  quarters
23
24                                                                Annual                  Quarterly
                                                                  ------                  ---------
25        Interest (pre-tax carrying cost)                         6.30%                     1.58%    (percentage of outstanding
                                                                                                       principal balance)
26
27        Refundable costs/fees                                    1.50%                     0.38%    (percentage of outstanding
                                                                                                       principal balance)
28
29        Non-refundable costs/fees                                $0.11                     $0.03    (fixed dollar amount)
30
31        Annual authorized pre-tax rate of return                13.61%
32
33        Rate reduction bond type                                     2   (Constant-principal)
34        (Enter 1 for mortgage-style, 2 for constant-
           principal)
35
36        Overcollateralization Percentage                         0.50%   (percentage of original principal)
37
38        Overcollateralization Amount                              $3.3
39
40        Bond issuance expenses                                    $7.0
41
42 Transition cost amounts financed:
   ---------------------------------
43                                                         Net assets              Financed Taxes
                                                           -------------            --------------
44        Generic Asset                                             $391                      $269
                                                           -------------            --------------
45
46        Total Net Assets plus Financed Taxes                      $659


1  Target revenue reduction, 1/1/1998 - 3/31/2002:
   -----------------------------------------------
2

3  Annual revenue reduction with 10% rate reduction
4  Total revenue reduction
5
6                                                             6/30/99      9/30/99      12/31/99    3/31/00     6/30/00    9/30/00
                                                              --------------------------------------------------------------------
7  Quarterly revenue reduction with 10% rate reduction            $24         $24           $24          $24         $24       $24
8  Total revenue reduction
9
10 Transition cost amortization without debt financing:
   ----------------------------------------------------
11
12        Amortization period
13        Number of amortization periods
14
15        Annual authorized pretax transition cost return
16
17        Franchise fees & uncollectibles
18
19 Transition cost amortization with debt financing:
   --------------------------------------------------
20
21        Amortization period
22        Number of amortization periods
23
24

25        Interest (pre-tax carrying cost)

26
27        Refundable costs/fees

28
29        Non-refundable costs/fees
30
31        Annual authorized pre-tax rate of return
32
33        Rate reduction bond type
34        (Enter 1 for mortgage-style, 2 for constant-
           principal)
35
36        Overcollateralization Percentage
37
38        Overcollateralization Amount
39
40        Bond Issuance expenses
41
42 Transition cost amounts financed:
   ---------------------------------
43

44        Generic Asset

45
46        Total Net Assets plus Financed Taxes
1  Target revenue reduction, 1/1/1998 - 3/31/2002:
   -----------------------------------------------
2

3  Annual revenue reduction with 10% rate reduction
4  Total revenue reduction
5
6                                                             12/31/00     3/31/01      6/30/01      9/30/01     12/31/01   3/31/02
                                                              ---------------------------------------------------------------------
7  Quarterly revenue reduction with 10% rate reduction             $24         $25          $25          $25          $25       $25
8  Total revenue reduction
9
10 Transition cost amortization without debt financing:
   -----------------------------------------------------
11
12        Amortization period
13        Number of amortization periods
14
15        Annual authorized pretax transition cost return
16
17        Franchise fees & uncollectibles
18
19 Transition cost amortization with debt financing:
   --------------------------------------------------
20
21        Amortization period
22        Number of amortization periods
23
24

25        Interest (pre-tax carrying cost)

26
27        Refundable costs/fees

28
29        Non-refundable costs/fees
30
31        Annual authorized pre-tax rate of return
32
33        Rate reduction bond type
34        (Enter 1 for mortgage-style, 2 for constant-
           principal)
35
36        Overcollateralization Percentage
37
38        Overcollateralization Amount
39
40        Bond Issuance expenses
41
42 Transition cost amounts financed:
   ---------------------------------
43

44        Generic Asset

45
46        Total Net Assets plus Financed Taxes

                    SAN DIEGO GAS & ELECTRIC COMPANY           PRELIMINARY DRAFT
                                                                          PAGE 2

RATE REDUCTION BONDS - SIZING CALCULATIONS
17-QUARTER AMORTIZATION CASE
($ in millions)

Assumptions: 17-quarter amortization
-----------
             9.52% pre-tax carrying cost

1                                                           12/31/97    3/31/98   6/30/98   9/30/98     12/31/98   3/31/99
                                                          ---------------------------------------------------------------------
2  Rate-Base Balances
   ------------------
3
4  EOY Transition Cost-Rate Base Balance                         391        -         -        -           299         -
5  Annual Transition Cost-Rate Base Depreciation                            -         -        -            92         -
6  Average Transition Cost-Rate Base Balance                                -         -        -           345         -
7  Annual Pre-tax Return on Average Balance                                 -         -        -            33         -
8
9
10 Financed Taxes
   --------------
11
12 EOY Financed Taxes Balance                                    296       -          -        -           205         -
13 Annual Financed Taxes Amortization                                      -          -        -            63         -
14
15
16 Quarterly Revenue Requirements 17-quarter Amortization
   ------------------------------------------------------
17
18 Transition Cost-Rate Base Depreciation (ln 5 / 4)                    23         23       23            23        23
19 Pre-tax Return on Transition Cost-Rate Base (ln 7 / 4)                8          8        8             8         6
20 Financed Tax (ln 13 / 4)                                             16         16       16            16        16
                                                          ---------------------------------------------------------------------
21 Subtotal (ln 18 + ln 19 + ln 20)                                     47         47       47            47        45
22 Franchise Fee                      0.063                              1          1        1             1         1
                                                          ---------------------------------------------------------------------
23 Total Revenue Requirement, 1/1/1998 - 3/31/2002                      48         48       48            48        46
                                                          =====================================================================
1                                                             6/30/99    9/30/99    12/31/99    3/31/00    6/30/00    9/30/00
                                                          ---------------------------------------------------------------------
2  Rate-Base Balances
   ------------------
3
4  EOY Transition Cost-Rate Base Balance                        -            -         207         -          -           -
5  Annual Transition Cost-Rate Base Depreciation                -            -          92         -          -           -
6  Average Transition Cost-Rate Base Balance                    -            -         253         -          -           -
7  Annual Pre-tax Return on Average Balance                     -            -          24         -          -           -
8
9
10 Financed Taxes
   --------------
11
12 EOY Financed Taxes Balance                                   -            -         142         -          -           -
13 Annual Financed Taxes Amortization                           -            -          63         -          -           -
14
15
16 Quarterly Revenue Requirement, 17-quarter Amortization
   ------------------------------------------------------
17
18 Transition Cost-Rate Base Depreciation (ln 5 / 4)           23           23          23        23         23          23
19 Pre-tax Return on Transition Cost-Rate Base (ln 7 / 4)       6            6           6         4          4           4
20 Financed Tax (ln 13 / 4)                                    16           16          16        16         16          16
                                                          ---------------------------------------------------------------------
21 Subtotal (ln 18 + ln 19 + ln 20)                            45           45          45        43         43          43
22 Franchise Fee                      0.063                     1            1           1         1          1           1
                                                          ---------------------------------------------------------------------
23 Total Revenue Requirement, 1/1/1998 - 3/31/2002             46           46          46        44         44          44
                                                          =====================================================================

1                                                             12/31/00     3/31/01   6/30/01   9/30/01   12/31/01    3/31/02
                                                          ---------------------------------------------------------------------
2  Rate-Base Balances
   ------------------
3
4  EOY Transition Cost-Rate Base Balance                          115         -         -         -        23           -
5  Annual Transition Cost-Rate Base Depreciation                   92         -         -         -        92          23
6  Average Transition Cost-Rate Base Balance                      161         -         -         -        69          11
7  Annual Pre-tax Return on Average Balance                        15         -         -         -         7           1
8
9
10 Financed Taxes
   --------------
11
12 EOY Financed Taxes Balance                                      79         -         -         -        16           -
13 Annual Financed Taxes Amortization                              63         -         -         -        63          16
14
15
16 Quarterly Revenue Requirement, 17-quarter Amortization
   ------------------------------------------------------
17
18 Transition Cost-Rate Base Depreciation (ln 5 / 4)               23        23        23        23        23          23
19 Pre-tax Return on Transition Cost-Rate Base (ln 7 / 4)           4         2         2         2         2           1
20 Financed Tax (ln 13 / 4)                                         16        16        16        16        16          16
                                                          ---------------------------------------------------------------------
21 Subtotal (ln 18 + ln 19 + ln 20)                                43        40        40        40        40          40
22 Franchise Fee                      0.063                         1         1         1         1         1           1
                                                          ---------------------------------------------------------------------
23 Total Revenue Requirement, 1/1/1998 - 3/31/2002                 44        41        41        41        41          41
                                                          =====================================================================

                        SAN DIEGO GAS & ELECTRIC COMPANY       PRELIMINARY DRAFT
                                                                          Page 3


RATE REDUCTION BONDS -- SIZING CALCULATIONS
BOND-ISSUANCE CASE
($ IN MILLIONS)

Assumptions      10-year amortization
-----------
                 6.3% pre-tax carrying cost

1                                               12/31/97        3/31/98        6/30/98       9/30/98     12/31/98      3/31/99
                                                ----------------------------------------------------------------------------------
2   DEBT SERVICE
    ------------
3                          -----------------------------
4   Principal Payment       Sum of payments = $   666 MM         16.7            16.7          16.7         16.7         16.7
                           -----------------------------
5   Interest Payment                                             10.5            10.2          10.0          9.7          9.4
6   Refundable Ongoing Costs/Fees                                 2.5             2.4           2.4          2.3          2.2
7   Non-refundable Ongoing Costs/Fees                             0.0             0.0           0.0          0.0          0.0
8   Overcollateralization                                         0.1             0.1           0.1          0.1          0.1
                                                            ----------------------------------------------------------------------
9   Quarterly Total Debt Service & Fees                          29.7            29.4          29.0         28.7         28.4
10                                                          ======================================================================

11  REFUNDABLE ONGOING COSTS/FEES CREDIT
    ------------------------------------
12
13  Quarterly Total Refundable Ongoing Costs/Fees Credit           (2)             (2)          (2)           (2)          (2)
14  Overcollateralization Refund                                    -               -            -             -            -
15
16  FINANCED TAXES CARRYING COST CREDIT
17  -----------------------------------

18  EOQ Balance of Financed Taxes                          269    262             255          248           242          235
19  Financed Taxes Amortization (reduce per ln 1)                   7               7            7             7            7
20  Average Balance of Financed Taxes                               -               -            -           255            -
21  Carrying Cost on Balance of Financed Taxes                      -               -            -          9.52%           -
22  Annual Financed Taxes Carrying Cost Credit                      -               -            -           (24)           -
23  Quarterly Finance                       0.063                  (6)             (6)          (6)           (6)          (5)
24
25  QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
26  -----------------------------------------------------

27  Principal Payment (ln 4)                                       17              17           17            17           17
28  Interest Payment (ln 5)                                        10              10           10            10            9
29  Total Ongoing Costs/Fees (ln 6 + ln 7)                          3               2            2             2            2
30  Refundable Ongoing Costs/Fees Credit (ln 13)                   (2)             (2)          (2)           (2)          (2)
31  Total Overcollateralization ln 8 + ln 14)                       0               0            0             0            0
32  Financed Taxes Carrying Cost Credit (ln 23)                    (6)             (6)          (6)           (6)          (5)
                                                            ----------------------------------------------------------------------
33  Subtotal (ln 27 + ln 28 + ln 29 + ln 30 + ln 31 + ln 32)       21              21           21            20           21
34  Franchise Fees & Uncollectibles                                 0               0            0             0            0
                                                            ----------------------------------------------------------------------
35  Total Revenue Requirement, 12/31/98 - 12/31/07                 21              21           21            21           21
                                                            ======================================================================


1                                                               6/30/99        9/30/99        12/31/99       3/31/00        6/30/00
                                                            -----------------------------------------------------------------------
2   DEBT SERVICE
    ------------
3
                              -----------------------------
4   Principal Payment          Sum of payments = $  666 MM       16.7           16.7           16.7           16.7           16.7
                              -----------------------------
5   Interest Payment                                              9.2            8.9            8.7            8.4            8.1
6   Refundable Ongoing Costs/Fees                                 2.2            2.1            2.1            2.0            1.9
7   Non-refundable Ongoing Costs/Fees                             0.0            0.0            0.0            0.0            0.0
8   Overcollateralization                                         0.1            0.1            0.1            0.1            0.1
                                                            -----------------------------------------------------------------------
9   Quarterly Total Debt Service & Fees                          28.1           27.7           27.4           27.1           26.8
10                                                          =======================================================================
11  REFUNDABLE ONGOING COSTS/FEES CREDIT
    ------------------------------------
12
13  Quarterly Total Refundable Ongoing Costs/Fees Credit           (2)            (2)            (2)            (2)            (2)
14  Overcollateralization Refund                                    -              -              -              -              -
15
16  FINANCED TAXES CARRYING COST CREDIT
    -----------------------------------
17
18  EOQ Balance of Financed Taxes                                 228            222            215            208            201
19  Financed Taxes Amortization (reduce per ln 1)                   7              7              7              7              7
20  Average Balance of Financed Taxes                               -              -            228              -              -
21  Carrying Cost on Balance of Financed Taxes                      -              -           9.52%             -              -
22  Annual Financed Taxes Carrying Cost Credit                      -              -            (22)             -              -
23  Quarterly Finance                         0.063                (5)            (5)            (5)            (5)            (5)
24
25  QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
    ----------------------------------------------------
26
27  Principal Payment (ln 4)                                       17             17             17             17             17
28  Interest Payment (ln 5)                                         9              9              9              8              8
29  Total Ongoing Costs/Fees (ln 6 + ln 7)                          2              2              2              2              2
30  Refundable Ongoing Costs/Fees Credit (ln 13)                   (2)            (2)            (2)            (2)            (2)
31  Total Overcollateralization (ln 8 + ln 14)                      0              0              0              0              0
32  Financed Taxes Carrying Cost Credit (ln 23)                    (5)            (5)            (5)            (5)            (5)
                                                            -----------------------------------------------------------------------
33  Subtotal (ln 27 + ln 28 + ln 29 + ln 30 + ln 31 + ln 32)       21             20             20             20             20
34  Franchise Fees & Uncollectibles                                 0              0              0              0              0
                                                            -----------------------------------------------------------------------
35  Total Revenue Requirement, 12/31/98 - 12/31/07                 21             21             20             21             21
                                                            =======================================================================

1                                                               9/30/00       12/31/00         3/31/01       6/30/01        9/30/01
                                                            -----------------------------------------------------------------------
2   DEBT SERVICE
    ------------
3
                              -----------------------------
4   Principal Payment          Sum of payments = $  666 MM       16.7           16.7           16.7           16.7           16.7
                              -----------------------------
5   Interest Payment                                              7.9            7.6            7.3            7.1            6.8
6   Refundable Ongoing Costs/Fees                                 1.9            1.8            1.7            1.7            1.6
7   Non-refundable Ongoing Costs/Fees                             0.0            0.0            0.0            0.0            0.0
8   Overcollateralization                                         0.1            0.1            0.1            0.1            0.1
                                                            -----------------------------------------------------------------------
9   Quarterly Total Debt Service & Fees                          26.4           26.1           25.8           25.5           25.1
10                                                          =======================================================================
11  REFUNDABLE ONGOING COSTS/FEES CREDIT
    ------------------------------------
12
13  Quarterly Total Refundable Ongoing Costs/Fees Credit           (2)            (2)            (2)            (2)            (2)
14  Overcollateralization Refund                                    -              -              -              -              -
15
16  FINANCED TAXES CARRYING COST CREDIT
    -----------------------------------
17
18  EOQ Balance of Financed Taxes                                 194            188            181            174            167
19  Financed Taxes Amortization (reduce per ln 1)                   7              7              7              7              7
20  Average Balance of Financed Taxes                               -            201              -              -              -
21  Carrying Cost on Balance of Financed Taxes                      -           9.52%             -              -              -
22  Annual Financed Taxes Carrying Cost Credit                      -            (19)             -              -              -
23  Quarterly Finance                         0.063                (5)            (5)            (4)            (4)            (4)
24
25  QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
    ----------------------------------------------------
26
27  Principal Payment (ln 4)                                       17             17             17             17             17
28  Interest Payment (ln 5)                                         8              8              7              7              7
29  Total Ongoing Costs/Fees (ln 6 + ln 7)                          2              2              2              2              2
30  Refundable Ongoing Costs/Fees Credit (ln 13)                   (2)            (2)            (2)            (2)            (2)
31  Total Overcollateralization (ln 8 + ln 14)                      0              0              0              0              0
32  Financed Taxes Carrying Cost Credit (ln 23)                    (5)            (5)            (4)            (4)            (4)
                                                            -----------------------------------------------------------------------
33  Subtotal (ln 27 + ln 28 + ln 29 + ln 30 + ln 31 + ln 32)       20             20             20             20             19
34  Franchise Fees & Uncollectives                                  0              0              0              0              0
                                                            -----------------------------------------------------------------------
35  Total Revenue Requirement, 12/31/98 - 12/31/07                20             20             20             20             20
                                                            =======================================================================

1                                                              12/31/01
                                                           ----------------
2   DATA SERVICE
    ------------
3
                              -----------------------------
4   Principal Payment          Sum of payments = $  666 MM       16.7
                              -----------------------------
5   Interest Payment                                              6.6
6   Refundable Ongoing Costs/Fees                                 1.6
7   Non-refundable Ongoing Costs/Fees                             0.0
8   Overcollateralization                                         0.1
                                                            ---------------
9   Quarterly Total Debt Service & Fees                          24.8
10                                                          ===============
11  REFUNDABLE ONGOING COSTS/FEES CREDIT
    ------------------------------------
12
13  Quarterly Total Refundable Ongoing Costs/Fees Credit           (2)
14  Overcollateralization Refund                                    -
15
16  FINANCED TAXES CARRYING COST CREDIT
    -----------------------------------
17
18  EOQ Balance of Financed Taxes                                 161
19  Financed Taxes Amortization (reduce per ln 1)                   7
20  Average Balance of Financed Taxes                             174
21  Carrying Cost on Balance of Financed Taxes                   9.52%
22  Annual Financed Taxes Carrying Cost Credit                    (17)
23  Quarterly Finance                         0.063                (4)
24
25  QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
    ----------------------------------------------------
26
27  Principal Payment (ln 4)                                       17
28  Interest Payment (ln 5)                                         7
29  Total Ongoing Costs/Fees (ln 6 + ln 7)                          2
30  Refundable Ongoing Costs/Fees Credit (ln 13)                   (2)
31  Total Overcollateralization (ln 8 + ln 14                       0
32  Financed Taxes Carrying Cost Credit (ln 23)                    (4)
                                                            ---------------
33  Subtotal (ln 27 + ln 28 + ln 29 + ln 30 + ln 31 + ln 32)       19
34  Franchise Fees & Uncollectibles                                 0
                                                            ---------------
35  Total Revenue Requirements, 12/31/98 - 12/31/07                20
                                                            ===============

                       SAN DIEGO GAS & ELECTRIC COMPANY        PRELIMINARY DRAFT
                                                                          PAGE 4


    RATE REDUCTION BONDS -- SIZING CALCULATIONS
    BOND-ISSUANCE CASE
    ($ IN MILLIONS)

    Assumptions:    10-year amortization
    -----------
                     6.3% pre-tax carrying cost

1                                                             3/31/02        6/30/02        9/30/02     12/31/02      3/31/03
                                                            ----------------------------------------------------------------------
2   DEBT SERVICE
    ------------
3
                           -----------------------------
4   Principal Payment       Sum of payments = $     666          16.7            16.7          16.7         16.7         16.7
                           -----------------------------
5   Interest Payment                                              6.3             6.0           5.8          5.5          5.2
6   Refundable Ongoing Costs/Fees                                 1.5             1.4           1.4          1.3          1.2
7   Non-refundable Ongoing Costs/Fees                             0.0             0.0           0.0          0.0          0.0
8   Overcollateralization                                         0.1             0.1           0.1          0.1          0.1
                                                            ----------------------------------------------------------------------
9   Quarterly Total Debt Service & Fees                          24.5            24.2          23.8         23.5         23.2
                                                            ======================================================================
10
11  REFUNDABLE ONGOING COSTS/FEES CREDIT
    ------------------------------------
12
13  Quarterly Total Refundable Ongoing Costs/Fees Credit           (1)             (1)          (1)           (1)          (1)
14  Overcollateralization Refund                                    -               -            -             -            -
15
16  FINANCED TAXES CARRYING COST CREDIT
    -----------------------------------
17
18  EOQ Balance of Financed Taxes                                 154             147          141           134          127
19  Financed Taxes Amortization (reduce per In 1)                   7               7            7             7            7
20  Average Balance of Financed Taxes                             157               -            -           144            -
21  Carrying Cost on Balance of Financed Taxes                   9.52%              -            -         13.61%           -
22  Annual Financed Taxes Carrying Cost Credit                     (4)              -            -           (15)           -
23  Quarterly Finance                       0.063                  (4)             (5)          (5)           (5)          (4)
24
25  QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
    ----------------------------------------------------
26
27  Principal Payment (In 4)                                       17              17           17            17           17
28  Interest Payment (In 5)                                         6               6            6             6            5
29  Total Ongoing Costs/Fees (In 6 + In 7)                          2               1            1             1            1
30  Refundable Ongoing Costs/Fees Credit (In 13)                   (1)             (1)          (1)           (1)          (1)
31  Total Overcollateralization (In 8 + In 14)                      0               0            0             0            0
32  Financed Taxes Carrying Cost Credit (In 23)                    (4)             (5)          (5)           (5)          (4)
                                                            ----------------------------------------------------------------------
33  Subtotal (In 27 + In 28 + In 29 + In 30 + In 31 + In 32)       19              18           18            17           18
34  Franchise Fees & Uncollectibles                                 0               0            0             0            0
                                                            ----------------------------------------------------------------------
35  Total Revenue Requirements, 12/31/98 - 12/31/07                20              18           18            18           18
                                                            ======================================================================
1                                                               6/30/03        9/30/03        12/31/03       3/31/04        6/30/04
                                                            -----------------------------------------------------------------------
2   DEBT SERVICE
    ------------
3
                             -----------------------------
4   Principal Payment          Sum of payments = $     666       16.7           16.7           16.7           16.7           16.7
                              -----------------------------
5   Interest Payment                                              5.0            4.7            4.5            4.2            3.9
6   Refundable Ongoing Costs/Fees                                 1.2            1.1            1.1            1.0            0.9
7   Non-refundable Ongoing Costs/Fees                             0.0            0.0            0.0            0.0            0.0
8   Overcollateralization                                         0.1            0.1            0.1            0.1            0.1
                                                            -----------------------------------------------------------------------
9   Quarterly Total Debt Service & Fees                          22.9           22.5           22.2           21.9           21.6
10                                                          =======================================================================
11  REFUNDABLE ONGOING COSTS/FEES CREDIT
    ------------------------------------
12
13  Quarterly Total Refundable Ongoing Costs/Fees Credit           (1)            (1)            (1)            (1)            (1)
14  Overcollateralization Refund                                    -              -              -              -              -
15
16  FINANCED TAXES CARRYING COST CREDIT
    -----------------------------------
17
18  EOQ Balance of Financed Taxes                                 120            114            107            100             94
19  Financed Taxes Amortization (reduce per In 1)                   7              7              7              7              7
20  Average Balance of Financed Taxes                               -              -            120              -              -
21  Carrying Cost on Balance of Financed Taxes                      -              -          13.61%             -              -
22  Annual Financed Taxes Carrying Cost Credit                      -              -            (16)             -              -
23  Quarterly Finance                         0.063                (4)            (4)            (4)            (3)            (3)
24
25  QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
    ----------------------------------------------------
26
27  Principal Payment (In 4)                                       17             17             17             17             17
28  Interest Payment (In 5)                                         5              5              4              4              4
29  Total Ongoing Costs/Fees (In 6 + In 7)                          1              1              1              1              1
30  Refundable Ongoing Costs/Fees Credit (In 13)                   (1)            (1)            (1)            (1)            (1)
31  Total Overcollateralization (In 8 + In 14)                      0              0              0              0              0
32  Financed Taxes Carrying Cost Credit (In 23)                    (4)            (4)            (4)            (3)            (3)
                                                            -----------------------------------------------------------------------
33  Subtotal (In 27 + In 28 + In 29 + In 30 + In 31 + In 32)       18             17             17             18             18
34  Franchise Fees & Uncollectibles                                 0              0              0              0              0
                                                            -----------------------------------------------------------------------
35  Total Revenue Requirements, 12/31/98 - 12/31/07                18             18             18             18             18
                                                            =======================================================================
1                                                             9/30/04         12/31/04         3/31/05       6/30/05        9/30/05
                                                            -----------------------------------------------------------------------
2   DEBT SERVICE
    ------------
3
                             -----------------------------
4   Principal Payment          Sum of payments = $     666       16.7           16.7           16.7           16.7           16.7
                              -----------------------------
5   Interest Payment                                              3.7            3.4            3.1            2.9            2.6
6   Refundable Ongoing Costs/Fees                                 0.9            0.8            0.7            0.7            0.6
7   Non-refundable Ongoing Costs/Fees                             0.0            0.0            0.0            0.0            0.0
8   Overcollateralization                                         0.1            0.1            0.1            0.1            0.1
                                                            -----------------------------------------------------------------------
9   Quarterly Total Debt Service & Fees                          21.2           20.9           20.6           20.3           19.9
10                                                          =======================================================================
11  REFUNDABLE ONGOING COSTS/FEES CREDIT
    ------------------------------------
12
13  Quarterly Total Refundable Ongoing Costs/Fees Credit           (1)            (1)            (1)            (1)            (1)
14  Overcollateralization Refund                                    -              -              -              -              -
15
16  FINANCED TAXES CARRYING COST CREDIT
    -----------------------------------
17
18  EOQ Balance of Financed Taxes                                  87             80             73             67             60
19  Financed Taxes Amortization (reduce per In 1)                   7              7              7              7              7
20  Average Balance of Financed Taxes                               -             94              -              -              -
21  Carrying Cost on Balance of Financed Taxes                      -          13.61%             -              -              -
22  Annual Financed Taxes Carrying Cost Credit                      -            (13)             -              -              -
23  Quarterly Finance                         0.063                (3)            (3)            (2)            (2)            (2)
24
25  QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
    ----------------------------------------------------
26
27  Principal Payment (In 4)                                       17             17             17             17             17
28  Interest Payment (In 5)                                         4              3              3              3              3
29  Total Ongoing Costs/Fees (In 6 + In 7)                          1              1              1              1              1
30  Refundable Ongoing Costs/Fees Credit (In 13)                   (1)            (1)            (1)            (1)            (1)
31  Total Overcollateralization (In 8 + In + 14)                    0              0              0              0              0
32  Financed Taxes Carrying Cost Credit (In 23)                    (3)            (3)            (2)            (2)            (2)
                                                            -----------------------------------------------------------------------
33  Subtotal (In 27 + In 28 + In 29 + In 30 + In 31 + In 32)       17             17             18             17             17
34  Franchise Fees & Uncollectibles                                 0              0              0              0              0
                                                            -----------------------------------------------------------------------
35  Total Revenue Requirements, 12/31/98 - 12/31/07                18             17             18             18             18
                                                            =======================================================================
1                                                              12/31/05        3/31/06
                                                            ------------------------------
2   DEBT SERVICE
    ------------
3
                              -----------------------------
4   Principal Payment          Sum of payments = $     666       16.7           16.7
                              -----------------------------
5   Interest Payment                                              2.4            2.1
6   Refundable Ongoing Costs/Fees                                 0.6            0.5
7   Non-refundable Ongoing Costs/Fees                             0.0            0.0
8   Overcollateralization                                         0.1            0.1
                                                            ------------------------------
9   Quarterly Total Debt Service & Fees                          19.6           19.3
10                                                          ==============================
11  REFUNDABLE ONGOING COSTS/FEES CREDIT
    ------------------------------------
12
13  Quarterly Total Refundable Ongoing Costs/Fees Credit           (1)            (0)
14  Overcollateralization Refund                                    -              -
15
16  FINANCED TAXES CARRYING COST CREDIT
    -----------------------------------
17
18  EOQ Balance of Financed Taxes                                  53             47
19  Financed Taxes Amortization (reduce per In 1)                   7              7
20  Average Balance of Financed Taxes                              67              -
21  Carrying Cost on Balance of Financed Taxes                  13.61%             -
22  Annual Financed Taxes Carrying Cost Credit                     (9)             -
23  Quarterly Finance                         0.063                (2)            (1)
24
25  QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
    ----------------------------------------------------
26
27  Principal Payment (In 4)                                       17             17
28  Interest Payment (In 5)                                         2              2
29  Total Ongoing Costs/Fees (In 6 + In 7)                          1              1
30  Refundable Ongoing Costs/Fees Credit (In 13)                   (1)            (0)
31  Total Overcollateralization (In 8 + In 14)                      0              0
32  Financed Taxes Carrying Cost Credit (In 23)                    (2)            (1)
                                                            ------------------------------
33  Subtotal (In 27 + In 28 + In 29 + In 30 + In 31 + In 32)       17             18
34  Franchise Fees & Uncollectibles                                 0              0
                                                            ------------------------------
35  Total Revenue Requirements, 12/31/98 - 12/31/07                17             18
                                                            ==============================

                       SAN DIEGO GAS & ELECTRIC COMPANY        PRELIMINARY DRAFT
                                                                          PAGE 5

RATE REDUCTION BONDS -- SIZING CALCULATIONS
BOND-ISSUANCE CASE
($ IN MILLIONS)

Assumptions:     10-year amortization
-----------
                 6.3% pre-tax carrying cost

                                                            6/30/06        9/30/06       12/31/06      3/31/07      6/30/07
1                                                       ----------------------------------------------------------------------
2  DEBT SERVICE
  ------------
3                      -----------------------------
4  Principal Payment     Sum of payments = $     666           16.7            16.7          16.7         16.7         16.7
                       -----------------------------
5  Interest Payment                                             1.8             1.6           1.3          1.0          0.8
6  Refundable Ongoing Costs/Fees                                0.4             0.4           0.3          0.2          0.2
7  Non-refundable Ongoing Costs/Fees                            0.0             0.0           0.0          0.0          0.0
8  Overcollateralization                                        0.1             0.1           0.1          0.1          0.1
                                                        ----------------------------------------------------------------------
9  Quarterly Total Debt service & Fees                         19.0            18.6          18.3         18.0         17.7
10                                                      ======================================================================

11 REFUNDABLE ONGOING COSTS/FEES CREDIT
   ------------------------------------
12
13 Quarterly Total Refundable Ongoing Costs/Fees Credit          (0)             (0)          (0)           (0)          (0)
14 Overcollateralization Refund                                   -               -            -             -            -
15
16 FINANCED TAXES CARRYING COST CREDIT
   -----------------------------------
17
18 EOQ Balance of Financed Taxes                                 40              33           26            20           13
19 Financed Taxes Amortization (reduce per In 1)                  7               7            7             7            7
20 Average Balance of Financed Taxes                              -               -           40             -            -
21 Carrying Cost on Balance of Financed Taxes                     -               -        13.61%            -            -
22 Annual Financed Taxes Carrying Cost Credit                     -               -           (5)            -            -
23 Quarterly Finance                       0.063                 (1)             (1)          (1)           (0)          (0)
24
25 QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
   ----------------------------------------------------
26
27 Principal Payment (In 4)                                      17              17           17            17           17
28 Interest Payment (In 5)                                        2               2            1             1            1
29 Total Ongoing Costs/Fees (In 6 + In 7)                         0               0            0             0            0
30 Refundable Ongoing Costs/Fees Credit (In 13)                  (0)             (0)          (0)           (0)          (0)
31 Total Overcollateralization (In 8 + In 14)                     0               0            0             0            0
32 Financed Taxes Carrying Cost Credit (In 23)                   (1)             (1)          (1)           (0)          (0)
                                                        ----------------------------------------------------------------------
33 Subtotal (In 27 + In 28 + In 29 + In 30 + In 31 + In 32)      17              17           17            17           17
34 Franchise Fees & Uncollectibles                                0               0            0             0            0
                                                        ----------------------------------------------------------------------
35 Total Revenue Requirements, 12/31/98 - 12/31/07               18              17           17            18           18
                                                        ======================================================================
                                                               9/30/07     12/31/07
1                                                       ------------------------------
2  DEBT SERVICE
  ------------
3                      -----------------------------
4  Principal Payment     Sum of payments = $     666              16.7         16.7
                       -----------------------------
5  Interest Payment                                                0.5          0.3
6  Refundable Ongoing Costs/Fees                                   0.1          0.1
7  Non-refundable Ongoing Costs/Fees                               0.0          0.0
8  Overcollateralization                                           0.1          0.1
                                                        ------------------------------
9  Quarterly Total Debt service & Fees                            17.3         17.0
10                                                      ==============================

11 REFUNDABLE ONGOING COSTS/FEES CREDIT
   ------------------------------------
12
13 Quarterly Total Refundable Ongoing Costs/Fees Credit             (0)          (0)
14 Overcollateralization Refund                                      -           (3)
15
16 FINANCED TAXES CARRYING COST CREDIT
   -----------------------------------
17
18 EOQ Balance of Financed Taxes                                     6           (0)
19 Financed Taxes Amortization (reduce per In 1)                     7            7
20 Average Balance of Financed Taxes                                 -           13
21 Carrying Cost on Balance of Financed Taxes                        -        13.61%
22 Annual Financed Taxes Carrying Cost Credit                        -           (2)
23 Quarterly Finance                       0.063                    (0)          (0)
24
25 QUARTERLY REVENUE REQUIREMENT ON RATE REDUCTION BONDS
   ----------------------------------------------------
26
27 Principal Payment (In 4)                                         17           17
28 Interest Payment (In 5)                                           1            0
29 Total Ongoing Costs/Fees (In 6 + In 7)                            0            0
30 Refundable Ongoing Costs/Fees Credit (In 13)                     (0)          (0)
31 Total Overcollateralization (In 8 + In 14)                        0           (3)
32 Financed Taxes Carrying Cost Credit (In 32)                      (0)          (0)
                                                        ------------------------------
33 Subtotal (In 27 + In 28 + In 29 + In 30 + In 31 + In 32)         17           13
34 Franchise Fees & Uncollectibles                                   0            0
                                                        ------------------------------
35 Total Revenue Requirements, 12/31/98 - 12/31/07                  17           14
                                                        ==============================

                SAN DIEGO GAS & ELECTRIC COMPANY               PRELIMINARY DRAFT
                                                                          PAGE 6


RATE REDUCTION BONDS--SIZING CALCULATIONS
REVENUE REQUIREMENT DIFFERENCES
($ millions)

1                                                                     12/31/97    3/31/98    6/30/98    9/30/98   12/31/98  1/31/99
                                                                 -------------------------------------------------------------------
2  REVENUE REQUIREMENT DIFFERENCE
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition Cost Amortization                        48         48         48         48       46
5  Revenue Requirement, RRBs                                                          (22)       (21)       (21)       (21)     (21)
                                                                            --------------------------------------------------------
6    Subtotal Calculated Difference                                                     26        27         27         27       25
7  Timing Adjustment                                                                    (3)       (4)        (4)        (4)      (1)
                                                                            --------------------------------------------------------
8    Difference                                                                         23        23         23         23       24
                                                                            ========================================================
9

1                                                                     6/30/99    9/30/99   12/31/99    3/31/00   16/30/00   9/30/00
                                                                  ------------------------------------------------------------------
2  REVENUE REQUIREMENT DIFFERENCE
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition Cost Amortization            46         46         46         44        44         44
5  Revenue Requirement, RRBs                                              (21)       (21)       (20)       (21)      (21)       (20)
                                                                  ------------------------------------------------------------------
6    Subtotal Calculated Difference                                        25         25         25         23        23         23
7  Timing Adjustment                                                       (1)        (2)        (2)         1         1          1
                                                                  ------------------------------------------------------------------
8    Difference                                                            24        24         24         24       24           24
                                                                  ==================================================================
9

1                                                                     12/31/00    3/31/01    6/30/01    9/30/01   12/31/01
                                                                  -----------------------------------------------------------
2  REVENUE REQUIREMENT DIFFERENCE
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition Cost Amortization             44         41         41         41         41
5  Revenue Requirement, RRBs                                               (20)       (20)       (20)       (20)       (20)
                                                                  -----------------------------------------------------------
6    Subtotal Calculated Difference                                         24         21         21         21         22
7  Timing Adjustment                                                         1          4          3          3          3
                                                                  -----------------------------------------------------------
8    Difference                                                             24         25         25         25         25
                                                                  ===========================================================
9
10 SIZING CALCULATION:
   ------------------
11
12 Total Calculated Difference, 1/1/1998 - 3/31/2002 (In 6)         $406   (Model iterates on amount financed on page 1, line 42,
                                                                           until this figure equals total target revenue reduction
                                                                           on page 1, line 8.)
13
14 PROCEEDS ON BONDS ISSUED                                         $659
   ------------------------
15 Bond Issuance Expense                                            $  7
                                                                  ------
16 Face Value of Bonds Issued                                       $666
17
18 CUSTOMER BENEFITS CALCULATION:
   -----------------------------
19
20 NPV of Quarterly                   0.063                         $125
21 Annual Discount Rate                       10.0%
22 Quarterly Discount Rate                     2.5%

                SAN DIEGO GAS & ELECTRIC COMPANY     PRELIMINARY DRAFT
                                                                    PAGE 7


RATE REDUCTION BONDS--SIZING CALCULATIONS
REVENUE REQUIREMENT DIFFERENCES
($ millions)

1                                                                      3/31/02    6/30/02    9/30/02   12/31/02    2/31/03  6/30/03
                                                                       -------------------------------------------------------------
2  REVENUE REQUIREMENT DIFFERENCE
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition Cost Amortization             41          -          -          -        -          -
5  Revenue Requirements, RRBs                                              (20)       (18)       (18)       (18)     (18)       (18)
                                                                       -------------------------------------------------------------
6    Subtotal Calculated Difference                                         21        (18)       (18)       (18)     (18)       (18)
7  Timing Adjustment                                                         4          -          -          -        -          -
                                                                       -------------------------------------------------------------
8    Difference                                                             25        (18)       (18)       (18)     (18)       (18)
                                                                       =============================================================
9

1                                                                      9/30/03   12/31/03    3/31/04    6/30/04    9/30/04  12/31/04
                                                                       -------------------------------------------------------------
2  REVENUE REQUIREMENT DIFFERENCE
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition Cost Amortization             -          -          -          -          -         -
5  Revenue Requirement, RRBs                                              (18)       (18)       (18)       (18)      (18)       (17)
                                                                      --------------------------------------------------------------
6    Subtotal Calculated Difference                                       (18)       (18)       (18)       (18)      (18)       (17)
7  Timing Adjustment                                                        -          -          -          -         -          -
                                                                      --------------------------------------------------------------
8    Difference                                                           (18)       (18)       (18)       (18)      (18)       (17)
                                                                      ==============================================================
9

1                                                                      3/31/05    6/30/05    9/30/05   12/31/05    3/31/06
                                                                      -------------------------------------------------------
2  REVENUE EQUIREMENT DIFFERENCE
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition Cost Amortization              -          -          -          -          -
5  Revenue Requirement, RRBs                                               (18)       (18)       (18)       (17)       (18)
                                                                      -------------------------------------------------------
6    Subtotal Calculated Difference                                        (18)       (18)       (18)       (17)       (18)
7  Timing Adjustment                                                         -          -          -          -          -
                                                                      -------------------------------------------------------
8    Difference                                                            (18)       (18)       (18)       (17)       (18)
                                                                      =======================================================
9
10 SIZING CALCULATION
   ------------------
11
12 Total Calculated Difference, 1/1/1998 - 3/31/2002 (In 6)
13
14 PROCEEDS ON BONDS ISSUED
   ------------------------
15 Bond Insurance Expense

16 Face Value of Bonds Issued
17
18 CUSTOMER BENEFITS CALCULATION:
   -----------------------------
19
20 NPV of Quarterly                   0.063
21 Annual Discount Rate                       10.0%
22 Quarterly Discount Rate                     2.5%

                                                SAN DIEGO GAS & ELECTRIC COMPANY

RATE REDUCTION BONDS - SEZING CALCULATIONS
REVENUE REQUIREMENT DIFFERENCES
($ millions)

1                                                      6/30/06    9/30/06  12/31/06  3/31/07   6/30/07   9/30/07   12/31/07
                                                    ----------------------------------------------------------------------------
2  REVENUE REQUIREMENT DIFFERENCE
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition Cost
    Amortization                                          -          -         -        -         -         -          -
5  Revenue Requirement, RRBs                              (18)       (17)      (17)     (18)      (18)      (17)       (14)
                                                    ----------------------------------------------------------------------------
6    Subtotal Calculated Difference                       (18)       (17)      (17)     (18)      (18)      (17)       (14)
7  Timing Adjustment                                      -          -         -        -         -         -          -
                                                    ----------------------------------------------------------------------------
8    Difference                                           (18)       (17)      (17)     (18)      (18)      (17)       (14)
                                                    ============================================================================
9
10 SIZING CALCULATION:
   -------------------
11
12 Total Calculated Difference, 1/1/1998 - 3/31/2002 (In 6)
13
14 Proceeds on Bonds Issued
   ------------------------
15 Bond Issuance Expense
16 Face Value of Bonds Issued
17
18 CUSTOMER BENEFITS CALCULATION:
   -----------------------------
19
20 NPV of Quarterly        0.063
21 Annual Discount Rate          10.0%
22 Quarterly Discount Rate        2.5%

                                                                                                         MORGAN STANLEY DEAN WITTER
------------------------------------------------------------------------------------------------------------------------------------
SG&E: ELECTRIC UTILITY TRANSITION PROPERTY SECURITIZATION ANALYSIS                                               PRELIMINARY  DRAFT
------------------------------------------------------------------------------------------------------------------------------------

Summary Bond Information

                           Class        Approx.        Benchmark        Spread to     Branchmark
Class     Avg. Life        Size         Duration       Description      Treasury        Yield
-----     ---------        ----         --------       -----------      --------        -----
      1         1.22   133,200,000.00     1.06         5 1/2% 11/98        45            5.57%
      2         3.22   133,200,000.00     2.78      on-the-run 3 yr UST    40            5.71%
      3         5.22   133,200,000.00     4.28      on-the-run 5 yr UST    45            5.81%
      4         7.22   133,200,000.00     5.57          7 1/2% 2/05        50            5.95%
      5         9.22   133,200,000.00     6.69      on-the-run 10 yr UST   55            5.93%

                     Beginning     Ending         Expected
Total     Quarterly    Payment      Payment         Final
Yield     Coupons      Window      Window         Maturity
-----     -------      ------      ------         --------
6.02%      5.98%         4         25             12/25/99
6.11%      6.06%        25         49             12/25/01                                     Duration Weighted Coupon:   6.30%
6.26%      6.22%        49         73             12/25/03
6.45%      6.40%        73         97             12/25/05                                          Using 10/06/97 Yield Curve
6.48%      6.43%        97         121            12/25/07

Summary Tariff Information

-------------------------------------
-------------------------------------
          Residential    Commercial
          FTA Charge     FTA Charge
          Forecast       Forecast
Years   (cents/kWh)   (cents/kWh)
-------------------------------------
     1         1.4238         1.5022
     2         1.3269         1.4000
     3         1.2361         1.3042
     4         1.1487         1.2120
     5         1.0633         1.1219
     6         0.9819         1.0360
     7         0.9070         0.9570
     8         0.8325         0.8784
     9         0.7603         0.8022
    10         0.6902         0.7283


Assumptions
Overcollateralization building evenly at the per quarter amount of:                  83,250.00
Overcollateralization Target (in Future Dollars) by End Target Month:             3,330,000.00
Initial Deposit in Equity Account:                                                3,230,000.00
Residential Bill Charge:                                                                0.1125
Commercial Bill Charge:                                                                 0.1187
Servicing Fee (per quarter):                                                            0.375%
Trustee and Admin Fees:                                                              27,000.00

Collections Account Curves

              Residential Commercial
30 days        45.80%         45.80%
60 days        20.20%         20.20%
90 days        26.50%         26.50%
120 days        7.20%          7.20%
150 days        0.00%          0.00%
180 days        0.00%          0.00%

                                                               PRELIMINARY DRAFT

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          BASE CASP. BOND CASHFLOWS
------------------------------------------------------------------------------------------------------------------------------------
                                      RESIDENTIAL                          SMALL COMMERCIAL
                            MONTHLY             BOND TARIFF            MONTHLY             TARIFF          TOTAL          COLLECTION
                           CONSUMPTION             CENTS            CONSUMPTION            CENTS          MONTHLY          ACCOUNT
   DATES     PERIODS     PROJECTIONS (GH)         PER KH          PROJECTIONS (GH)         PER KH         REVENUES         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    11/1/97         0             -                       -                 -                 -            -                 -
    12/1/97         1       477,867,600.00             1.4238         159,683,601.00       1.5022     4,214,749.45      4,214,749.45
     1/1/98         2       546,134,400.00             1.4238         154,844,704.00       1.5022     6,485,520.13     10,700,269.58
     2/1/98         3       579,255,000.00             1.4238         157,286,040.00       1.5022     9,338,607.62     20,038,877.19
     3/1/98         4       515,775,000.00             1.4238         152,659,980.00       1.5022     9,896,386.21     29,935,263.40
     4/1/98         5       491,970,000.00             1.4238         152,659,980.00       1.5022     9,743,980.45      9,743,980.45
     5/1/98         6       457,275,000.00             1.4238         151,169,280.00       1.5022     9,217,689.45     18,961,669.90
     6/1/98         7       443,625,000.00             1.4238         155,893,320.00       1.5022     8,896,983.08     27,858,652.98
     7/1/98         8       464,100,000.00             1.4238         165,341,400.00       1.5022     8,909,339.25      8,909,339.25
     8/1/98         9       526,720,000.00             1.4238         177,260,850.00       1.5022     9,417,364.62     18,326,703.87
     9/1/98        10       534,950,000.00             1.4238         179,987,940.00       1.5022     9,812,038.93     28,138,742.80
    10/1/98        11       584,330,000.00             1.4238         188,169,210.00       1.5022    10,537,192.95     10,537,192.95
    11/1/98        12       503,100,000.00             1.4238         172,817,750.00       1.5022    10,187,719.87     20,724,912.82
    12/1/98        13       487,620,000.00             1.4238         162,942,450.00       1.5022     9,968,896.26     30,693,809.08
     1/1/99        14       557,280,000.00             1.3269         158,004,800.00       1.4000     9,685,334.30      9,685,334.30
     2/1/99        15       590,599,930.00             1.3269         161,875,360.00       1.4000     9,758,735.50     19,444,069.79
     3/1/99        16       525,876,650.00             1.3269         157,114,320.00       1.4000     9,465,887.47     28,909,957.26
     4/1/99        17       501,605,420.00             1.3269         157,114,320.00       1.4000     9,278,536.46      9,278,536.46
     5/1/99        18       466,655,000.00             1.3269         155,662,080.00       1.4000     8,782,257.96     18,060,794.42
     6/1/99        19       452,725,000.00             1.3269         160,526,520.00       1.4000     8,479,032.21     26,539,826.63
     7/1/99        20       473,620,000.00             1.3269         170,255,400.00       1.4000     8,493,346.29      8,493,346.29
     8/1/99        21       539,520,000.00             1.3269         182,586,950.00       1.4000     8,990,631.74     17,483,978,03
     9/1/99        22       547,950,000.00             1.3269         185,395,980.00       1.4000     9,372,542.52     26,856,520.55
    10/1/99        23       598,530,000.00             1.3269         193,823,070.00       1.4000    10,071,739.78     10,071,739.78
    11/1/99        24       514,475,000.00             1.3269         178,028,900.00       1.4000     9,734,506.20     19,806,245.98
    12/1/99        25       498,645,000.00             1.3269         167,855,820.00       1.4000     9,523,116.36     29,329,362.34
     1/1/00        26       569,880,000.00             1.2361         162,769,280.00       1.3042     9,246,574.76      9,246,574.76
     2/1/00        27       603,710,000.00             1.2361         166,737,020.00       1.3042     9,312,749.27     18,559,324.02
     3/1/00        28       537,550,000.00             1.2361         161,832,990.00       1.3042     9,031,671.36     27,590,995.38
     4/1/00        29       512,740,000.00             1.2361         161,832,990.00       1.3042     8,852,085.03      8,852,085.03
     5/1/00        30       477,710,000.00             1.2361         160,296,320.00       1.3042     8,382,798.67     17,234,883.70
     6/1/00        31       463,450,000.00             1.2361         165,305,580.00       1.3042     8,095,712.69     25,330,596.39
     7/1/00        32       484,840,000.00             1.2361         175,324,100.00       1.3042     8,112,105.73      8,112,105.73
     8/1/00        33       553,600,000.00             1.2361         187,924,425.00       1.3042     8,594,440.47     16,706,546.20
     9/1/00        34       562,250,000.00             1.2361         190,815,570.00       1.3042     8,962,277.21     25,668,823.41
    10/1/00        35       614,150,000.00             1.2361         199,489,005.00       1.3042     9,634,366.74      9,634,366.74
    11/1/00        36       527,150,000.00             1.2361         183,107,050.00       1.3042     9,307,764.64     18,942,131.38
    12/1/00        37       510,930,000.00             1.2361         172,643,790.00       1.3042     9,103,439.61     28,045,570.98
     1/1/01        38       583,920,000.00             1.1487         167,412,160.00       1.2120     8,825,464.58      8,825,464.58
     2/1/01        39       617,945,000.00             1.1487         171,334,840.00       1.2120     8,878,253.12     17,703,717.70
     3/1/01        40       550,225,000.00             1.1487         166,295,580.00       1.2120     8,603,064.63     26,306,782.33
     4/1/01        41       524,830,000.00             1.1487         166,295,580.00       1.2120     8,428,326.23      8,428,326.23
     5/1/01        42       488,765,000.00             1.1487         164,654,720.00       1.2120     7,979,797.26     16,408,123.49
     6/1/01        43       474,175,000.00             1.1487         169,800,180.00       1.2120     7,706,195.26     24,114,318.75
     7/1/01        44       496,060,000.00             1.1487         180,091,100.00       1.2120     7,721,143.56      7,721,143.56
     8/1/01        45       568,000,000.00             1.1487         193,000,925.00       1.2120     8,188,105.25     15,909,248.81
     9/1/01        46       576,875,000.00             1.1487         195,970,170.00       1.2120     8,541,900.93     24,451,149.74
    10/1/01        47       630,125,000.00             1.1487         204,877,905.00       1.2120     9,186,881.29      9,186,881.29
    11/1/01        48       539,500,000.00             1.1487         188,052,550.00       1.2120     8,869,394.05     18,056,275.35
    12/1/01        49       522,900,000.00             1.1487         177,306,690.00       1.2120     8,671,575.38     26,727,850.73
     1/1/02        50       597,600,000.00             1.0633         171,933,760.00       1.1219     8,387,366.60      8,387,366.60
     2/1/02        51       634,005,000.00             1.0633         176,001,489.51       1.1219     8,436,779.17     16,824,145.77
     3/1/02        52       564,525,000.00             1.0633         170,824,975.11       1.1219     8,170,080.02     24,994,225.78
     4/1/02        53       538,470,000.00             1.0633         170,824,975.11       1.1219     8,006,124.91      8,006,124.91
     5/1/02        54       501,495,000.00             1.0633         169,139,422.98       1.1219     7,581,409.85     15,587,534.75
     6/1/02        55       486,525,000.00             1.0633         174,425,029.95       1.1219     7,321,629.19     22,909,163.95
     7/1/02        56       508,980,000.00             1.0633         184,996,243.88       1.1219     7,335,982.21      7,335,982.21
     8/1/02        57       582,720,000.00             1.0633         198,257,693.97       1.1219     7,779,299.00     15,115,281.21
     9/1/02        58       591,825,000.00             1.0633         201,307,812.34       1.1219     8,115,271.92     23,230,553.13
    10/1/02        59       646,455,000.00             1.0633         210,458,167.45       1.1219     8,727,761.87      8,727,761.87
    11/1/02        60       553,475,000.00             1.0633         193,174,540.01       1.1219     8,426,101.54     17,153,863.41
    12/1/02        61       536,445,000.00             1.0633         182,135,994.87       1.1219     8,238,135.09     25,391,998.50
     1/1/03        62       613,080,000.00             0.9819         176,616,722.30       1.0360     7,959,087.84      7,959,087.84
     2/1/03        63       650,430,000.00             0.9819         179,695,920.36       1.0360     7,996,320.02     15,955,407,86


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       OVERCOLLATERALIZATIONS     EQUITY                                                                 AGGREGATE
                          ENDING ACCOUNT      ENDING ACCOUNT          SERVICING                                        END OF PERIOD
   DATES     PERIODS         BALANCE             BALANCE          AND TRUSTEE FEES       INTEREST        PRINCIPAL        BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    11/1/97         0            -                     -                  -                -               -         666,000,000.00
    12/1/97         1            -                3,230,000.00            -                -               -         666,000,000.00
     1/1/98         2            -                3,230,000.00            -                -               -         666,000,000.00
     2/1/98         3            -                3,230,000.00            -                -               -         666,000,000.00
     3/1/98         4         83,250.00           3,230,000.00      2,524,500.00     10,352,970.00   16,974,543.40   649,025,456.60
     4/1/98         5         83,250.00           3,230,000.00            -                -               -         649,025,456.60
     5/1/98         6         83,250.00           3,230,000.00            -                -               -         649,025,456.60
     6/1/98         7        166,500.00           3,230,000.00      2,460,845.46     10,099,200.58   15,215,356.94   633,810,099.66
     7/1/98         8        166,500.00           3,230,000.00            -               -                -         633,810,099.66
     8/1/98         9        166,500.00           3,230,000.00            -               -                -         633,810,099.66
     9/1/98        10        249,750.00           3,230,000.00      2,403,787.87      9,871,730.99   15,779,973.93   618,030,125.73
    10/1/98        11        249,750.00           3,230,000.00            -               -                -         618,030,125.73
    11/1/98        12        249,750.00           3,230,000.00            -               -                -         618,030,125.73
    12/1/98        13        333,000.00           3,230,000.00      2,344,612.97      9,635,820.38   18,630,125.73   599,400,000.00
     1/1/99        14        333,000.00           3,230,000.00            -               -                -         599,400,000.00
     2/1/99        15        333,000.00           3,230,000.00            -               -                -         599,400,000.00
     3/1/99        16        416,250.00           3,230,000.00      2,274,750.00      9,357,300.00   17,194,657.26   582,205,342.74
     4/1/99        17        416,250.00           3,230,000.00            -               -                -         582,205,342.74
     5/1/99        18        416,250.00           3,230,000.00            -               -                -         582,205,342.74
     6/1/99        19        499,500.00           3,230,000.00      2,210,270.04      9,100,239.87   15,146,066.72   567,059,276.02
     7/1/99        20        499,500.00           3,230,000.00            -               -                -         567,059,276.02
     8/1/99        21        499,250.00           3,230,000.00            -               -                -         567,059,276.02
     9/1/99        22        582,750.00           3,230,000.00      2,153,472.29      8,873,806.18   15,745,992.09   551,313,283.93
    10/1/99        23        582,750.00           3,230,000.00            -               -                -         551,313,283.93
    11/1/99        24        582,750.00           3,230,000.00            -               -                -         551,313,283.93
    12/1/99        25        666,000.00           3,230,000.00      2,094,424.81      8,638,403.59   18,513,283.93   532,800,00.00
     1/1/00        26        666,000.00           3,230,000.00            -               -                -         532,800,00.00
     2/1/00        27        666,000.00           3,230,000.00            -               -                -         532,800,00.00
     3/1/00        28        749,250.00           3,230,000.00      2,025,000.00      8,361,630.00   17,121,115.38   515,678,884.62
     4/1/00        29        749,250.00           3,230,000.00            -               -                -         515,678,884.62
     5/1/00        30        749,250.00           3,230,000.00            -               -                -         515,678,884.62
     6/1/00        31        832,500.00           3,230,000.00      1,960,795.82      8,102,245.10   15,184,305.47   500,494,579.15
     7/1/00        32        832,500.00           3,230,000.00            -               -                -         500,494,579.15
     8/1/00        33        832,500.00           3,230,000.00            -               -                -         500,494,579.15
     9/1/00        34        915,750.00           3,230,000.00      1,903,854.67      7,872,202.87   15,809,515.86   484,685,063.28
    10/1/00        35        915,750.00           3,230,000.00            -               -                -         484,685,063.28
    11/1/00        36        915,750.00           3,230,000.00            -               -                -         484,685,063.28
    12/1/00        37        999,000.00           3,230,000.00      1,844,568.99      7,632,688.71   18,485,063.28   466,200,000.00
     1/1/01        38        999,000.00           3,230,000.00            -               -                -         466,200,000.00
     2/1/01        39        999,000.00           3,230,000.00            -               -                -         466,200,000.00
     3/1/01        40      1,082,250.00           3,230,000.00      1,775,250.00      7,352,640.00   17,095,642.33   449,104,357.67
     4/1/01        41      1,082,250.00           3,230,000.00            -               -                -         449,104,357.67
     5/1/01        42      1,082,250.00           3,230,000.00            -               -                -         449,104,357.67
     6/1/01        43      1,165,500.00           3,230,000.00      1,711,141.34      7,093,641.02   15,226,286.39   433,878,071.27
     7/1/01        44      1,165,500.00           3,230,000.00            -               -                -         433,878,071.27
     8/1/01        45      1,165,500.00           3,230,000.00            -               -                -         433,878,071.27
     9/1/01        46      1,248,750.00           3,230,000.00      1,654,042.77      6,862,962.78   15,850,894.19   418,027,177.09
    10/1/01        47      1,248,750.00           3,230,000.00            -               -                -         418,027,177.09
    11/1/01        48      1,248,750.00           3,230,000.00            -               -                -         418,027,177.09
    12/1/01        49      1,332,000.00           3,230,000.00      1,594,601.91      6,622,821.73   18,427,177.09   399,600,000.00
     1/1/02        50      1,332,000.00           3,230,000.00            -               -                -         399,600,000.00
     2/1/02        51      1,332,000.00           3,230,000.00            -               -                -         399,600,000.00
     3/1/02        52      1,415,250.00           3,230,000.00       1,525,500.00     6,343,650.00   17,041,825.78   382,558,174.22
     4/1/02        53      1,415,250.00           3,230,000.00            -               -                -         382,558,174.22
     5/1/02        54      1,415,250.00           3,230,000.00            -               -                -         382,558,174.22
     6/1/02        55      1,498,500.00           3,230,000.00       1,461,593.15     6,078,649.61   15,285,671.18   367,272,503.03
     7/1/02        56      1,498,500.00           3,230,000.00            -               -                -         367,272,503.03
     8/1/02        57      1,498,500.00           3,230,000.00            -               -                -         367,272,503.03
     9/1/02        58      1,581,750.00           3,230,000.00       1,404,271.89     5,840,957.42   15,902,073.82   351,370,429.21
    10/1/02        59      1,581,750.00           3,230,000.00            -               -                -         351,370,429.21
    11/1/02        60      1,581,750.00           3,230,000.00            -               -                -         351,370,429.21
    12/1/02        61      1,665,000.00           3,230,000.00       1,344,639.11     5,593,680.17   18,370,429.21   333,000,000.00
     1/1/03        62      1,665,000.00           3,230,000.00            -               -                -         333,000,000.00
     2/1/03        63      1,665,000.00           3,230,000.00            -               -                -         333,000,000.00

                           MONTHLY             BOND TARIFF    MONTHLY
                          COMPENSATION           CENTS       COMPENSATION
     DATES    PERIODS     PROJECTIONS (GwH)    PER KwH       PROJECTIONS (GwH)
-------------------------------------------------------------------------------
       3/1/03       64    579,150,000.00           0.9819    174,410,746.23
       4/1/03       65    552,420,000.00           0.9819    174,410,746.23
       5/1/03       66    514,560,000.00           0.9819    172,689,812.84
       6/1/03       67    499,200,000.00           0.9819    178,086,369.49
       7/1/03       68    522,240,000.00           0.9819    188,879,482.79
       8/1/03       69    598,080,000.00           0.9819    202,419,302.75
       9/1/03       70    607,425,000.00           0.9819    205,533,445.86
      10/1/03       71    663,495,000.00           0.9819    214,875,875.22
      11/1/03       72    567,775,000.00           0.9819    197,229,448.77
      12/1/03       73    550,305,000.00           0.9819    185,959,194.56
       1/1/04       74    628,920,000.00           0.9070    180,324,067.45
       2/1/04       75    663,205,000.00           0.9070    183,689,495.42
       3/1/04       76    590,525,000.00           0.9070    178,286,863.20
       4/1/04       77    563,270,000.00           0.9070    178,286,863.20
       5/1/04       78    524,945,000.00           0.9070    176,527,683.66
       6/1/04       79    509,275,000.00           0.9070    182,044,173.77
       7/1/04       80    532,780,000.00           0.9070    193,077,154.00
       8/1/04       81    609,920,000.00           0.9070    206,917,883.89
       9/1/04       82    619,450,000.00           0.9070    210,101,235.95
      10/1/04       83    676,630,000.00           0.9070    219,651,292.13
      11/1/04       84    579,150,000.00           0.9070    201,612,690.23
      12/1/04       85    561,330,000.00           0.9070    190,091,965.07
       1/1/05       86    641,520,000.00           0.8325    184,331,602.49
       2/1/05       87    676,345,000.00           0.8325    189,552,721.72
       3/1/05       88    602,225,000.00           0.8325    183,977,641.67
       4/1/05       89    574,430,000.00           0.8325    183,977,641.67
       5/1/05       90    535,330,000.00           0.8325    182,162,310.48
       6/1/05       91    519,350,000.00           0.8325    187,854,882.68
       7/1/05       92    543,320,000.00           0.8325    199,240,027.09
       8/1/05       93    621,760,000.00           0.8325    213,522,542.34
       9/1/05       94    631,475,000.00           0.8325    216,807,504.53
      10/1/05       95    689,765,000.00           0.8325    226,662,391.10
      11/1/05       96    590,525,000.00           0.8325    208,048,011.01
      12/1/05       97    572,355,000.00           0.8325    196,159,553.24
       1/1/06       98    654,120,000.00           0.7603    190,215,324.35
       2/1/06       99    690,215,000.00           0.7603    195,535,605.70
       3/1/06      100    614,575,000.00           0.7603    189,784,558.48
       4/1/06      101    586,210,000.00           0.7603    189,784,558.48
       5/1/06      102    546,050,000.00           0.7603    187,911,929.69
       6/1/06      103    529,750,000.00           0.7603    193,784,177.49
       7/1/06      104    554,200,000.00           0.7603    205,528,673.09
       8/1/06      105    634,560,000.00           0.7603    220,261,989.74
       9/1/06      106    644,475,000.00           0.7603    223,650,635.74
      10/1/06      107    703,965,000.00           0.7603    233,816,573.73
      11/1/06      108    602,550,000.00           0.7603    214,614,664.88
      12/1/06      109    584,010,000.00           0.7603    202,350,969.74
       1/1/07      110    667,440,000.00           0.6902    196,219,122.17
       2/1/07      111    705,545,000.00           0.6902    201,503,532.47
       3/1/07      112    628,225,000.00           0.6902    195,576,957.99
       4/1/07      113    599,230,000.00           0.6902    195,576,957.99
       5/1/07      114    558,110,000.00           0.6902    193,647,174.84
       6/1/07      115    541,450,000.00           0.6902    199,698,649.06
       7/1/07      116    566,440,000.00           0.6902    211,801,597.49
       8/1/07      117    648,640,000.00           0.6902    226,984,588.53
       9/1/07      118    658,775,000.00           0.6902    230,476,659.12
      10/1/07      119    719,585,000.00           0.6902    240,952,870.90
      11/1/07      120    615,875,000.00           0.6902    221,164,902.10
      12/1/07      121    596,925 000.00           0.6902    208,528,907.70

 TARIFF         TOTAL              COLLECTION      OVERCOLLATERALIZATION
 CENTS         MONTHLY              ACCOUNT           ENDING ACCOUNT
PER KwH        REVENUES             BALANCE               BALANCE
----------------------------------------------------------------------
     1.0360    7,736.289.51        23,691,697.37       1,748,250.00
     1.0360    7,576,674.58         7,576,624.58       1,748,250.00
     1.0360    7,173,894.70        14,750,519.28       1,748,250.00
     1.0360    6,927,840.31        21,678,359.58       1,831,500.00
     1.0360    6,941,359.43         6,941,359.43       1,831,500.00
     1.0360    7,361,755.89        14,303,115.32       1,831,500.00
     1.0360    7,680,070.58        21,983,185.90       1,914,750.00
     1.0360    8,260,463.17         8,260,463.17       1,914,750.00
     1.0360    7,973,609.97        16,234,073.14       1,914,750.00
     1.0360    7,795,256.94        24,029,330.09       1,998,000.00
     0.9570    7,531,812.87         7,531,812.87       1,998,000.00
     0.9570    7,551,905.02        15,083,717.89       1,998,000.00
     0.9570    7,301,317.36        22,385,035.25       2,081,250.00
     0.9570    7,142,621.63         7,142,621.63       2,081,250.00
     0.9570    6,762,093.44        13,904,715.07       2,081,250.00
     0.9570    6,530,869.01        20,435,584.09       2,164,500.00
     0.9570    6,544,445.93         6,544,445.93       2,164,500.00
     0.9570    6,940,028.19        13,484,474.11       2,164,500.00
     0.9570    7,239,695.58        20,724,169.69       2,247,750.00
     0.9570    7,786,152.18         7,786,152.18       2,247,750.00
     0.9570    7,516,268.56        15,302,420.74       2,247,750.00
     0,9570    7,348,353.19        22,650,773.92       2,331,000.00
     0.8784    7,079,922.58         7,079,922.58       2,331,000.00
     0.8784    7,095,545.43        14,175,468.01       2,331,000.00
     0.8784    6,851,845.28        21,027,313.29       2,414,250.00
     0.8784    6,703,868.81         6,703,868.81       2,414,250.00
     0.8784    6,348,427.24        13,052,296.05       2,414,250.00
     0.8784    6,132,155.52        19,184,451.37       2,497,500.00
     0.8784    6,145,433.94         6,145,433.94       2,497,500.00
     0.8784    6,515,889.87        12,661,323.81       2,497,500.00
     0.8784    6,796,797.93        19,458,121.73       2,580,750.00
     0.8784    7,308,716.40         7,308,716.40       2,580,750.00
     0.8784    7,056,084.79        14,364,801.19       2,580,750.00
     0.8784    6,896,500,27        21,263,301.45       2,664,000.00
     0.8022    6,631,097.16         6,631,097.16       2,664,000.00
     0.8022    6,639,679.67        13,270,776.82       2,664,000.00
     0.8022    6,403,883.24        19,674,660.07       2,747,250.00
     0.8022    6,264,490.88         6,264,490.88       2,747,250.00
     0.8022    5,932,396.73        12,196,887.60       2,747,250.00
     0.8022    5,730,613.66        17,927,301.27       2,830,500.00
     0.8022    5,742,963.05         3,742,963.05       2,830,500.00
     0.8022    6,090,094.33        11,833,057.58       2,830,500.00
     0.8022    6,353,070.65        18,186,128.24       2,913,750.00
     0.8022    6,831,711.37         6,831,711.37       2,913,750.00
     0.8022    6,595,526.48        13,427,237.85       2,913,750.00
     0.8022    6,447,889.73        19,875,127,58       2,997,000.00
     0.7283    6,180,010.61         6,180.010.61       2,997,000.00
     0.7283    6,182,407.28        12,362,417.89       2,997,000.00
     0.7283    5,954,472.55        18,316,890.43       3,080,250.00
     0.7283    5,824,174.04         5,824,174.04       3,080,250.00
     0.7283    5,516,168.29        11,340,342.33       3,080,250.00
     0.7283    5,328,950.39        16,669,292.72       3,163,500.00
     0.7283    5,340,646.07         5,340,646.07       3,163,500.00
     0.7283    5,663,544.24        11,004,190.30       3,163,500.00
     0.7283    5,908,132.20        16,912,322.51       3,246,750.00
     0.7283    6,352,991.80         6,352,991.80       3,246,750.00
     0.7283    6,133,425.74        12,486,417.53       3,246,750.00
     0.7283    5,995,973.42        18,482,390.96       3,330,000.00

   EQUITY                                                           AGGREGATE
ENDING ACCOUNT      SERVICING                                     END OF PERIOD
  BALANCE        AND TRUSTEE FEES    INTEREST       PRINCIPAL        BALANCE
--------------------------------------------------------------------------------
3,230,000.00      1,275,750.00     5,308,020.00   17,024,677.37  315,975,322.63
3,230,000.00               -                -               -    315,975,322.63
3,230,000.00               -                -               -    315,975,322.63
3,230,000.00      1,211,907,46     5,043,286.27   15,339,915.86  300,635,406.77
3,230,000.00               -                -               -    300,635,406.77
3,230,000.00               -                -               -    300,635,406.77
3,230,000.00      1,154,382.78     4,804,750.58   15,940,802.54  284,694,604.22
3,230,000.00               -                -               -    284,694,604.22
3,230,000.00               -                -               -    284,694,604.22
3,230,000.00      1,094,604.77     4,556,871.10   18,294,604.22  266,400,000.00
3,230,000.00               -                -               -    266,400,000.00
3,230,000.00               -                -               -    266,400,000.00
3,230,000.00      1,026,000.00     4,272,390.00   17,003,395.25  249,396,604.75
3,230,000.00               -                -               -    249,396,604.75
3,230,000.00               -                -               -    249,396,604.75
3,230,000.00        962,237.27     4,000,335.68   15,389,761.14  234,006,843.61
3,230,000.00               -                -               -    234,006,843.61
3,230,000.00               -                -               -    234,006,843.61
3,230,000.00        904,525.66     3,754,099.50   15,982,294.53  218,024,549.08
3,230,000.00               -                -               -    218,024,549.08
3,230,000.00               -                -               -    218,024,549.08
3,230,000.00        844,592.06     3,498,382.79   18,224,549.08  199,800,000.00
3,230,000.00               -                -               -    199,800,000.00
3,230,000.00               -                -               -    199,800,000.00
3,230,000.00        776,250.00     3,206,790.00   16,961,023.29  182,838,976.71
3,230,000.00               -                -               -    182,838,976.71
3,230,000.00               -                -               -    182,838,976.71
3,230,000.00        712,646.16     2,935,413.63   15,453,141.78  167,385,834.93
3,230,000.00               -                -               -    167,385,834.93
3,230,000.00               -                -               -    167,385,834.93
3,230,000.00        654,696.88     2,688,163.36   16,032,011.49  151,353,823.44
3,230,000.00               -                -               -    151,353,823.44
3,230,000.00               -                -               -    151,353,823.44
3,230,000.00        594,576.84     2,431,651.18   18,153,823.44  133,200,000.00
3,230,000.00               -                -               -    133,200,000.00
3,230,000.00               -                -               -    133,200,000.00
3,230,000.00        526,500.00     2,141,190.00   16,923,720.07  116,276,279.93
3,230,000.00               -                -               -    116,276,279.93
3,230,000.00               -                -               -    116,276,279.93
3,230,000.00        463,036.05     1,869,141.20   15,512,074.02  100,764,205.92
3,230,000.00               -                -               -    100,764,205.92
3,230,000.00               -                -               -    100,764,206.92
3,230,000.00        404,865.77     1,619,784.61   16,078,227.85   84,685,978.06
3,230,000.00               -                -               -     84,685,978.06
3,230,000.00               -                -               -     84,685,978.06
3,230,000.00        344,572.42     1,361,327.10   18,085,978.06   66,600,000.00
3,230,000.00               -                -               -     66,600,000.00
3,230,000.00               -                -               -     66,600,000.00
3,230,000.00        276,750.00     1,070,595.00   16,886,295.43   49,713,704.57
3,230,000.00               -                -               -     49,713,704.57
3,230,000.00               -                -               -     49,713,704.57
3,230,000.00        213,426.39       799,147.80   15,573,468.53   34,140,236.04
3,230,000.00               -                -               -     34,140,236.04
3,230,000.00               -                -               -     34,140,236.04
3,230,000.00        155,025.89       548,804.29   16,125,242.33   18,014,993.70
3,230,000.00               -                -               -     18,014,993.70
3,230,000.00               -                -               -     18,014,993.70
3,230,000.00         94,556.23       289,591.02   18,014,993.70             -

                                                               PRELIMINARY DRAFT
--------------------------------------------------------------------------------
10/24/1997

SG&E DEBT AMORTIZATION SCHEDULES
--------------------------------------------------------------------------------
Dollars in Thousands

-----------    --------------------------------------    ---------------------------------------
                             Class A-1                                 Class A-2
-----------    --------------------------------------    ---------------------------------------
Quarterly        Ending                                    Ending
 Payment        Principal     Interest     Principal       Period       Interest     Principal
  Dates          Balance      Payment       Payment        Balance      Payment       Payment
-----------    --------------------------------------    ---------------------------------------
 11/25/97       133,200,000           0             0     133,200,000              -           0
  3/25/98       116,225,457   1,991,340    16,974,543     133,200,000   2,017,980.00           0
  6/25/98       101,010,100   1,737,571    15,215,357     133,200,000   2,017,980.00           0
  9/25/98        85,230,126   1,510,101    15,779,974     133,200,000   2,017,980.00           0
 12/25/98        66,600,000   1,274,190    18,630,126     133,200,000   2,017,980.00           0
  3/25/99        49,405,343     995,670    17,194,657     133,200,000   2,017,980.00           0
  6/25/99        34,259,276     738,610    15,146,067     133,200,000   2,017,980.00           0
  9/25/99        18,513,284     512,176    15,745,992     133,200,000   2,017,980.00           0
 12/25/99                 0     276,774    18,513,284     133,200,000   2,017,980.00           0
  3/25/00                                                 116,078,885   2,017,980.00  17,121,115
  6/25/00                                                 100,894,579   1,758,595.10  15,184,305
  9/25/00                                                  85,085,063   1,528,552.87  15,809,516
 12/25/01                                                  66,600,000   1,289,038.71  18,485,063
  3/25/01                                                  49,504,358   1,008,990.00  17,095,642
  6/25/01                                                  34,278,071     749,991.02  15,226,286
  9/25/01                                                  18,427,177     519,312.78  15,850,894
 12/25/01                                                           0     279,171.73  18,427,177
  3/25/02                                                                          0
  6/25/02
  9/25/02
 12/25/02
  3/25/03
  6/25/03
  9/25/03
 12/25/03
  3/25/04
  6/25/04
  9/25/04
 12/25/04
  3/25/05
  6/25/05
  9/25/05
 12/25/05
  3/25/06
  6/25/06
  9/25/06
 12/25/06
  3/25/07
  6/25/07
  9/25/07
 12/25/07

-----------      ---------------------------------------
                               Class A-3
-----------      ---------------------------------------
Quarterly          Ending
 Payment          Principal     Interest     Principal
  Dates            Balance      Payment       Payment
-----------      ---------------------------------------
 11/25/97         133,200,000            0             0
  3/25/98         133,200,000    2,071,260             0
  6/25/98         133,200,000    2,071,260             0
  9/25/98         133,200,000    2,071,260             0
 12/25/98         133,200,000    2,071,260             0
  3/25/99         133,200,000    2,071,260             0
  6/25/99         133,200,000    2,071,260             0
  9/25/99         133,200,000    2,071,260             0
 12/25/99         133,200,000    2,071,260             0
  3/25/00         133,200,000    2,071,260             0
  6/25/00         133,200,000    2,071,260             0
  9/25/00         133,200,000    2,071,260             0
 12/25/01         133,200,000    2,071,260             0
  3/25/01         133,200,000    2,071,260             0
  6/25/01         133,200,000    2,071,260             0
  9/25/01         133,200,000    2,071,260             0
 12/25/01         133,200,000    2,071,260             0
  3/25/02         116,158,174    2,071,260    17,041,826
  6/25/02         100,872,503    1,806,260    15,285,671
  9/25/02          84,970,429    1,568,567    15,902,074
 12/25/02          66,600,000    1,321,290    18,370,429
  3/25/03          49,575,323    1,035,630    17,024,677
  6/25/03          34,235,407      770,896    15,339,916
  9/25/03          18,294,604      532,361    15,940,803
 12/25/03                   0      284,481    18,294,604
  3/25/04                                0             0
  6/25/04
  9/25/04
 12/25/04
  3/25/05
  6/25/05
  9/25/05
 12/25/05
  3/25/06
  6/25/06
  9/25/06
 12/25/06
  3/25/07
  6/25/07
  9/25/07
 12/25/07

(*) Preliminary, subject to change based upon determination of definitive pricing terms

                                                                                                         MORGAN STANLEY DEAN WITTER
------------------------------------------------------------------------------------------------------------------------------------
SG&E                                                                                                              PRELIMINARY DRAFT
------------------------------------------------------------------------------------------------------------------------------------
Dollars in thousands
------------------------------------------------------------------------------------------------------------------------------------
                     Class A-4                                     Class A-5                                    Series 1997-1 Total
------------------------------------------------------------------------------------------------------------------------------------

Quarterly   Ending                                  Ending                                  Ending
Payment     Period      Interest     Principal      Period          Interest  Principal     Period        Interest       Principal
Dates       Balance     Payment      Payment        Balance         Payment   Payment       Balance       Payment        Payment
------------------------------------------------------------------------------------------------------------------------------------

11/25/97   133,200,000          0            0    133,200,000              0           0    666,000,000            0             0
 3/25/98   133,200,000  2,131,200            0    133,200,000      2,141,190           0    649,025,457   10,352,970    16,974,543
 6/25/98   133,200,000  2,131,200            0    133,200,000      2,141,190           0    633,810,100   10,099,201    15,215,357
 9/25/98   133,200,000  2,131,200            0    133,200,000      2,141,190           0    618,030,126    9,871,731    15,779,974
12/25/98   133,200,000  2,131,200            0    133,200,000      2,141,190           0    599,400,000    9,635,820    18,630,126
 3/25/99   133,200,000  2,131,200            0    133,200,000      2,141,190           0    582,205,343    9,357,300    17,194,657
 6/25/99   133,200,000  2,131,200            0    133,200,000      2,141,190           0    567,059,276    9,100,240    15,146,067
 9/25/99   133,200,000  2,131,200            0    133,200,000      2,141,190           0    551,313,284    8,873,806    15,745,992
12/25/99   133,200,000  2,131,200            0    133,200,000      2,141,190           0    532,800,000    8,638,404    18,513,284
 3/25/00   133,200,000  2,131,200            0    133,200,000      2,141,190           0    515,678,885    8,361,630    17,121,115
 6/25/00   133,200,000  2,131,200            0    133,200,000      2,141,190           0    500,494,579    8,102,245    15,184,305
 9/25/00   133,200,000  2,131,200            0    133,200,000      2,141,190           0    484,685,063    7,872,203    15,809,516
12/25/00   133,200,000  2,131,200            0    133,200,000      2,141,190           0    466,200,000    7,632,689    18,485,063
 3/25/01   133,200,000  2,131,200            0    133,200,000      2,141,190           0    449,104,358    7,352,640    17,095,642
 6/25/01   133,200,000  2,131,200            0    133,200,000      2,141,190           0    433,878,071    7,093,641    15,226,286
 9/25/01   133,200,000  2,131,200            0    133,200,000      2,141,190           0    418,027,177    6,862,963    15,850,894
12/25/01   133,200,000  2,131,200            0    133,200,000      2,141,190           0    399,600,000    6,622,822    18,427,177
 3/25/02   133,200,000  2,131,200            0    133,200,000      2,141,190           0    382,558,174    6,343,650    17,041,826
 6/25/02   133,200,000  2,131,200            0    133,200,000      2,141,190           0    367,272,503    6,078,650    15,285,671
 9/25/02   133,200,000  2,131,200            0    133,200,000      2,141,190           0    351,370,429    5,840,957    15,902,074
12/25/02   133,200,000  2,131,200            0    133,200,000      2,141,190           0    333,000,000    5,593,680    18,370,429
 3/25/03   133,200,000  2,131,200            0    133,200,000      2,141,190           0    315,975,323    5,308,020    17,024,677
 6/25/03   133,200,000  2,131,200            0    133,200,000      2,141,190           0    300,635,407    5,043,286    15,339,916
 9/25/03   133,200,000  2,131,200            0    133,200,000      2,141,190           0    284,694,604    4,804,751    15,940,803
12/25/03   133,200,000  2,131,200            0    133,200,000      2,141,190           0    266,400,000    4,556,871    18,294,604
 3/25/04   116,196,605  2,131,200   17,003,395    133,200,000      2,141,190           0    249,396,605    4,272,390    17,003,395
 6/25/04   100,806,844  1,859,146   15,389,761    133,200,000      2,141,190           0    234,006,844    4,000,336    15,389,761
 9/25/04    84,824,549  1,612,909   15,982,295    133,200,000      2,141,190           0    218,024,549    3,754,099    15,982,295
12/25/04    66,600,000  1,357,193   18,224,549    133,200,000      2,141,190           0    199,800,000    3,498,383    18,224,549
 3/25/05    49,638,977  1,065,600   16,961,023    133,200,000      2,141,190           0    182,838,977    3,206,790    16,961,023
 6/25/05    34,185,835    794,224   15,453,142    133,200,000      2,141,190           0    167,385,835    2,935,414    15,453,142
 9/25/05    18,153,823    546,973   16,032,011    133,200,000      2,141,190           0    151,353,823    2,688,163    16,032,011
12/25/05             0    290,461   18,153,823    133,200,000      2,141,190           0    133,200,000    2,431,651    18,153,823
 3/25/06                        0            0    116,276,280      2,141,190  16,923,720    116,276,280    2,141,190    16,923,720
 6/25/06                                          100,764,206      1,869,141  15,512,074    100,764,206    1,869,141    15,512,074
 9/25/06                                           84,685,978      1,619,785  16,078,228     84,685,978    1,619,785    16,078,228
12/25/06                                           66,600,000      1,361,327  18,085,978     66,600,000    1,361,327    18,085,978
 3/25/07                                           49,713,705      1,070,595  16,886,295     49,713,705    1,070,595    16,886,295
 6/25/07                                           34,140,236        799,148  15,573,469     34,140,236      799,148    15,573,469
 9/25/07                                           18,014,994        548,804  16,125,242     18,014,994      548,804    16,125,242
12/25/07                                                    0        289,591  18,014,994              0      289,591    18,014,994
                                                                           0           0                           0             0

(*) Prelimna